Exhibit 99.1

FINANCIAL STATEMENTS

Report of Independent Auditors

To Trevor Keys and Jolene Keys

We have audited the accompanying carve-out combined financial statements of Equipment & Plant Services Limited, Equipment & Plant Services Holdings Limited and Equipment & Plant Services No.1 Limited (collectively referred to as Equipment & Plant Services Pillar), which comprise the carve-out combined balance sheet as of December 31, 2020, and the related carve-out combined income statement, and statements of comprehensive income, of changes in net parent investment and of cashflows for the year then ended.

Management's Responsibility for the Carve-out Combined Financial Statements

Management is responsible for the preparation and fair presentation of the carve-out combined financial statements in accordance with accounting principles generally accepted in the United Statesof America; this includes the design, implementation, and maintenance of internal control relevant tothe preparation and fair presentation of carve-out combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the carve-out combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in theUnited States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the carve-out combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Equipment & Plant Services Pillar's preparation and fair presentation of the carve-out combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Equipment & Plant Services Pillar's internal control.

Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonablenessof significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out combined financial statements referred to above present fairly, in all material respects, the financial position of Equipment & Plant Services Pillar as of December 31, 2020,and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Equipment & Plant Services Pillar	1

Report of Independent Auditors (continued)

Restriction of Use

This report, including the opinion, has been prepared for and only for Trevor Keys and Jolene Keys in accordance with our engagement letter dated November 5, 2021 and for no other purpose. We do not, in giving this opinion, accept or assume responsibility for any other purpose or to any other person towhom this report is shown or into whose hands it may come, including without limitation under any contractual obligations of the company, save where expressly agreed by our prior consent in writing.

/s/ PricewaterhouseCoopers LLP

Belfast

United Kingdom

November 9, 2021

Equipment & Plant Services Pillar	2

Carve-out Combined Income Statement

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Revenue:
Inventory sales revenue	$32,790
Total revenue	32,790
Operating expenses:
Cost of inventory sold	28,249
Selling, general and administrative expenses	927
Foreign exchange gain	(161)
Total operating expenses	29,015
Operating income	3,775

Other income, net	176
Income before income taxes	3,951

Income tax expense:
Current income tax	751
Net income	$3,200

See accompanying notes to the carve-out combined financial statements.

Equipment & Plant Services Pillar	3

Carve-out Combined Statement of Comprehensive Income

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Net income	$3,200
Other comprehensive income, net of income tax:
Foreign currency translation adjustment	703
Total comprehensive income	$3,903

See accompanying notes to the carve-out combined financial statements.

Equipment & Plant Services Pillar	4

Carve-out Combined Balance Sheet

(Expressed in thousands of United States dollars)

As at December 31,	2020
Assets

Cash and cash equivalents	$8,679
Trade and other receivables	709
Less: allowance for credit losses	-
Trade and other receivables, net	709
Amounts owed by related parties	9,803
Inventory	3,599
Total current assets	22,790

Total assets	$22,790

Liabilities and Net Parent Investment

Trade and other payables	$441
Short term debt	772
Income taxes payable	170
Total current liabilities	1,383

Commitments and Contingencies (Note 14 and 15 respectively)	-

Net parent investment	20,704
Accumulated other comprehensive income	703
Total net parent investment	21,407
Total liabilities and net parent investment	$22,790

See accompanying notes to the carve-out combined financial statements.

Equipment & Plant Services Pillar	5

Carve-out Combined Statement of Changes in Net Parent Investment

(Expressed in thousands of United States dollars)

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2020	$17,504	$-	$17,504
Net income	3,200	-	3,200
Other comprehensive income	-	703	703

Balance, December 31, 2020	$20,704	$703	$21,407

See accompanying notes to the carve-out combined financial statements.

Equipment & Plant Services Pillar	6

Carve-out Combined Statement of Cash Flows

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Cash provided by/(used in):
Operating activities:
Net income	$3,200
Adjustments for items not affecting cash:
Net changes in operating assets and liabilities	3,835
Net cash provided by operating activities	7,035
Investing activities:
Advances made to related parties	(648)
Net cash used in investing activities	(648)
Financing activities:
Repayment of short term debt	(99)
Net cash used in financing activities	(99)
Effect of changes in foreign currency rates on cash and cash equivalents	427
Increase	6,715
Beginning of year	1,964
Cash and cash equivalents, end of year	$8,679

See accompanying notes to the carve-out combined financial statements.

Equipment & Plant Services Pillar	7

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation

The Equipment & Plant Services Pillar (hereinafter collectively referred to as the “Pillar”, “we”, “our”) operates principally in the sale of plant and machinery and is wholly owned by individuals, Trevor Keys and Jolene Keys. A discussion of the relationship with the owner is included in (Note 16 - “Related Party Transactions”).

The accompanying carve-out combined financial statements present the historical carve-out combined balance sheet as of December 31, 2020, carve-out combined income statement, carve-out combined statement of comprehensive income, carve-out combined statement of changes in net parent investment, and carve-out combined statement of cash flows of the Pillar for the period then ended which reflect the combined activities of the companies detailed below:

—	Equipment & Plant Services No.1 Limited (for the period from 1 January 2020 to 30 June 2020) (NI046558);
—	Equipment & Plant Services Holdings Limited (for the period from 1 July 2020 to 9 September 2020) (NI666356); and
—	Equipment & Plant Services Limited (for the period from 9 September 2020 to 31 December 2020) (NI666354)

In the year the Pillar activities were carried out in the entities included above. Non-Pillar activities (Property related) in Equipment & Plant Services No.1 Limited are excluded.

The pillar’s cost base includes all relevant costs pertaining to its operations, as they were historically managed, and therefore in compiling these carve-out combined financial statements, no additional costs have been allocated to the Pillar.

The pillar has not historically prepared stand-alone financial statements. These carve-out combined financial statements as of December 31, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the companies listed above. The accompanying carve-out combined financial statements were prepared in order to comply with a condition in the Share Purchase Agreement (“SPA”), executed on August 9, 2021, to dispose of the Equipment & Plant Services Pillar to Ritchie Bros. Auctioneers Incorporated. As stipulated by the SPA the accompanying carve-out combined financial statements were prepared for the purpose of providing Ritchie Bros. Auctioneers Incorporated with historical financial information of the Pillar. They reflect the results of operations, financial position, and cash flows of the Pillar as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, these financial statements have been prepared on a combined basis and Parent’s net investment in these operations is shown in lieu of stockholder’s equity. All intracompany and transactions within the Pillar have been eliminated in the carve-out combined financial statements.

These carve-out combined financial statements have been prepared based on the U.S. GAAP applied standards effective for 2020. The Pillar has voluntarily early adopted ASC 842 Leases and ASC 326 Measurement of Credit Losses on Financial Instruments in these carve-out combined financial statements.

Net parent investment represents the owner’s historical investment in the Pillar and includes accumulated net earnings attributable to the owners (Trevor Keys and Jolene Keys), intercompany transactions and direct capital contributions, as adjusted for direct cash investments in the Pillar.

Equipment & Plant Services Pillar	8

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies

(a)	Revenue recognition

Revenues are comprised of:

Inventory sales revenue

The Pillar recognizes revenue when control of the promised goods is transferred to our customers when the sales invoice is raised, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. A performance obligation is a promise in a contract to transfer a distinct good, or a series of distinct goods, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

(b)	Cost of inventory sold

Cost of inventory sold includes the purchase price of assets sold including any related transport and repair costs.

(c)	Fair value measurement

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Pillar measures financial instruments or discloses select non-financial assets at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in note 9.

The Pillar uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements at fair value are categorized within a fair value hierarchy, as disclosed in note 9, based on the lowest level input that is significant to the fair value measurement or disclosure. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Pillar determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization at the end of each reporting period.

For the purposes of fair value disclosures, the Pillar has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the assets or liability and the level of the fair value hierarchy as explained above.

(d)	Foreign currency translation

The presentation currency of the carve-out combined financial statements is the United States dollar. The functional currency of the pillar is pound sterling.

Accordingly, the financial statements of the components of these carve-out combined financial statements that are not denominated in United States dollars have been translated into United States dollars using the exchange rate at the end of each reporting period for asset and liability amounts and the annual average exchange rate for amounts included in the determination of earnings. Any gains or losses from the translation of asset and liability amounts are included in foreign currency translation adjustment in accumulated other comprehensive income. In preparing the financial statements of the individual components, transactions in currencies other than the entity’s functional currency are recognized at the rates of exchange prevailing at the dates of the transaction. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are retranslated at the rates prevailing at that date. Foreign currency differences arising on retranslation of monetary items are recognized in earnings.

Equipment & Plant Services Pillar	9

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(e)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand, deposits with financial institutions, and other short-term, highly liquid investments with original maturity of three months or less when acquired, that are readily convertible to known amounts of cash.

(f)	Trade and other receivables

Trade receivables principally include amounts due from customers. The allowance for credit losses is the Pillar’s best estimate of the amount of probable credit losses in existing accounts receivable. The Pillar determines the allowance based on historical write-off experience, customer economic data and reasonable and supportable forecasts of future economic conditions. The Pillar reviews the allowance for credit losses regularly and past due balances are reviewed for collectability. Account balances are charged against the allowance when the Pillar believes that the receivable will not be recovered.

(g)	Inventories

Inventory consists of equipment and other assets purchased for resale. Inventory is valued at the lower of cost and net realizable value where net realizable value represents the expected sale price upon disposition less make-ready costs and the costs of disposal and transportation. The significant elements of cost include the acquisition price, in-bound transportation costs of the inventory, and make- ready costs to prepare the inventory for sale that are not selling expenses. Write-downs to the carrying value of inventory are recorded in cost of inventory sold on the combined income statement.

(h)	Taxes

Income tax expense represents the sum of current tax expense and deferred tax expense.

Current tax

The current tax expense is based on taxable profit for the period and includes any adjustments to tax payable in respect of previous periods. Taxable profit differs from income before income taxes as reported in the combined income statement because it excludes (i) items of income or expense that are taxable or deductible in other periods and (ii) items that are never taxable or deductible. The Pillar’s liability for current tax is calculated using tax rates that have been enacted by the balance sheet date.

Deferred tax

Income taxes are accounted for using the asset and liability method. Deferred income tax assets and liabilities are based on temporary differences, which are differences between the accounting basis and the tax basis of the assets and liabilities, and non-capital loss, capital loss, and tax credits carryforwards are measured using the enacted tax rates and laws expected to apply when these differences reverse. Deferred tax benefits, including non-capital loss, capital loss, and tax credits carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that enactment occurs. When realization of deferred income tax assets does not meet the more- likely-than-not criterion for recognition, a valuation allowance is provided.

Interest and penalties related to income taxes, including unrecognized tax benefits, are recorded in income tax expense in the income statement.

Liabilities for uncertain tax positions are recorded based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. The Pillar regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Pillar continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable, and deferred taxes in the period in which the facts that give rise to a revision become known.

Equipment & Plant Services Pillar	10

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(i)	Defined contribution plans

The Pillar operates a defined contribution scheme for a specific director and employees. A defined contribution plan is a pension plan under which the Pillar pays fixed contributions to a third party pension provider. Once the contributions have been paid the Pillar has no further payment obligations. The contributions are recognized as an expense when they are due. Amounts not paid are show in accruals in the balance sheet.

(j)	Advertising costs

Advertising costs are expensed as incurred. Advertising expense is included in costs of services and selling, general and administrative (“SG&A”) expenses on the accompanying combined income statements.

(k)	Related party transactions

These carve-out combined financial statements disclose transactions with related parties which are not wholly captured within the Equipment & Plant Services Pillar. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the director, separate disclosure is necessary to understand the effect of the transactions on the carve-out combined financial statements.

Related party transactions are reflected in the carve-out combined financial statements at the amounts payable to and received from the counterparty with no adjustments made to fair value, if applicable.

(l)	New and amended accounting standards

a.	Effective January 1, 2020, the Pillar adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Pillar has adopted the loss rate methodology to estimate historical losses on trade receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Pillar’s adoption of ASC 326 did not result in a material change in the carrying values of the Pillar’s financial assets on the transition date.

b.	In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The update provides “optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued.” The amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Pillar’s use of LIBOR is applicable on short-term drawings on the committed revolving credit facilities in certain jurisdictions. If applicable, the Pillar will use the optional expedients available when reference rate changes occur.

Equipment & Plant Services Pillar	11

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

3.	Significant judgments, estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Future differences arising between actual results and the judgments, estimates and assumptions made by the Pillar at the reporting date, or future changes to estimates and assumptions, could necessitate adjustments to the underlying reported amounts of assets, liabilities, revenues and expenses in future reporting periods.

Judgments, estimates and underlying assumptions are evaluated on an ongoing basis by management and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances and such changes are reflected in the assumptions when they occur. Significant items subject to estimates include the determination of deferred income taxes, and other contingencies.

4.	Revenues

The Pillar’s revenue is as follows:

Year ended December 31,	2020
Inventory sales revenue	$32,790
$32,790

The Pillar’s geographic information as determined by its combined revenues are set out below:

	United
	Kingdom	United States	Europe	Other	Combined
Total revenue for the year ended:
December 31, 2020	$29,280	$2,193	$1,202	$115	$32,790

5.	Operating expenses

SG&A expenses

Year ended December 31,	2020
Employee compensation expenses	$620
Buildings, facilities and technology expenses	54
Travel, advertising and promotion expenses	65
Professional fees	131
Other SG&A expenses	57
$927

Included within employee compensation expenses are defined contribution plan payments of $9k

Total advertising costs incurred for the year ended December 31, 2020 was Nil.

Equipment & Plant Services Pillar	12

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

6.	Other income, net

Year ended December 31,	2020
Interest income	$176
$176

7.	Income taxes

The expense for the period can be reconciled to income before income taxes as follows:

Year ended December 31,	2020
Earnings before income tax	$3,951
Expected tax charge based on the standard rate of corporation tax in the UK	19%
Expected income tax expense	751

Non-deductible expenses	-
Unrecognized tax benefits	-
$751

The income tax expense consists of:

Year ended December 31,	2020
UK:
Current tax expense	$751
Deferred tax expense	-
$751

Income taxes payable as at December 31, 2020 were $170k.

As at December 31, 2020, the Pillar had no capital or non-capital losses available for carryforward.

No deferred tax assets or liabilities have been recognized by the Pillar as there are no significant temporary differences.

Uncertain tax positions

At December 31, 2020 the Pillar had Nil gross unrecognized tax benefits. There was no movement in this position during the period. There were no interest or penalties incurred by the Pillar relating to unrecognized tax benefits and no amount relating to the same has been accrued by the Pillar as at December 31, 2020.

Equipment & Plant Services Pillar	13

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

8.	Supplemental cash flow information

Year ended December 31,	2020
Trade and other receivables	$334
Inventory	4,049
Income taxes receivable	(403)
Trade and other payables	(145)
Net changes in operating assets and liabilities	$3,835

Year ended December 31,	2020
Interest received	$176
Net income taxes paid	1,154

9.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the carve-out combined financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement or disclosure:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at measurement date;

●	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: Unobservable inputs for the asset or liability.

		December 31, 2020
		Carrying
	Category	amount	Fair value
Fair values disclosed:
Cash and cash equivalents	Level 1	$8,679	$8,679

The carrying value of the Pillar’s cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair values due to their short terms to maturity.

Equipment & Plant Services Pillar	14

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

10.	Trade and other receivables

As at December 31,	2020
Trade receivables	$173
Consumption taxes receivable	534
Other receivables	2
$709

Trade receivables are generally secured by the equipment that they relate to as it is Pillar policy that equipment is not released until payment has been collected. Trade receivables are due for settlement within 3 to 21 days of the date of sale. At the period-end $121k of trade receivables were considered to be past due (see ageing analysis below). Consumption taxes receivable are deemed fully recoverable unless disputed by the relevant tax authority. Other receivables are unsecured and non-interest bearing. The allowance for expected credit losses at December 31, 2020 was Nil. There was no movement in this provision during the period.

Ageing analysis As at December 31, 2020	Current	0-30 days overdue	31-60 days overdue	61-90 days overdue	>90 days overdue
Trade receivables	$52	1	104	16	-

	$52	1	104	16	-

11.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value.

As at December 31,	2020
Machinery for resale	$3,599
$3,599

No inventory write downs were recorded during the year ended December 31, 2020.

12.	Trade and other payables

As at December 31,	2020
Trade payables	$267
Accrued liabilities	160
Social security and sales taxes payable	14
$441

13.	Debt

December 31,
2020
Short-term debt-overdraft facilities	$772

Short-term debt

Short-term debt is comprised of drawings in different currencies on the Pillar’s committed revolving credit facilities and has a weighted average interest rate of 2.85%.

Equipment & Plant Services Pillar	15

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

14.	Commitments

The Pillar has no outstanding commitments as at the year-end December 31, 2020.

15.	Contingencies

Legal and other claims

The Pillar is subject to legal and other claims that arise in the ordinary course of its business. Management does not believe that the results of these claims will have a material effect on the Pillar’s combined balance sheet or combined income statement.

16.	Related party transactions

The Equipment & Plant Services Pillar’s related parties are summarized and defined as follows:

Significant influence

Companies which are deemed to be related parties owing to them being controlled by brothers of Mr Trevor Keys.

The following are deemed to be entities with significant influence:

●	Euro Auctions Pillar: the business controlled by Mr Derek Keys whose principal activity is in conducting auction sales and valuations throughout the United Kingdom, mainland Europe, Australia, Dubai and the United States of America.

●	Equipment Sales Pillar: the business controlled by Mr Lynden Keys whose principal activity is the sale of plant and machinery.

●	Other: Brian Keys and Jonathan Keys are also deemed to be related parties as they are brothers of Mr Trevor Keys.

●	Included in the Pillar are Director emoluments paid to Mr Trevor Keys in the period amounting to $71k.

Equipment & Plant Services Pillar	16

Notes to the Carve-out Combined financial statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

16.	Related party transactions (continued)

Common Control

●	Common control: Other companies owned by Trevor Keys outside of the transaction perimeter which do not form part of the Equipment & Plant Services Pillar; Bayhead Trading Limited, Mattram Property Limited, Dumfries Plant Rentals Limited and the Directors Current Account (“DCA”).

The following transactions were conducted with related entities by virtue of significant influence & common control:

Year ended December 31, Transactions		2020
Significant influence
Period-end December 31, transactions with entities with significant influence	$
Sales commission paid to Euro Auctions Pillar in the period*		1,014
Period-end December 31, Balance due from/(to)	$
Euro Auctions Pillar**		170
Lynden Keys**		1,183
Common control
Period-end December 31, Balances due from/(to)	$
Equipment & Plant Services No.1 Limited**		388
Bayhead Trading Limited**		512
Mattram Property Limited**		6,005
Dumfries Plant Rentals Limited**		1,505
DCA**		40

*These balances are recorded in “cost of inventory sold” in the combined income statement

**These balances are recorded in "Amounts owed by related parties"" in the carve-out combined financial statements.

17.	Subsequent events

On August 9, 2021, Ritchie Bros. Auctioneers Incorporated executed a sale and purchase agreement (SPA) to acquire the Equipment & Plant Services Pillar (as defined in note 1) from Trevor Keys and Jolene Keys (the sole shareholders of the combined entities).

Subsequent events have been evaluated from the year ended December 31, 2020 to November 8, 2021. The financial statements were issued on November 8, 2021.

Equipment & Plant Services Pillar	17

FINANCIAL STATEMENTS

Report of Independent Auditors

To Lynden Keys and Wendy Keys

We have audited the accompanying carve-out combined financial statements of Equipment Sales Limited, Equipment Sales No. 2 Limited and Equipment Sales No.3 Limited (collectively referred to as Equipment Sales Pillar), which comprise the carve-out combined balance sheet as of December 31, 2020, and the related carve-out combined income statement, and statements of comprehensive income, of changes in net parent investment and of cash flows for the year then ended.

Management's Responsibility for the Carve-out Combined Financial Statements

Management is responsible for the preparation and fair presentation of the carve-out combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the carve-out combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the carve-out combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Equipment Sales Pillar's preparation and fair presentation of the carve-out combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Equipment Sales Pillar's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out combined financial statements referred to above present fairly, in all material respects, the financial position of Equipment Sales Pillar as of December 31, 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Equipment Sales Pillar	1

Report of Independent Auditors
(Continued)

Restriction of Use

This report, including the opinion, has been prepared for and only for Lynden Keys and Wendy Keys in accordance with our engagement letter dated November 5, 2021 and for no other purpose. We do not, in giving this opinion, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come, including without limitation under any contractual obligations of the company, save where expressly agreed by our prior consent in writing.

/s/ PricewaterhouseCoopers LLP

Belfast

United Kingdom

November 9, 2021

Equipment Sales Pillar	2

Carve-out Combined Income Statement

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Revenue:
Inventory sales revenue	$60,080

Total revenue	60,080

Operating expenses:
Cost of inventory sold	52,054
Selling, general and administrative expenses	1,389
Depreciation and amortization expenses	13
Foreign exchange gain	(141)
Total operating expenses	53,315
Operating income	6,765

Interest expense	175
Income before income taxes	6,590

Income tax expense:
Current income tax	1,252
Deferred income tax	-
1,252

Net income	$5,338

See accompanying notes to the carve-out combined financial statements.

Equipment Sales Pillar	3

Carve-out Combined Statement of Comprehensive Income

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Net income	$5,338
Other comprehensive income, net of income tax:
Foreign currency translation adjustment	778
Total comprehensive income	$6,116

See accompanying notes to the carve-out combined financial statements.

Equipment Sales Pillar	4

Carve-out Combined Balance Sheet

(Expressed in thousands of United States dollars)

As at December 31,	2020
Assets

Cash and cash equivalents	$12,754
Trade and other receivables	111
Less: allowance for credit losses	-
Trade and other receivables, net	111
Amounts owed by related parties	8,581
Inventory	2,446
Other current assets	171
Total current assets	24,063

Property, plant and equipment, net	209
Total non-current assets	209
Total assets	$24,272
Liabilities and Net Parent Investment
Trade and other payables	$959
Amounts owed to related parties	580
Income taxes payable	604
Total current liabilities	2,143

Deferred tax liabilities	40
Total liabilities	2,183

Commitments and Contingencies (Note 14 and 15 respectively)	-

Net parent investment	21,311
Accumulated other comprehensive income	778
Total net parent investment	22,089
Total liabilities and net parent investment	$24,272

See accompanying notes to the carve-out combined financial statements.

Equipment Sales Pillar	5

Carve-out Combined Statement of Changes in Net Parent Investment

(Expressed in thousands of United States dollars)

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Net Parent Investment
Balance, January 1, 2020	$15,973	$-	$15,973
Net income	5,338	-	5,338
Other comprehensive income	-	778	778
Balance, December 31, 2020	$21,311	$778	$22,089

See accompanying notes to the carve-out combined financial statements.

Equipment Sales Pillar	6

Carve-out Combined Statement of Cash Flows

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Cash provided by/(used in):
Operating activities:
Net income	$5,338
Adjustments for items not affecting cash:
Depreciation and amortization expenses	13
Other, net	(81)
Net changes in operating assets and liabilities	6,657
Net cash provided by operating activities	11,927
Investing activities:
Receipts from related parties	2,304
Net cash from investing activities	2,304
Financing activities:
Repayment of short-term debt	(3,154)
Net cash used in financing activities	(3,154)
Effect of changes in foreign currency rates on cash and cash equivalents	517
Increase	11,594
Beginning of year	1,160
Cash and cash equivalents, end of year	$12,754

See accompanying notes to the carve-out combined financial statements.

Equipment Sales Pillar	7

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation

The Equipment Sales Pillar (hereinafter collectively referred to as the “Pillar”, “we”, “our”) operates principally in the sale of plant and machinery and is wholly controlled by individuals, Lynden Keys and Wendy Keys. A discussion of the relationship with the owner, including a description of the costs allocated to the Pillar, is included in (Note 16 - “Related Party Transactions”).

The accompanying carve-out combined financial statements present the historical carve-out combined balance sheet as of December 31, 2020, carve-out combined income statement, carve-out combined statement of comprehensive income, carve-out combined statements of changes net parent investment, and carve-out combined statement of cash flows of the Pillar for the year then ended which reflect the combined activities of the companies detailed below:

—	Equipment Sales Limited (for the period from 1 July 2020 to 31 December 2020) (NI668774)
—	Equipment Sales No.2 Limited (for the period from 1 June 2020 to 30 June 2020) (NI666146); and
—	Equipment Sales No.3 Limited (for the period from 1 January 2020 to 31 May 2020) (NI042032)

In the period the Pillar activities were carried out in the entities included above. Non-Pillar activities (property related) in Equipment Sales No. 3 Limited are excluded.

The pillar’s cost base includes all relevant costs pertaining to its operations, as they were historically managed, and therefore in compiling these carve out financial statements, no additional costs have been allocated to the Pillar.

The pillar has not historically prepared stand-alone financial statements. These carve-out combined financial statements as of December 31, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the companies listed above. The accompanying carve-out combined financial statements were prepared in order to comply with a condition in the Share Purchase Agreement (“SPA”), executed on August 9, 2021, to dispose of the Equipment Sales Pillar to Ritchie Bros. Auctioneers Incorporated. As stipulated by the SPA the accompanying carve-out combined financial statements were prepared for the purpose of providing Ritchie Bros. Auctioneers Incorporated with historical financial information of the Pillar. They reflect the results of operations, financial position, and cash flows of the Pillar as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, these financial statements have been prepared on a carve-out combined basis and Parent’s net investment in these operations is shown in lieu of stockholder’s equity. All intracompany and transactions within the Pillar have been eliminated in the carve-out combined financial statements.

These carve-out combined financial statements have been prepared based on the U.S. GAAP applied standards effective for 2020. The Pillar has voluntarily early adopted ASC 842 Leases and ASC 326 Measurement of Credit Losses on Financial Instruments in these carve-out combined financial statements.

Net parent investment represents the owners’ historical investment in the Pillar and includes accumulated net earnings attributable to the owners (Lynden and Wendy Keys), intercompany transactions and direct capital contributions, as adjusted for direct cash investments in the Pillar.

Equipment Sales Pillar	8

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies

(a)	Revenue recognition

Revenues are comprised of:

●	Inventory sales revenue

The Pillar recognizes revenue when control of the promised goods is transferred to our customers when the sales invoice is raised, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. A performance obligation is a promise in a contract to transfer a distinct good, or a series of distinct goods, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

(b)	Cost of inventory sold

Cost of inventory sold includes the purchase price of assets sold including any related transport and repair costs.

(c)	Fair value measurement

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Pillar measures financial instruments or discloses select non-financial assets at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in note 8.

The Pillar uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements at fair value are categorized within a fair value hierarchy, as disclosed in note 8, based on the lowest level input that is significant to the fair value measurement or disclosure. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Pillar determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization at the end of each reporting period.

For the purposes of fair value disclosures, the Pillar has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the assets or liability and the level of the fair value hierarchy as explained above.

(d)	Foreign currency translation

The presentation currency of the carve-out combined financial statements is the United States dollar. The functional currency of the pillar is pound sterling. Accordingly, the financial statements of the components of these carve-out combined financial statements that are not denominated in United States dollars have been translated into United States dollars using the exchange rate at the end of each reporting period for asset and liability amounts and the annual average exchange rate for amounts included in the determination of earnings. Any gains or losses from the translation of asset and liability amounts are included in foreign currency translation adjustment in accumulated other comprehensive income. In preparing the financial statements of the individual components, transactions in currencies other than the entity’s functional currency are recognized at the rates of exchange prevailing at the dates of the transaction.

At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are retranslated at the rates prevailing at that date. Foreign currency differences arising on retranslation of monetary items are recognized in earnings.

Equipment Sales Pillar	9

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(e)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand, deposits with financial institutions, and other short-term, highly liquid investments with original maturity of three months or less when acquired, that are readily convertible to known amounts of cash.

(f)	Trade and other receivables

Trade receivables principally include amounts due from customers. The allowance for credit losses is the Pillar’s best estimate of the amount of probable credit losses in existing accounts receivable. The Pillar determines the allowance based on historical write-off experience, customer economic data and reasonable and supportable forecasts of future economic conditions. The Pillar reviews the allowance for credit losses regularly and past due balances are reviewed for collectability. Account balances are charged against the allowance when the Pillar believes that the receivable will not be recovered.

(g)	Inventories

Inventory consists of equipment and other assets purchased for resale. Inventory is valued at the lower of cost and net realizable value where net realizable value represents the expected sale price upon disposition less make-ready costs and the costs of disposal and transportation. The significant elements of cost include the acquisition price, in-bound transportation costs of the inventory, and make- ready costs to prepare the inventory for sale that are not selling expenses. Write-downs to the carrying value of inventory are recorded in cost of inventory sold on the combined income statement.

(h)	Property, plant and equipment

All property, plant and equipment are stated at cost less accumulated depreciation. Cost includes all expenditures that are directly attributable to the acquisition or development of the asset, net of any amounts received in relation to those assets, including scientific research and experimental development tax credits.

All repairs and maintenance costs are charged to earnings during the financial period in which they are incurred. Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the item and are recognized net within operating income on the income statement.

Depreciation is provided to charge the cost of the assets to operations over their estimated useful lives based on their usage as follows:

Asset	Basis	Rate / term
Plant and machinery	Declining balance	15%
Motor vehicles	Declining balance	15%

Depreciation of property, plant and equipment is recorded in depreciation expense.

(i)	Impairment of long-lived assets

Long-lived assets, comprised of property, plant and equipment, are assessed for impairment whenever events or circumstances indicate that their carrying value may not be recoverable. For the purpose of impairment testing, long-lived assets are grouped and tested for recoverability at the lowest level that generates independent cash flows. An impairment loss is recognized when the carrying value of the assets or asset groups is greater than the future projected undiscounted cash flows. The impairment loss is calculated as the excess of the carrying value over the fair value of the asset or asset group. Fair value is based on valuation techniques or third party appraisals. Significant estimates and judgments are applied in determining these cash flows and fair values.

Equipment Sales Pillar	10

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(j)	Taxes

Income tax expense represents the sum of current tax expense and deferred tax expense.

Current tax

The current tax expense is based on taxable profit for the period and includes any adjustments to tax payable in respect of previous periods. Taxable profit differs from income before income taxes as reported in the combined income statement because it excludes (i) items of income or expense that are taxable or deductible in other periods and (ii) items that are never taxable or deductible. The Pillar’s liability for current tax is calculated using tax rates that have been enacted by the balance sheet date.

Deferred tax

Income taxes are accounted for using the asset and liability method. Deferred income tax assets and liabilities are based on temporary differences, which are differences between the accounting basis and the tax basis of the assets and liabilities, and non-capital loss, capital loss, and tax credits carryforwards are measured using the enacted tax rates and laws expected to apply when these differences reverse. Deferred tax benefits, including non-capital loss, capital loss, and tax credits carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that enactment occurs. When realization of deferred income tax assets does not meet the more- likely-than-not criterion for recognition, a valuation allowance is provided.

Interest and penalties related to income taxes, including unrecognized tax benefits, are recorded in income tax expense in the income statement.

Liabilities for uncertain tax positions are recorded based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Pillar regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Pillar continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable, and deferred taxes in the period in which the facts that give rise to a revision become known.

(k)	Defined contribution plans

The Pillar operates a defined contribution scheme for a specific director and employees. A defined contribution plan is a pension plan under which the Pillar pays fixed contributions to a third party pension provider. Once the contributions have been paid the Pillar has no further payment obligations. The contributions are recognized as an expense when they are due. Amounts not paid are shown in accruals in the balance sheet.

(l)	Advertising costs

Advertising costs are expensed as incurred. Advertising expense is included in costs of services and selling, general and administrative (“SG&A”) expenses on the accompanying income statements.

(m)	Related party transactions

These carve-out combined financial statements disclose transactions with related parties which are not wholly captured within the Equipment Sales Pillar. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the director, separate disclosure is necessary to understand the effect of the transactions on the carve-out combined financial statements.

Related party transactions are reflected in the carve-out financial statements at the amounts payable to and received from the counterparty with no adjustments made to fair value, if applicable.

Equipment Sales Pillar	11

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(n)	New and amended accounting standards

Effective January 1, 2020, the Pillar adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Pillar has adopted the loss rate methodology to estimate historical losses on trade receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Pillar’s adoption of ASC 326 did not result in a material change in the carrying values of the Pillar’s financial assets on the transition date.

3.	Significant judgments, estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Future differences arising between actual results and the judgments, estimates and assumptions made by the Pillar at the reporting date, or future changes to estimates and assumptions, could necessitate adjustments to the underlying reported amounts of assets, liabilities, revenues and expenses in future reporting periods.

Judgments, estimates and underlying assumptions are evaluated on an ongoing basis by management and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances and such changes are reflected in the assumptions when they occur. Significant items subject to estimates include the determination of deferred income taxes, and other contingencies.

4.	Revenues

The Pillar’s revenue is as follows:

Year ended December 31,	2020
Inventory sales revenue	$60,080
$60,080

The Pillar’s geographic information as determined by its combined revenues are set out below:

	United
	Kingdom	United States	Europe	Other	Combined
Total revenue for the year ended:
December 31, 2020	$57,617	$2,334	$129	$-	$60,080

Equipment Sales Pillar	12

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

5.	Operating expenses

SG&A expenses

Year ended December 31,	2020
Employee compensation expenses	$1,131
Buildings, facilities and technology expenses	33
Travel, advertising and promotion expenses	4
Professional fees	73
Other SG&A expenses	148
$1,389

Included within employee compensation expenses are defined contribution plan payments of $7k.

Total advertising costs incurred for the year ended December 31, 2020 was $4k.

Depreciation and amortization expenses

Year ended December 31,	2020
Depreciation expense (see note 12)	$13
$13

6.	Income taxes

The expense for the period can be reconciled to income before income taxes as follows:

Year ended December 31,	2020
Earnings before income tax	$6,590
Expected tax charge based on the standard rate of corporation tax in the UK	19%
Expected income tax expense	1,252

Non-deductible expenses	-
$1,252

Equipment Sales Pillar	13

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

6.	Income taxes (continued)

The income tax expense (recovery) consists of:

Year ended December 31,	2020
UK:
Current tax expense	$1,252
Deferred tax expense	-
$1,252

The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities were as follows:

As at December 31,	2020
Deferred tax liabilities:
Property, plant and equipment	$40

Net deferred tax liabilities	$40

Income taxes payable as at December 31, 2020 were $604k.

As at December 31, 2020, the Pillar had no capital or non-capital losses available for carryforward.

No deferred tax assets have been recognized by the Pillar as there are no significant temporary differences.

Uncertain tax positions

At December 31, 2020 the Pillar had Nil gross unrecognized tax benefits. There was no movement in this position during the period. There were no interest or penalties incurred by the Pillar relating to unrecognized tax benefits and no amount relating to same has been accrued by the Pillar as at December 31, 2020.

Equipment Sales Pillar	14

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

7.	Supplemental cash flow information

Year ended December 31,	2020
Trade and other receivables	$280
Inventory	6,345
Income taxes receivable	257
Trade and other payables	(225)
Net changes in operating assets and liabilities	$6,657

Year ended December 31,	2020
Interest paid	$175
Net income taxes paid	1,509

8.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the carve-out combined financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement or disclosure:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at measurement date;

●	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: Unobservable inputs for the asset or liability.

		December 31, 2020
		Carrying
	Category	amount	Fair value
Fair values disclosed:
Cash and cash equivalents	Level 1	$12,754	$12,754

The carrying value of the Pillar’s cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair values due to their short terms to maturity.

Equipment Sales Pillar	15

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Trade and other receivables

As at December 31,	2020
Trade receivables	$111
$111

Trade receivables are generally secured by the equipment that they relate to as it is Pillar policy that equipment is not released until payment has been collected. Trade receivables are due for settlement within twenty-one days of the date of sale. At the period-end $2k of trade receivables were considered to be past due (see ageing analysis below). The allowance for expected credit losses at December 31, 2020 was $Nil. There was no movement in this provision during the period.

Ageing analysis As at December 31, 2020	Current	0-30 days overdue	31-60 days overdue	61-90 days overdue	>90 days overdue
Trade receivables	$107	2	-	-	2

	$107	2	-	-	2

10.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value.

As at December 31,	2020
Machinery for resale	$2,446

$2,446

No inventory write downs were recorded during the year ended December 31, 2020.

11.	Other current assets

As at December 31,	2020
Other tax and social security	$42
Prepaid expenses	129
$171

Equipment Sales Pillar	16

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

12.	Property, plant and equipment

		Accumulated
As at December 31, 2020	Cost	depreciation	Net book value
Plant and machinery	$214	13	201
Motor vehicles	8	-	8
	$222	$13	$209

Depreciation of $13k was recorded in respect of property, plant and equipment during the period.

13.	Trade and other payables

As at December 31,	2020
Trade payables	$376
Accrued liabilities	575
Other payables	8
$959

14.	Commitments

The Pillar has no outstanding commitments as at the year-end December 31, 2020.

15.	Contingencies Legal and other claims

The Pillar is subject to legal and other claims that arise in the ordinary course of its business. Management does not believe that the results of these claims will have a material effect on the Pillar’s combined balance sheet or combined income statement.

Equipment Sales Pillar	17

Notes to the Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

16.	Related party transactions

The Equipment Sales Pillar’s related parties are summarized and defined as follows:

Significant influence

Companies which are deemed to be related parties owing to them being controlled by brothers of Mr Lynden Keys.

The following are deemed to be entities with significant influence:

●	Euro Auctions Pillar: the business controlled by Mr Derek Keys whose principal activity is in conducting auction sales and valuations throughout the United Kingdom, mainland Europe, Australia, Dubai and the United States of America.

●	Equipment & Plant Services Pillar: the business controlled by Mr Trevor Keys whose principal activity is the sale of equipment and plant to the agricultural and construction industries.

●	Other: Brian Keys and Jonathan Keys are also deemed to be related parties as they are brothers of Mr Lynden Keys.

●	Included in the Pillar are Director emoluments paid to Mr Lynden Keys in the period amounting to $11k.

Common Control

●	Common control: Other companies owned by Lynden Keys outside of the transaction perimeter which do not form part of the Equipment Sales Pillar: Newpark Developments (NI) Limited.

The following transactions were conducted with related entities by virtue of significant influence & common control:

Year ended December 31, Transactions	2020
Significant influence
Period-end December 31, transactions with entities with significant influence
Euro Auctions Pillar commission service cost*	1,715
Period-end December 31, Balance due from/(to)
Euro Auctions Pillar**	89
Common control
Period-end December 31, Balances due from/(to)
Newpark Developments (NI) Limited**	8,492
Equipment Sales No.3 Limited***	(575)
Directors Current Account (“DCA”) ***	(5)

*These balances are recorded in “cost of inventory sold” in the carve-out combined income statement

**These balances are recorded in "Amounts owed by related parties” in the carve-out combined financial statements

***These balances are recorded in "Amounts owed to related parties” in the carve-out combined financial statements.

17.	Subsequent events

On August 9, 2021, Ritchie Bros. Auctioneers Incorporated executed a sale and purchase agreement (SPA) to acquire the Equipment Sales Pillar (as defined in note 1) from Lynden Keys and Wendy Keys (the shareholders of the combined entities).

Subsequent events have been evaluated from the year ended, December 31, 2020 to November 1, 2021. The financial statements were issued on November 1, 2021.

Equipment Sales Pillar	18

FINANCIAL STATEMENTS

Report of Independent Auditors

To Derek Keys

We have audited the accompanying carve-out combined financial statements of Euro Auctions Limited, Euro Auctions (UK) Limited, Euro Auctions GmbH, Yoder & Frey Auctioneers LLC, Euro Auctions Pty Ltd, Euro Auctions Plant S.L, William Keys & Sons Holdings Limited, William Keys & Sons LLC, William Keys & Sons Limited, Euro Auctions UK No.2 Limited (Spanish branch), Euro Auctions UK No.2 Limited (Australian branch) and Euro Auctions FZE, (collectively referred to as Euro Auctions Pillar), which comprise the carve-out combined balance sheet as of December 31, 2020,and the related carve-out combined income statement, and statements of comprehensive income, of changes in net parent investment and of cash flows for the year then ended.

Management's Responsibility for the Carve-out Combined Financial Statements

Management is responsible for the preparation and fair presentation of the carve-out combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the carve-out combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the carve-out combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Euro Auctions Pillar's preparation and fair presentation of the carve-out combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Euro Auctions Pillar's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out combined financial statements referred to above present fairly, in all material respects, the financial position of Euro Auctions Pillar as of December 31, 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Euro Auctions Pillar	1

Report of Independent Auditors (continued)

Restriction of Use

This report, including the opinion, has been prepared for and only for Derek Keys in accordance with our engagement letter dated November 5, 2021 and for no other purpose. We do not, in giving this opinion, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come, including without limitation under any contractual obligations of the company, save where expressly agreed by our prior consent in writing.

/s/ PricewaterhouseCoopers LLP

Belfast

United Kingdom

November 9, 2021

Euro Auctions Pillar	2

Carve-out Combined Income Statement

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Revenue:
Inventory sales revenue	$136,040
Service revenue	54,929
Total revenue	190,969

Operating expenses:
Cost of inventory sold	125,023
Costs of services	9,860
Selling, general and administrative expenses	15,139
Depreciation and amortization expenses	924
Gain on disposition of property, plant and equipment	(14)
Total operating expenses	150,932
Operating income	40,037

Interest expense	651
Other expense, net	5,029
Income before income taxes	34,357
Income tax expense:
Current income tax	6,829
Deferred income tax	184
7,013

Net income	$27,344

See accompanying notes to the carve-out combined financial statements.

Euro Auctions Pillar	3

Carve-out Combined Statement of Comprehensive Income

(Expressed in thousands of United States dollars)

Year ended December 31,	2020

Net income	$27,344
Other comprehensive income, net of income tax:
Foreign currency translation adjustment	2,290
Total comprehensive income	$29,634

See accompanying notes to the carve-out combined financial statements.

Euro Auctions Pillar	4

Carve-out Combined Balance Sheet

(Expressed in thousands of United States dollars)

As at December 31,	2020
Assets

Cash and cash equivalents	$82,591
Restricted cash	246
Trade and other receivables	14,129
Less: allowance for credit losses	(613)
Trade and other receivables, net	13,516
Amounts owed by related parties	3,507
Inventory	31,030
Other current assets	8,983
Income taxes receivable	182
Total current assets	140,055

Property, plant and equipment, net	10,593
Other non-current assets	14,070
Intangible assets	1,364

Total non-current assets	26,027
Total assets	$166,082

Liabilities and Net Parent Investment
Auction proceeds payable	$8,717
Amounts owed to related parties	259
Trade and other payables	12,522
Income taxes payable	7,276
Short-term debt & overdrafts	54,969
Total current liabilities	83,743
Other non-current liabilities	16,740
Deferred tax liabilities	633
Total liabilities	101,116

Commitments and Contingencies (Note 20 and Note 21 respectively)

Net parent investment	62,676
Accumulated other comprehensive income	2,290

Total net parent investment	64,966
Total liabilities and net parent investment	$166,082

See accompanying notes to the carve-out combined financial statements.

Euro Auctions Pillar	5

Carve-out Combined Statement of Changes in Net Parent Investment

(Expressed in thousands of United States dollars)

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2020	$35,332	$-	$35,332
Net income	27,344	-	27,344
Other comprehensive income	-	2,290	2,290
Balance, December 31, 2020	$62,676	$2,290	$64,966

See accompanying notes to the carve-out combined financial statements.

Euro Auctions Pillar	6

Carve-out Combined Statement of Cash Flows

(Expressed in thousands of United States dollars)

Year ended December 31,	2020
Cash provided by/(used in):
Operating activities:
Net income	$27,344
Adjustments for items not affecting cash:
Depreciation and amortization expenses	924
Profit on disposal of fixed assets	(14)
Net changes in operating assets and liabilities	36,941
Net cash provided by operating activities	65,195
Investing activities:
Advances made to related parties	(5,410)
Proceeds from disposal of fixed assets	14
Capital expenditure	(2,048)
Net cash used in investing activities	(7,444)
Financing activities:
Repayment of short-term debt	(9,675)
Net cash used in financing activities	(9,675)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	4,043
Increase	52,119
Beginning of period	30,718
Cash, cash equivalents, and restricted cash, end of period	$82,837

See accompanying notes to the carve-out combined financial statements.

Euro Auctions Pillar	7

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation

Euro Auctions Pillar (hereinafter collectively referred to as the “Pillar”, “we”, “our”) is a combination of auction and sourcing businesses controlled by an individual, Derek Keys, which operates principally in conducting plant and machinery auction sales and valuations throughout the United Kingdom, mainland Europe, Australia, Dubai and the United States of America. The Pillar is also involved in the sale of plant and machinery both through auctions and private sales.

The accompanying carve-out combined financial statements present the historical carve-out combined balance sheet as of December 31, 2020, carve-out combined income statement, carve-out combined statement of comprehensive income, carve-out combined statements of changes in net parent investment, and carve-out combined statement of cash flows of the Pillar for the year then ended, which reflect the carved out activities of the companies detailed below:

●	Euro Auctions Limited (NI663696)
●	Euro Auctions (UK) Limited (NI663692)
●	Euro Auctions GmbH (HRB13567)
●	Yoder & Frey Auctioneers LLC (12075006)
●	Euro Auctions Pty Ltd (ABN33154193576)
●	Euro Auctions Plant S.L. (M728536)
●	Euro Auctions UK No.2 Limited (Spanish branch) (NI041778)
●	Euro Auctions UK No.2 Limited (Australian branch) (NI041778)
●	William Keys & Sons Holdings Limited (NI663694)
●	William Keys & Sons LLC (13004156)
●	William Keys & Sons Limited (NI663693); and
●	Euro Auctions FZE (252526)

In preparing these carve-out financial statements certain assets and liabilities (encompassing property assets and associated bank debt), remaining in related undertakings have been removed from the Pillar. The Pillar’s cost base includes all relevant costs pertaining to its operations, as they were historically managed, and therefore in compiling these carve out financial statements, no additional costs have been allocated to the Pillar.

The Pillar has not historically prepared stand-alone financial statements. These carve-out combined financial statements as of December 31, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the companies listed above. The accompanying carve-out combined financial statements were prepared in order to comply with a condition in the Share Purchase Agreement (“SPA”), executed on August 9, 2021, to dispose of the Euro Auctions Pillar to Ritchie Bros. Auctioneers Incorporated. As stipulated by the SPA the accompanying carve-out combined financial statements were prepared for the purpose of providing Ritchie Bros. Auctioneers Incorporated with historical financial information of the Pillar. They reflect the results of operations, financial position, and cash flows of the Pillar as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, these financial statements have been prepared on a combined basis and Parent’s net investment in these operations is shown in lieu of stockholder’s equity. All intercompany balances and transactions within the Pillar have been eliminated in the carve-out combined financial statements.

These carve-out combined financial statements have been prepared based on the U.S. GAAP applied standards effective for 2020. The Pillar has voluntarily early adopted ASC 842 Leases and ASC 326 Measurement of Credit Losses on Financial Instruments in these carve-out combined financial statements.

Euro Auctions Pillar	8

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation (continued)

Net parent investment represents the beneficial owner’s historical investment in the Pillar and includes accumulated net earnings attributable to the beneficial owner (Derek Keys), intercompany transactions, dividend income arising from internal group restructurings, and direct capital contributions, as adjusted for direct cash investments in the Pillar. A discussion of the relationship with the beneficial owner, including a description of the costs allocated to the Pillar, is included in (Note 22 - “Related Party Transactions”).

2.	Significant accounting policies

(a)	Revenue recognition

Revenues are comprised of:

●	Service revenue, including the following:

i.	Revenue from auction and marketplace (“A&M”) activities, including commissions earned at our live and online bidding auctions, online marketplaces; and

ii.	Other services revenue, comprises revenue from logistical services;

●	Inventory sales revenue; and

●	Rental income

The Pillar recognizes revenue when control of the promised goods or services is transferred to our customers, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. A performance obligation is a promise in a contract to transfer a distinct good or service, or a series of distinct goods or services, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For event-based auctions, revenue is recognized when the auction sale is complete, and the Pillar has determined that the sale proceeds are collectible. Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

Service revenues

Commissions from sales at the Pillar’s auctions represent the percentage earned by the Pillar on the gross proceeds from equipment and other assets sold at auction. The majority of the Pillar’s commissions are earned as a pre-negotiated fixed rate of the gross selling price. Other commissions from sales at the Pillar’s auctions are earned from underwritten commission contracts, when the Pillar guarantees a certain level of proceeds to a consignor.

The Pillar accepts equipment and other assets on consignment stimulating buyer interest through professional marketing techniques and matches sellers (also known as consignors) to buyers through the auction or private sale process.

Following the sale of the item, the Pillar invoices the buyer for the purchase price of the asset, taxes, and, if applicable, the buyer commission, collects payment from the buyer, and remits the proceeds to the seller, net of the seller commissions, applicable taxes, and applicable fees. Commissions are calculated as a percentage of the hammer price of the asset sold at auction. Fees are also charged to sellers for listing and inspecting equipment.

Euro Auctions Pillar	9

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(a)	Revenue recognition (continued)

On the fall of the auctioneer’s hammer, the highest bidder becomes legally obligated to pay the full purchase price, which is the hammer price of the asset purchased and the seller is legally obligated to relinquish the property in exchange for the hammer price less any seller’s commissions. Commission and fee revenue are recognized on the date of the auction sale upon the fall of the auctioneer’s hammer.

Under the standard terms and conditions of its auction sales, the Pillar is not obligated to pay a consignor for property that has not been paid for by the buyer, provided the property has not been released to the buyer. If the buyer defaults on its payment obligation, also referred to as a collapsed sale, the sale is cancelled in the period in which the determination is made, and the property is returned to the consignor or placed in a later event-based or online auction. Historically, service revenues on cancelled sales have not been material.

Commission revenue is recorded net of commissions owed to third parties, which are principally the result of situations when the commission is shared with a consignor in an auction guarantee risk and reward sharing arrangement.

Underwritten commission contracts can take the form of guarantee contracts. Guarantee contracts typically include a pre- negotiated percentage of the guaranteed gross proceeds plus a percentage of proceeds in excess of the guaranteed amount. If actual auction proceeds are less than the guaranteed amount, commission is reduced; if proceeds are sufficiently lower, the Pillar can incur a loss on the sale. Losses, if any, resulting from guarantee contracts are recorded in the period in which the relevant auction is completed. If a loss relating to a guarantee contract held at the period end to be sold after the period end is known or is probable and estimable at the financial statement reporting date, the loss is accrued in the financial statements for that period. The Pillar’s exposure from these guarantee contracts fluctuates over time.

Other services revenue also includes fees for logistical services. Fees are recognized in the period in which the service is provided, or the product is delivered to the customer.

Inventory sales revenue

The Pillar recognizes revenue when control of the promised goods is transferred to our customers, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. A performance obligation is a promise in a contract to transfer a distinct good, or a series of distinct goods, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Revenue is measured at the fair value of the consideration received or receivable and is shown net of value- added tax and duties.

Rental income

The Pillar recognizes rental income from operating leases on a straight-line basis over the lease term.

(b)	Costs of services

Costs of services incurred in earning A&M revenues are comprised of expenses incurred in direct relation to conducting auctions (“direct expenses”), earning online marketplace revenue. Direct expenses include direct labor, buildings and facilities charges, travel, advertising and promotion costs and fees paid to unrelated third parties who introduce the Pillar to equipment sellers who sell property at the Pillar's auctions and marketplaces. Costs of services to operate our online marketplace revenue excludes hosting costs where we leverage a shared infrastructure that supports both our internal technology requirements and external sales to our customers.

Euro Auctions Pillar	10

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(b)	Costs of services (continued)

Costs of services incurred in earning other fee revenue include ancillary and logistical service expenses, direct labor (including commissions on sales), cloud infrastructure and hosting costs, software maintenance fees, and materials. Costs of services exclude depreciation and amortization expenses.

(c)	Cost of inventory sold

Cost of inventory sold includes the purchase price of assets sold including any related transport and repair costs.

(d)	Leases

The Pillar determines if an arrangement is a lease at inception. The Pillar may have lease agreements with lease and non-lease components, which are generally accounted for separately.

Operating leases

Operating leases are included in other non-current assets, trade and other payables, and other non-current liabilities in our combined balance sheets if the initial lease term is greater than 12 months. For leases with an initial term of 12 months or less the Pillar recognizes those lease payments on a straight-line basis over the lease term.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Pillar's leases do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. The Pillar includes lease payments for renewal or termination options in its determination of lease term, ROU asset, and lease liability when it is reasonably certain that the Pillar will exercise these options. Lease expense for lease payments is recognized on a straight-line basis over the lease term and are included in costs of services and selling, general and administrative ("SG&A") expenses.

(e)	Fair value measurement

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Pillar measures financial instruments or discloses select non-financial assets at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in note 9.

The Pillar uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements at fair value are categorized within a fair value hierarchy, as disclosed in note 9, based on the lowest level input that is significant to the fair value measurement or disclosure. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Pillar determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization at the end of each reporting period.

For the purposes of fair value disclosures, the Pillar has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the assets or liability and the level of the fair value hierarchy as explained above.

Euro Auctions Pillar	11

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

(f)	Foreign currency translation

The presentation currency of the carve-out combined financial statements is the United States dollar. The functional currency for each of the components of these carve-out combined financial statements is the currency of the primary economic environment in which the entity operates, which is usually the currency of the country of residency.

Accordingly, the financial statements of the components of these carve-out combined financial statements that are not denominated in United States dollars have been translated into United States dollars using the exchange rate at the end of each reporting period for asset and liability amounts and the annual average exchange rate for amounts included in the determination of earnings. Any gains or losses from the translation of asset and liability amounts are included in foreign currency translation adjustment in accumulated other comprehensive income. In preparing the financial statements of the individual components, transactions in currencies other than the entity’s functional currency are recognized at the rates of exchange prevailing at the dates of the transaction. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are retranslated at the rates prevailing at that date. Foreign currency differences arising on retranslation of monetary items are recognized in earnings.

(g)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand, deposits with financial institutions, and other short-term, highly liquid investments with original maturity of three months or less when acquired, that are readily convertible to known amounts of cash. Bank overdrafts are presented as short-term debt on the balance sheet.

(h)	Restricted cash

In certain jurisdictions, local laws require the Pillar to hold cash in segregated bank accounts, which are used to settle auction proceeds payable resulting from live on site auctions and online marketplace sales conducted in those regions.

(i)	Trade and other receivables

Trade receivables principally include amounts due from customers as a result of event-based auctions. The recorded amount reflects the purchase price of the item sold, including the Pillar’s commission. The allowance for credit losses is the Pillar’s best estimate of the amount of probable credit losses in existing accounts receivable. The Pillar determines the allowance based on historical write-off experience, customer economic data and reasonable and supportable forecasts of future economic conditions.

The Pillar reviews the allowance for credit losses regularly and past due balances are reviewed for collectability. Account balances are charged against the allowance when the Pillar believes that the receivable will not be recovered.

(j)	Derivative financial instruments

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. Changes in the fair value of derivatives are recognized in profit or loss as other gains and losses as appropriate.

Hedge accounting is not applied.

Euro Auctions Pillar	12

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(k)	Inventories

Inventory consists of equipment and other assets purchased for resale. Inventory is valued at the lower of cost and net realizable value where net realizable value represents the expected sale price upon disposition less make-ready costs and the costs of disposal and transportation. The significant elements of cost include the acquisition price, in-bound transportation costs of the inventory, and make- ready costs to prepare the inventory for sale that are not selling expenses. Write-downs to the carrying value of inventory are recorded in cost of inventory sold on the combined income statement.

(l)	Property, plant and equipment

All property, plant and equipment are stated at cost less accumulated depreciation. Cost includes all expenditures that are directly attributable to the acquisition or development of the asset, net of any amounts received in relation to those assets, including scientific research and experimental development tax credits.

The cost of self-constructed assets includes the cost of materials and direct labor, any other costs directly attributable to bringing the assets to working condition for their intended use, the costs of dismantling and removing items and restoring the site on which they are located (if applicable), and capitalized interest on qualifying assets. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Pillar and the cost of the item can be measured reliably.

All repairs and maintenance costs are charged to earnings during the financial period in which they are incurred. Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the item and are recognized net within operating income on the income statement.

Depreciation is provided to charge the cost of the assets to operations over their estimated useful lives based on their usage as follows:

Asset	Basis	Rate / term
Buildings	Straight-line	2%
Plant and machinery	Declining balance	15%
Motor vehicles	Declining balance	25%
Office equipment	Declining balance	15%
Leasehold improvements	Declining balance	15%/period of lease
Software	Straight line	5%

No depreciation is provided on freehold land or on assets in the course of construction or development. Depreciation of property, plant and equipment under finance leases is recorded in depreciation expense.

Legal obligations to retire and to restore property, plant and equipment and assets under operating leases are recorded at management’s best estimate in the period in which they are incurred, if a reasonable estimate can be made, with a corresponding increase in asset carrying value. The liability is accreted to face value over the remaining estimated useful life of the asset. The Pillar does not have any significant asset retirement obligations.

(m)	Intangible assets

Intangible assets are measured at cost less accumulated amortization and accumulated impairment losses. Cost includes all expenditures that are directly attributable to the acquisition or development of the asset, net of any amounts received in relation to those assets, including scientific research and experimental development tax credits. The Pillar has not capitalized any internally developed intangible assets.

Euro Auctions Pillar	13

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(m)	Intangible assets (continued)

Amortization is recognized in net earnings on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use. The estimated useful lives are:

Asset	Basis	Rate / term
Acquired brands	Straight-line	10 years
Customer relationships	Straight-line	10 years

Customer relationships includes relationships with buyers and sellers.

(n)	Impairment of long-lived assets

Long-lived assets, comprised of property, plant and equipment, ROU assets, and intangible assets subject to amortization, are assessed for impairment whenever events or circumstances indicate that their carrying value may not be recoverable. For the purpose of impairment testing, long-lived assets are grouped and tested for recoverability at the lowest level that generates independent cash flows. An impairment loss is recognized when the carrying value of the assets or asset groups is greater than the future projected undiscounted cash flows. The impairment loss is calculated as the excess of the carrying value over the fair value of the asset or asset group. Fair value is based on valuation techniques or third party appraisals. Significant estimates and judgments are applied in determining these cash flows and fair values.

(o)	Taxes

Income tax expense represents the sum of current tax expense and deferred tax expense.

Current tax

The current tax expense is based on taxable profit for the period and includes any adjustments to tax payable in respect of previous years. Taxable profit differs from income before income taxes as reported in the combined income statement because it excludes (i) items of income or expense that are taxable or deductible in other years and (ii) items that are never taxable or deductible. The Pillar’s liability for current tax is calculated using tax rates that have been enacted by the balance sheet date.

Deferred tax

Income taxes are accounted for using the asset and liability method. Deferred income tax assets and liabilities are based on temporary differences, which are differences between the accounting basis and the tax basis of the assets and liabilities, and non-capital loss, capital loss, and tax credits carryforwards are measured using the enacted tax rates and laws expected to apply when these differences reverse. Deferred tax benefits, including non-capital loss, capital loss, and tax credits carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that enactment occurs. When realization of deferred income tax assets does not meet the more- likely-than-not criterion for recognition, a valuation allowance is provided.

Interest and penalties related to income taxes, including unrecognized tax benefits, are recorded in income tax expense in the income statement.

Liabilities for uncertain tax positions are recorded based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. The Pillar regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Pillar continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable, and deferred taxes in the period in which the facts that give rise to a revision become known.

Euro Auctions Pillar	14

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(p)	Defined contribution plans

The Pillar operates a defined contribution scheme for specific directors and employees. A defined contribution plan is a pension plan under which the Pillar pays fixed contributions to a third party provider. Once the contributions have been paid the Pillar has no further payment obligations. The contributions are recognized as an expense when they are due. Amounts not paid are shown in accruals in the balance sheet.

(q)	Advertising costs

Advertising costs are expensed as incurred. Advertising expense is included in costs of services and selling, general and administrative (“SG&A”) expenses on the accompanying combined income statements.

(r)	Related party transactions

The Euro Auctions Pillar is not a statutory group, but rather is a collection of connected entities (operationally connected and with connected family ownership). These carve-out combined financial statements disclose transactions with related parties which are not wholly captured within the Euro Auctions Pillar. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the director, separate disclosure is necessary to understand the effect of the transactions on the carve-out combined financial statements.

Related party transactions are reflected in the carve-out combined financial statements at the amounts payable to and received from the counterparty with no adjustments made to fair value, if applicable.

(s)	New and amended accounting standards

a.	Effective January 1, 2020, the Pillar adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Pillar has adopted the loss rate methodology to estimate historical losses on trade receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Pillar’s adoption of ASC 326 did not result in a material change in the carrying values of the Pillar’s financial assets on the transition date.

b.	In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The update provides “optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued.” The amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Pillar’s use of LIBOR is applicable on short-term drawings on the committed revolving credit facilities in certain jurisdictions. The Pillar is transitioning from LIBOR to SONIA. If applicable, the Pillar will use the optional expedients available when reference rate changes occur.

c.	Effective January 1, 2020, the Pillar adopted ASU 2018-15, Intangibles – Goodwill and Other Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract on a prospective basis. The update aligns the accounting for costs incurred to implement a cloud computing arrangement that is a service agreement with the guidance on capitalizing costs associated with developing or obtaining internal-use software. The adoption of ASU 2018-15 on January 1, 2020 using the prospective transition approach has not resulted in a material impact to the carve-out combined financial statements.

Euro Auctions Pillar	15

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

3.	Significant judgments, estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Future differences arising between actual results and the judgments, estimates and assumptions made by the Pillar at the reporting date, or future changes to estimates and assumptions, could necessitate adjustments to the underlying reported amounts of assets, liabilities, revenues and expenses in future reporting periods.

Judgments, estimates and underlying assumptions are evaluated on an ongoing basis by management and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances and such changes are reflected in the assumptions when they occur. Significant items subject to estimates include the determination of lease term and lease liabilities, fair value of intangible assets, deferred income taxes, and other contingencies.

4.	Revenues

The Pillar’s revenue is as follows:

Year ended December 31,	2020
Inventory sales revenue	$136,040
Service revenue:
Auction Commissions	54,929
$190,969

The Pillar’s geographic information as determined by its combined revenues are set out below:

	United
	Kingdom	United States	Europe	Other	Combined
Total revenue for the year ended:
December 31, 2020	$102,976	$36,083	$34,157	$17,753	$190,969

Euro Auctions Pillar	16

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

5.	Operating expenses Costs of services

Year ended December 31,	2020
Ancillary and logistical service expenses	$981
Employee compensation expenses	3,836
Travel, advertising and promotion expenses	4,030
Other	1,013
$9,860

SG&A expenses

Year ended December 31,	2020
Employee compensation expenses	$9,300
Buildings, facilities and technology expenses	4,477
Professional fees	721
Other SG&A expenses	641
$15,139

Included within employee compensation expenses are defined contribution plan payments of $105k.

Total advertising costs incurred for the year ended December 31, 2020 was $2,349k.

Depreciation and amortization expenses

Year ended December 31,	2020
Depreciation expense	$784
Amortization expense	140
$924

During the year ended December 31, 2020, depreciation expense of Nil was recorded relating to software.

6.	Other expenses, net

Other income primarily includes movements on the fair value of derivative financial instruments.

Year ended December 31,	2020
Loss on the movement in fair value of derivative financial instruments	$(6,074)
Interest income	85
Other income	960
$(5,029)

Euro Auctions Pillar	17

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

7.	Income taxes

The expense for the year can be reconciled to income before income taxes as follows:

Year ended December 31,	2020
Earnings before income tax	$34,357
Expected tax charge based on the standard rate of corporation tax in the UK	19%
Expected income tax expense	6,528
Non-deductible expenses
Different tax rates of subsidiaries operating in foreign jurisdictions	301
$6,829

Year ended December 31,	2020
UK:
Current tax expense	$6,829
Deferred tax expense	184
$7,013

The effective tax rate in the period is 20%.

The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities were as follows:

As at December 31,	2020
Deferred tax liabilities:
Property, plant and equipment	$633
Net deferred tax liabilities	633

Valuation allowance	-
$633

Income taxes payable at December 31, 2020 were $7,276k.

As at December 31, 2020 the Pillar had no capital or non-capital losses available for carry forward.

Uncertain tax positions

At December 31, 2020 the Pillar had Nil gross unrecognized tax benefits. There was no movement in this position during the year. There were no interest or penalties incurred by the Pillar relating to unrecognized tax benefits and no position has been accrued by the Pillar as at December 31, 2020.

Euro Auctions Pillar	18

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

8.	Supplemental cash flow information

Year ended December 31,	2020
Trade and other receivables	$6,287
Inventory	29,318
Auction proceeds payable	(3,775)
Other current assets	217
Income taxes receivable	1,167
Trade and other payables	3,204
Other non current assets	523
Net changes in operating assets and liabilities	$36,941

Net capital spending, which consists of property, plant and equipment and intangible asset additions excluding those acquired through business combinations, net of proceeds on disposition of property, plant and equipment, was $2,034k for the year ended December 31, 2020.

Year ended December 31,	2020
Interest paid	$85
Interest received	646
Net income taxes paid	8,167

Operating lease payments	2,430

2020
Cash and cash equivalents	$82,591
Restricted cash	246
Cash, cash equivalents, and restricted cash	$82,837

Euro Auctions Pillar	19

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the carve-out combined financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement or disclosure:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at measurement date;

●	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: Unobservable inputs for the asset or liability.

	December 31, 2020
	Category	Fair value
Measured at fair value:
Derivative financial instruments
Foreign exchange contracts assets	Level 3	$4,295
Foreign exchange contracts liabilities	Level 3	3,393

		December 31, 2020
		Carrying
	Category	amount	Fair value
Fair values disclosed:
Cash and cash equivalents	Level 1	$82,591	$82,591
Restricted cash	Level 1	246	246
Short-term debt	Level 2	54,969	54,969

The carrying value of the Pillar’s cash and cash equivalents, restricted cash, trade and other receivables, advances against auction contracts, auction proceeds payable, trade and other payables, and short-term debt approximate their fair values due to their short terms to maturity. The carrying value of the secured loans, before deduction of deferred debt issue costs, approximates their fair value as the interest rates on the loans is short-term in nature.

Derivative financial instruments-forward contracts and options

The Pillar enters into derivative financial instruments to manage risks relating to our ongoing business operations. The primary risk managed with derivative instruments is foreign exchange risk. The Pillar uses foreign currency contracts to reduce the risk that their cash flows and earnings will be adversely affected by foreign currency exchange rate fluctuations. The Pillar also enters into derivative instruments to partially offset their exposure to other risks and enhance investment returns.

Euro Auctions Pillar	20

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Fair value measurement (continued)

Derivative financial instruments-forward contracts and options (continued)

The Pillar recognizes derivative instruments as either assets or liabilities in the combined balance sheet at fair value and classify the derivatives primarily within the Level 3 hierarchy. The Pillar presents derivative financial instruments at gross fair values.

Derivative financial instruments assets are disclosed at fair value within “other current assets (note 12) in the combined statement of financial position. Derivative financial instruments liabilities are disclosed at fair value in either “Trade and other payables” (note 16) or “Other non-current liabilities” (note 18) depending on the settlement date of the contract.

The Pillar does not designate their derivative instruments as hedging instruments. These derivative instruments consist primarily of foreign currency forward contracts that we use to hedge monetary assets or liabilities denominated in currencies other than the functional currency. Gains and losses on these contracts, as well as the related costs, are recognized in other income (expense), net, along with the foreign currency gains and losses on monetary assets and liabilities.

The fair value measurement of these derivatives resulted in a loss of $6,074k being recorded in other income (see note 6).

The group has entered into a number of foreign currency derivative contracts during the year. As at 31 December 2020 the group has the following derivative contracts in place:

Buys	BRL	Sells	EUR	£0.8m
Buys	MXN	Sells	EUR	£1.0m
Buys	RUB	Sells	EUR	£2.8m
Buys	TRY	Sells	EUR	£7.8m
Buys	GBP	Sells	EUR	£109.2m
Buys	GBP	Sells	USD	£4.8m
Buys	ZAR	Sells	JPY	£6.4m
Buys	TRY	Sells	JPY	£0.8m
Buys	RUB	Sells	JPY	£0.7m
Buys	ZAR	Sells	USD	£0.8m
Buys	ZAR	Sells	EUR	£0.5m

10.	Trade and other receivables

As at December 31,	2020
Trade receivables	$12,947
Other receivables	1,182
$14,129

Trade receivables are generally secured by the equipment that they relate to as it is Pillar policy that equipment is not released until payment has been collected. Other receivables are unsecured and non-interest bearing.

Euro Auctions Pillar	21

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

10.	Trade and other receivables (continued)

The following table presents the activity in the allowance for expected credit losses on trade receivables for the period ended December 31, 2020:

Opening balance at January 1, 2020	109
Current period provision	504
Recoveries collected	-
Write-offs charged against the allowance	-
Balance, December 31, 2020	$613

Ageing analysis As at December 31, 2020	Current	0-30 days overdue	31-60 days overdue	61-90 days overdue	>90 days overdue	Combined
Trade receivables	7,114	1,103	1,833	1,317	1,580	12,947
	7,114	1,103	1,833	1,317	1,580	12,947

11.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value.

As at December 31,	2020
Machinery for resale	$31,030
$31,030

During the year ended December 31, 2020, the Pillar recorded an inventory write-down of Nil.

12.	Other current assets

As at December 31,	2020
Derivative financial instruments (see note 9)*	$4,295
Other tax and social security	4,688
$8,983

*The non-current portion of this balance amounts to $1,847k.

Euro Auctions Pillar	22

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

13.	Property, plant and equipment

		Accumulated
As at December 31, 2020	Cost	depreciation	Net book value
Land	$3,000	-	3,000
Motor Vehicles	1,385	676	709
Plant and machinery	4,807	1,119	3,688
Office equipment	1,358	680	678
Software	696	-	696
Leasehold improvements	2,197	375	1,822
	$13,443	$2,850	$10,593

During the year ended December 31, 2020, no interest was capitalized.

Depreciation of $784k was recorded in respect of property, plant and equipment during the year.

14.	Other non-current assets

As at December 31, 2020	2020
Right-of-use assets-operating leases	$14,070
$14,070

15.	Intangible assets

		Accumulated
As at December 31, 2020	Cost	amortization	Net book value
Trade names and trademarks	$1,710	$477	$1,233
Customer relationships	218	87	131
	$1,928	$564	$1,364

During the year the Pillar incurred amortization charge of $118k for Trade names and trademarks, and $22k for customer relationships, see note 5.

During the year ended December 31, 2020, the weighted average amortization period for all classes of intangible assets was 10 years. As at December 31, 2020, estimated annual amortization expense for the next five years ended December 31 are as follows:

2021	$140
2022	140
2023	140
2024	140
2025	140
$700

Euro Auctions Pillar	23

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

16.	Trade and other payables

As at December 31,	2020
Trade payables	$5,097
Accrued liabilities and other payables	4,033
Social security and sales taxes payable	124
Derivative financial instruments (see note 9)	2,494
Operating lease liabilities	774
$12,522

17.	Debt

December 31,
2020
Short-term debt-overdraft facilities	$54,969

Short-term debt

Short-term debt is comprised of drawings in different currencies on the Pillar’s committed revolving credit facilities and has a weighted average interest rate of 2.75%.

18.	Other non-current liabilities

As at December 31,	2020
Operating lease liability	$14,070
Derivative financial instruments (see note 9)	899
Other	1,771
$16,740

19.	Leases

The Pillar's breakdown of lease expense is as follows:

Year ended December 31,	2020
Operating lease cost	$1,635

Short-term lease cost	1,404
$3,039

The lease expenditure charged to earnings during the year ended December 31, 2020 was $3,039k.

Euro Auctions Pillar	24

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

19.	Leases (continued)

Short-term lease costs

The Pillar uses in its business a number of properties owned by related parties where no formal lease agreement is in place. The Pillar pays for the use of these properties. No adjustments have been made in these carve-out combined financial statements to reflect the fair value of these expenses. These informal arrangements relate to six properties, and the total amount payable for the year ended December 31, 2020 was $1,404k. In these specific arrangements there is no explicit or implied enforceable period. The arrangements can be terminated by either party (lessor or lessee) at any time, and in terminating the lease arrangement there are no significant penalties incurred by either party to the arrangement, either contractually or economically. In these instances the enforceable term is considered to be less than 12 months, and the costs associated with these arrangements are accounted for as “short-term” lease costs.

Operating leases

The Pillar has three operating commercial leases in force for auction sites and offices located in North America, the Middle East and Australia.

The North American property lease term terminates on 1 December 2023. The annual base rent is $80k which is payable in advance on 30 November each year. The Pillar is required to pay an additional rental cost of $1k for every million dollars of total auction sales in excess of certain agreed thresholds. The additional rent payments are excluded from the measurement of the “Right of Use” (“ROU”)” asset and lease liability, instead these payments are recorded in profit or loss as they occur. The thresholds were not exceeded in the period and a Nil balance has been included in the financial statements with respect to the additional rental costs. In computing the roll asset and lease liability a discount rate of 0.79% was applied.

The Australian property lease term terminates on 1 January 2023. Monthly rental payments on the property are AUD$22,500 with 3.5% annual increases in advance. In computing the ROU asset and lease liability a discount rate of 0.76% was applied.

The Pillar has entered into a lease agreement with JAFZA (Dubai) for the lease of land for a period of 20 years. The lease term does not contain restrictions on the Pillar’s activities. The interest rate for discounting the lease liability is 4% which is based on the estimate of international borrowing costs.

There are no residual value guarantees provided by the Pillar in any of its leasing arrangements. There are no restrictions or covenants imposed by the Pillar’s leasing arrangements.

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

2021	$1,300
2022	1,308
2023	1,068
2024	990
2025	990
Thereafter	14,439
Total future minimum lease payments	20,095
less: imputed interest	(5,251)
Total operating lease liability	14,844
less: operating lease liability - current	(774)
Total operating lease liability - non-current	$14,070

At December 31, 2020, the weighted average remaining lease term for operating leases is 6 years and the weighted average discount rate is 3.97%.

Euro Auctions Pillar	25

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

20.	Commitments Commitments for expenditures

As at December 31, 2020, the Pillar had committed to Nil in capital expenditures for property, plant and equipment and intangible assets.

21.	Contingencies Legal and other claims

The Pillar is subject to legal and other claims that arise in the ordinary course of its business. Management does not believe that the results of these claims will have a material effect on the Pillar’s combined balance sheet or combined income statement.

Guarantee contracts

In the normal course of business, the Pillar will in certain situations guarantee to a consignor a minimum level of proceeds in connection with the sale at auction of that consignor’s equipment. The impact of these contracts are not material as at the balance sheet date and therefore no liability has been included in the financial statements.

22.	Related party transactions

The Euro Auctions Pillar is not a statutory group, but rather is a collection of connected entities (operationally connected and with connected family ownership). The combined balance sheet reflects those assets and liabilities that represent the historical financial position of the Pillar.

The Euro Auctions Pillar’s related parties are summarized and defined as follows:

Significant influence

Companies which are deemed to be related parties owing to them being controlled by brothers of Mr Derek Keys.

These following are deemed to be entities with significant influence:

●	Equipment Sales Pillar: the collection of connected entities controlled by Mr Lynden Keys whose principal activity is the sale of plant and machinery.

●	Equipment & Plant Services Pillar: the collection of connected entities controlled by Mr Trevor Keys whose principal activity is the sale of equipment and plant to the agricultural and construction industries.

●	Other: Brian Keys and Jonathan Keys are also deemed to be related parties as they are brothers of Mr Derek Keys.

●	Included in the Pillar are Director emoluments paid to Mr Derek Keys in the period amounting to $67k.

Euro Auctions Pillar	26

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

22.	Related party transactions (continued)

The following transactions were conducted with related entities by virtue of significant influence:

Auction Services Revenue
- Equipment & Plant Services Pillar*	$1,014
- Equipment Sales Pillar*	$1,715

Amounts (owed to)/from
- Equipment & Plant Services Pillar**	$(170)
- Equipment Sales Pillar**	$(89)

*These balances are recorded in “service revenue” in the combined income statement

**These balances are recorded in “Amounts owed to related parties” in the combined balance sheet

Common control

Balances owed by companies outside of the Euro Auctions Pillar under common control of Derek Keys.

Year ended December 31,	2020
Tamar Selby (UK) Limited***	$135
Barford Equipment Ltd***	778
Old Coach House Properties Limited***	449
Grant Equipment LLC***	8
Euro Auctions LLC***	991
Turvey Manor Limited***	1,003
Gardrum Holdings Ltd***	133
Euroauctions – Immobilien***	10
3,507

***These balances are recorded in "Amounts owed by related parties" in the carve-out combined financial statements.

Euro Auctions Pillar	27

Notes to the Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

23.	Subsequent events

On August 9, 2021, Ritchie Bros. Auctioneers Incorporated executed a sale and purchase agreement (SPA) to acquire the Euro Auctions Pillar (as defined in note 1) from Mr Derek Keys (the beneficial shareholder of the combined entities). These carve-out combined financial statements as of December 31, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the components of that pillar, which are listed in note 1.

Subsequent events have been evaluated from the year end, December 31, 2020 to November 8, 2021. The financial statements were issued on November 8, 2021.

Euro Auctions Pillar	28

Interim Carve-out Combined Income Statement

(Expressed in thousands of United States dollars)

	Nine months ended September 30
	2021	2020
Revenue:
Inventory sales revenue	$23,156	$25,955

Total revenue	23,156	25,955

Operating expenses:
Cost of inventory sold	19,936	22,319
Selling, general and administrative expenses	623	647
Foreign exchange gain	(157)	(146)
Total operating expenses	20,402	22,820
Operating income	2,754	3,135

Other income, net	162	114
Income before income taxes	2,916	3,249

Income tax expense:
Current income tax	554	617
Net income	$2,362	$2,632

See accompanying notes to the interim carve-out combined financial statements.

Equipment & Plant Services Pillar	1

Interim Carve-out Combined Statement of Comprehensive Income

(Expressed in thousands of United States dollars)

	Nine months ended September 30
	2021	2020
Net income	$2,362	$2,632
Other comprehensive loss, net of income tax:
Foreign currency translation adjustment	(367)	(439)
Total comprehensive income	$1,995	$2,193

See accompanying notes to the interim carve-out combined financial statements.

Equipment & Plant Services Pillar	2

Interim Carve-out Combined Balance Sheet

(Expressed in thousands of United States dollars)

	September 30, 2021	December 31, 2020
Assets

Cash and cash equivalents	$4,840	$8,679
Trade and other receivables	58	709
Less: allowance for credit losses	-	-
Trade and other receivables; net	58	709
Amounts owed by related parties	16,043	9,803
Inventory	3,412	3,599
Total current assets	24,353	22,790

Total assets	$24,353	$22,790

Liabilities and Net Parent Investment

Trade and other payables	$226	$441
Short-term debt	184	772
Income taxes payable	541	170
Total current liabilities	951	1,383
Total liabilities	951	1,383

Commitments and Contingencies (Note 14 and 15 respectively)	-	-

Net parent investment	23,066	20,704
Accumulated other comprehensive income	336	703

Total net parent investment	23,402	21,407
Total liabilities and net parent investment	$24,353	$22,790

See accompanying notes to the interim carve-out combined financial statements.

Equipment & Plant Services Pillar	3

Interim Carve-out Combined Statement of Changes in Net Parent Investment

(Expressed in thousands of United States dollars)

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2021	$20,704	$703	$21,407
Net income	2,362	-	2,362
Other comprehensive (loss)	-	(367)	(367)

Changes in net parent investment	-	-	-

Balance, September 30, 2021	$23,066	$336	$23,402

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2020	$17,504	$-	$17,504
Net income	2,632	-	2,632
Other comprehensive (loss)	-	(439)	(439)

Changes in net parent investment	-	-	-

Balance, September 30, 2020	$20,136	$(439)	$19,697

See accompanying notes to the interim carve-out combined financial statements.

Equipment & Plant Services Pillar	4

Interim Carve-out Combined Statement of Cash Flows

(Expressed in thousands of United States dollars)

Nine months ended September 30,	2021	2020
Cash provided by / (used in):
Operating activities:
Net income	$2,362	$2,632
Adjustments for items not affecting cash:
Other, net	-	-
Net changes in operating assets and liabilities	1,138	3,798
Net cash provided by operating activities	3,500	6,430
Investing activities:
Advances made to related parties	(6,547)	-
Receipts from related parties	-	230
Net cash (used in) / provided by investing activities	(6,547)	230
Financing activities:
Repayment of short-term debt	(546)	(674)
Net cash used in financing activities	(546)	(674)
Effect of changes in foreign currency rates on cash, cash equivalents	(246)	(36)
(Decrease) / increase	(3,839)	5,950
Beginning of period	8,679	1,964
Cash, cash equivalents, end of period	$4,840	$7,914

See accompanying notes to the interim carve-out combined financial statements.

Equipment & Plant Services Pillar	5

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation

The Equipment & Plant Services Pillar (hereinafter collectively referred to as the “Pillar”, “we”, “our”) operates principally in the sale of plant and machinery and is wholly owned by individuals, Trevor Keys and Jolene Keys. A discussion of the relationship with the owner is included in (Note 16 - “Related Party Transactions”).

The accompanying interim carve-out combined financial statements present the historical interim carve-out combined balance sheet as of September 30, 2021 and December 31, 2020, interim carve-out combined statement of comprehensive income, interim carve-out combined statements of changes in net parent investment and interim carve-out combined statement of cash flows of the Pillar for the nine month periods ended September 30, 2021 & 2020 which reflect the combined activities of the companies detailed below:

—	Equipment & Plant Services Limited (NI666354);
—	Equipment & Plant Services Holdings Limited (NI666356); and
—	Equipment & Plant Services No.1 Limited (NI046558)

During 2020 a corporate reorganization was undertaken and pillar activities for the nine months ending September 30, 2020 were carried out in these companies.

In the year the Pillar activities were carried out in the entities included above. Non-Pillar activities (Property related) in Equipment & Plant Services No.1 Limited are excluded.

The pillar’s cost base includes all relevant costs pertaining to its operations, as they were historically managed, and therefore in compiling these interim carve-out combined financial statements, no additional costs have been allocated to the Pillar.

The pillar has not historically prepared stand-alone financial statements. These interim carve-out combined financial statements as of September 30, 2021, December 31, 2020, and September 30, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the companies listed above. The accompanying interim carve-out combined financial statements were prepared in order to comply with a condition in the Share Purchase Agreement (“SPA”), executed on August 9, 2021, to dispose of the Equipment & Plant Services Pillar to Ritchie Bros. Auctioneers Incorporated. As stipulated by the SPA the accompanying interim carve-out combined financial statements were prepared for the purpose of providing Ritchie Bros. Auctioneers Incorporated with historical financial information of the Pillar. They reflect the results of operations, financial position, and cash flows of the Pillar as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, these financial statements have been prepared on a combined basis and Parent’s net investment in these operations is shown in lieu of stockholder’s equity. All intercompany and transactions within the Pillar have been eliminated in the interim carve-out combined financial statements.

These interim carve-out combined financial statements have been prepared based on the U.S. GAAP applied standards effective for 2020. The Pillar has voluntarily early adopted ASC 842 Leases and ASC 326 Measurement of Credit Losses on Financial Instruments in these interim carve-out combined financial statements.

Net parent investment represents the owner’s historical investment in the Pillar and includes accumulated net earnings attributable to the owners (Trevor Keys and Jolene Keys), intercompany transactions and direct capital contributions, as adjusted for direct cash investments in the Pillar.

Equipment & Plant Services Pillar	6

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies

(a)	Revenue recognition

Revenues are comprised of:

Inventory sales revenue

The Pillar recognizes revenue when control of the promised goods is transferred to our customers, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. A performance obligation is a promise in a contract to transfer a distinct good, or a series of distinct goods, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

(b)	Cost of inventory sold

Cost of inventory sold includes the purchase price of assets sold including any related transport and repair costs.

(c)	Fair value measurement

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Pillar measures financial instruments or discloses select non-financial assets at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in note 9.

The Pillar uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements at fair value are categorized within a fair value hierarchy, as disclosed in note 9, based on the lowest level input that is significant to the fair value measurement or disclosure. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Pillar determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization at the end of each reporting period.

For the purposes of fair value disclosures, the Pillar has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the assets or liability and the level of the fair value hierarchy as explained above.

(d)	Foreign currency translation

The presentation currency of the interim carve-out combined financial statements is the United States dollar. The functional currency of the pillar is pound sterling.

Accordingly, the financial statements of the components of these interim carve-out combined financial statements that are not denominated in United States dollars have been translated into United States dollars using the exchange rate at the end of each reporting period for asset and liability amounts and the annual average exchange rate for amounts included in the determination of earnings. Any gains or losses from the translation of asset and liability amounts are included in foreign currency translation adjustment in accumulated other comprehensive income. In preparing the financial statements of the individual components, transactions in currencies other than the entity’s functional currency are recognized at the rates of exchange prevailing at the dates of the transaction. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are retranslated at the rates prevailing at that date. Foreign currency differences arising on retranslation of monetary items are recognized in earnings.

Equipment & Plant Services Pillar	7

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(e)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand, deposits with financial institutions, and other short-term, highly liquid investments with original maturity of three months or less when acquired, that are readily convertible to known amounts of cash.

(f)	Trade and other receivables

Trade receivables principally include amounts due from customers. The allowance for credit losses is the Pillar’s best estimate of the amount of probable credit losses in existing accounts receivable. The Pillar determines the allowance based on historical write-off experience, customer economic data and reasonable and supportable forecasts of future economic conditions.

The Pillar reviews the allowance for credit losses regularly and past due balances are reviewed for collectability. Account balances are charged against the allowance when the Pillar believes that the receivable will not be recovered.

(g)	Inventories

Inventory consists of equipment and other assets purchased for resale. Inventory is valued at the lower of cost and net realizable value where net realizable value represents the expected sale price upon disposition less make-ready costs and the costs of disposal and transportation. The significant elements of cost include the acquisition price, in-bound transportation costs of the inventory, and make- ready costs to prepare the inventory for sale that are not selling expenses. Write-downs to the carrying value of inventory are recorded in cost of inventory sold on the combined income statement.

(h)	Taxes

Income tax expense represents the sum of current tax expense and deferred tax expense.

Current tax

The current tax expense is based on taxable profit for the period and includes any adjustments to tax payable in respect of previous years. Taxable profit differs from income before income taxes as reported in the combined income statement because it excludes (i) items of income or expense that are taxable or deductible in other years and (ii) items that are never taxable or deductible. The Pillar’s liability for current tax is calculated using tax rates that have been enacted by the balance sheet date.

Equipment & Plant Services Pillar	8

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(h)	Taxes (continued)

Deferred tax

Income taxes are accounted for using the asset and liability method. Deferred income tax assets and liabilities are based on temporary differences, which are differences between the accounting basis and the tax basis of the assets and liabilities, and non-capital loss, capital loss, and tax credits carryforwards are measured using the enacted tax rates and laws expected to apply when these differences reverse. Deferred tax benefits, including non-capital loss, capital loss, and tax credits carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that enactment occurs. When realization of deferred income tax assets does not meet the more- likely-than-not criterion for recognition, a valuation allowance is provided.

Interest and penalties related to income taxes, including unrecognized tax benefits, are recorded in income tax expense in the income statement.

Liabilities for uncertain tax positions are recorded based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Pillar regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Pillar continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable, and deferred taxes in the period in which the facts that give rise to a revision become known.

(i)	Defined contribution plans

The Pillar operates a defined contribution scheme for a specific director and employees. A defined contribution plan is a pension plan under which the Pillar pays fixed contributions to a third party pension provider. Once the contributions have been paid the Pillar has no further payment obligations. The contributions are recognized as an expense when they are due. Amounts not paid are show in accruals in the balance sheet.

Equipment & Plant Services Pillar	9

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(j)	Advertising costs

Advertising costs are expensed as incurred. Advertising expense is included in costs of services and selling, general and administrative (“SG&A”) expenses on the accompanying combined income statements.

(k)	Related party transactions

These interim carve-out combined financial statements disclose transactions with related parties which are not wholly captured within the Equipment & Plant Services Pillar. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the director, separate disclosure is necessary to understand the effect of the transactions on the interim carve-out combined financial statements.

Related party transactions are reflected in the interim carve-out combined financial statements at the amounts payable to and received from the counterparty with no adjustments made to fair value, if applicable.

(l)	New and amended accounting standards

a.	Effective January 1, 2020, the Pillar adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Pillar has adopted the loss rate methodology to estimate historical losses on trade receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Pillar’s adoption of ASC 326 did not result in a material change in the carrying values of the Pillar’s financial assets on the transition date.

b.	In March 2020, the FASB issued an update to ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting which addresses the effects of reference rate reform on financial reporting. ASU 2020-04 is effective for all entities as of March 12, 2020 through to December 31, 2022. If elected, and if certain criteria are met, this ASU requires less accounting analysis and recognition for modifications related to reference rate reform. The update issued provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications, hedging relationships, derivatives and other transactions affected by the reference rate reform that reference LIBOR or another reference rate expected to be discontinued.

c.	It was announced in March 2021 that LIBOR rates are expected to cease to be published as early as December 31, 2021 and as late as June 30, 2023 depending on the jurisdiction and the term of the rate. As a result, we have assessed the impact of the expected reference rate reform on our interim carve-out combined financial statements. The adoption of the ASU and the recent updates have not and are not expected to have a material impact on our interim carve-out combined financial statements. However, if applicable, the Pillar will use the optional expedients available when reference rate changes occur.

Equipment & Plant Services Pillar	10

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

3.	Significant judgments, estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Future differences arising between actual results and the judgments, estimates and assumptions made by the Pillar at the reporting date, or future changes to estimates and assumptions, could necessitate adjustments to the underlying reported amounts of assets, liabilities, revenues and expenses in future reporting periods.

Judgments, estimates and underlying assumptions are evaluated on an ongoing basis by management and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances and such changes are reflected in the assumptions when they occur. Significant items subject to estimates include the determination of deferred income taxes, and other contingencies.

4.	Revenues

The Pillar’s revenue is as follows:

	Nine months ended September 30
	2021	2020
Inventory sales revenue	$23,156	$25,955
	$23,156	$25,955

The Pillar’s geographic information as determined by its combined revenues are set out below:

	United
	Kingdom	United States	Europe	Other	Combined
Total revenue for the year ended:
September 30, 2021	$21,542	$829	$79	$706	$23,156
September 30, 2020	$23,358	$1,393	$1,169	$35	$25,955

5.	Operating expenses SG&A expenses

	Nine months ended September 30
	2021	2020
Employee compensation expenses	$489	$444
Buildings, facilities and technology expenses	6	28
Travel, advertising and promotion expenses	53	50
Professional fees	44	62
Other SG&A expenses	31	63
	$623	$647

Included within employee compensation expenses are defined contribution plan payments of $3k (2020: $4k)

Total advertising costs incurred for the period ended September 30, 2021 was Nil (2020: Nil).

Equipment & Plant Services Pillar	11

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

6.	Other income, net

	Nine months ended September 30
	2021	2020
Interest income	$162	$114
	$162	$114

7.	Income taxes

At the end of each interim period, the Pillar estimates the effective tax rate expected to be applicable for the full fiscal year. The estimate reflects, among other items, management’s best estimate of operating results. It does not include the estimated impact of foreign exchange rates or unusual and/or infrequent items, which may cause significant variations in the customary relationship between income tax expense and income before income taxes.

For the nine months ended September 30, 2021, income tax expense was $554k, compared to an income tax expense of $617k for the same period in 2020. The effective tax rate was 19% for the nine months ended September 30, 2021, compared to 19% for the six months ended September 30, 2020.

The effective tax rate remained materially in line with the prior period.

8.	Supplemental cash flow information

Nine months ended September 30	2021	2020
Trade and other receivables	$828	$(1,918)
Inventory	141	4,843
Income taxes receivable	382	59
Trade and other payables	(213)	814
Net changes in operating assets and liabilities	$1,138	$3,798

Nine months ended September 30	2021	2020
Interest received	$162	$150
Net income taxes paid	185	529

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$4,840	$8,679

Equipment & Plant Services Pillar	12

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the interim carve-out combined financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement or disclosure:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at measurement date;

●	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: Unobservable inputs for the asset or liability.

		September 30, 2021		December 31, 2020
Carrying
		Carrying	Fair value
	Category	amount		amount	Fair value
Fair values disclosed:
Cash and cash equivalents	Level 1	$4,840	$4,840	$8,679	$8,679

The carrying value of the Pillar’s cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair values due to their short terms to maturity.

10.	Trade and other receivables

	September 30, 2021	December 31, 2020
Trade receivables	$48	173
Consumption taxes receivable	2	534
Other receivables	8	2
	$58	709

Trade receivables are generally secured by the equipment that they relate to as it is Pillar policy that equipment is not released until payment has been collected. Trade receivables are due for settlement within 3 to 21 days of the date of sale. Consumption taxes receivable are deemed fully recoverable unless disputed by the relevant tax authority. Other receivables are unsecured and non-interest bearing. The allowance for expected credit losses at September 30, 2021 was Nil (2020: Nil). There was no movement in this provision during the period.

Equipment & Plant Services Pillar	13

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

11.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value.

	September 30, 2021	December 31, 2020
Machinery for resale	$3,412	3,599
	$3,412	3,599

No inventory write downs were recorded during the period ended September 30, 2021 (period ended September 30, 2020: Nil).

12. Trade and other payables

	September 30, 2021	December 31, 2020
Trade payables	$28	267
Accrued liabilities	117	160
Social security and sales taxes payable	-	14
Other payables	81	-
	$226	441

13.	Debt

	September 30, 2021	December 31,
		2020
Short-term debt-overdraft facilities	$184	772

Short-term debt

Short-term debt is comprised of drawings in different currencies on the Pillar’s committed revolving credit facilities and has a weighted average interest rate of 2.85% over the period ended September 30, 2021 (2020: 2.85%).

Equipment & Plant Services Pillar	14

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

14.	Commitments Commitments for expenditures

As at September 30, 2021, the Pillar had committed to Nil in capital expenditures for property, plant and equipment and intangible assets (2020: Nil).

15.	Contingencies Legal and other claims

The Pillar is subject to legal and other claims that arise in the ordinary course of its business. Management does not believe that the results of these claims will have a material effect on the Pillar’s combined balance sheet or combined income statement.

16.	Related party transactions

The Equipment & Plant Services Pillar’s related parties are summarized and defined as follows:

Significant influence

Companies which are deemed to be related parties owing to them being controlled by brothers of Mr Trevor Keys. These following are deemed to be entities with significant influence:

●	Euro Auctions Pillar: the business controlled by Mr Derek Keys whose principal activity is in conducting auction sales and valuations throughout the United Kingdom, mainland Europe, Australia, Dubai and the United States of America.

●	Equipment Sales Pillar: the business controlled by Mr Lynden Keys whose principal activity is the sale of plant and machinery.

●	Other: Brian Keys and Jonathan Keys are also deemed to be related parties as they are brothers of Mr Trevor Keys.

●	Included in the Pillar are Director emoluments paid to Mr Trevor Keys in the period amounting to $53k.

Equipment & Plant Services Pillar	15

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

16.	Related party transactions (continued)

Common Control

●	Common control: Other companies owned by Trevor Keys outside of the transaction perimeter which do not form part of the Equipment & Plant Services Pillar; Bayhead Trading Limited, Mattram Property Limited, Dumfries Plant Rentals Limited and DCA (Director’s Current Account).

The following transactions were conducted with related entities by virtue of significant influence & common control:

	Nine month period ended September 30
	2021	2020
Significant influence
Transactions with entities with significant influence	$	$
Sales commission paid to Euro Auctions Pillar in the period*	791	658

 *These balances are recorded in “cost of inventory sold” in the combined income statement

Transactions	September 30, 2021		December 31, 2020
Significant influence
Balance due from/(to)	$		$
Euro Auctions Pillar**		3,257		170
Lynden Keys**		1,026		1,183
Common control
Balances due from/(to)	$		$
Equipment & Plant Services No.1 Limited**		391		388
Bayhead Trading Limited**		843		512
Mattram Property Limited**		9,663		6,005
Dumfries Plant Rentals Limited**		741		1,505
DCA (Director’s Current Account)**		122		40

**These balances are recorded in “Amounts owed by related parties " in the interim carve-out combined financial statements.

17.	Subsequent events

There are no events subsequent which require disclosure or adjustment in these financial statements.

Subsequent events have been evaluated from the period ended, September 30, 2021 to November 8, 2021. The financial statements were issued on November 8, 2021.

Equipment & Plant Services Pillar	16

Interim Carve-out Combined Income Statement

(Expressed in thousands of United States dollars)

	Nine months ended, 30 September
	2021	2020
Revenue:
Inventory sales revenue	$27,845	$51,567

Total revenue	27,845	51,567

Operating expenses:
Cost of inventory sold	25,239	44,633
Selling, general and administrative expenses	675	1,119
Depreciation and amortization expenses	11	5
Gain on disposition of property, plant and equipment	(35)	-
Foreign exchange gain	(515)	(194)
Total operating expenses	25,375	45,563
Operating income	2,470	6,004

Interest expense	(10)	(173)
Other income, net	130	135
Income before income taxes	2,590	5,966

Income tax expense:
Current income tax	492	1,134
Net income	$2,098	$4,832

See accompanying notes to the interim carve-out combined financial statements.

Equipment Sales Pillar	1

Interim Carve-out Combined Statement of Comprehensive Income

(Expressed in thousands of United States dollars)

	Nine months ended, September 30
	2021	2020
Net income	$2,098	$4,832
Other comprehensive income, net of income tax:
Foreign currency translation adjustment	(370)	(377)
Total comprehensive income	$1,728	$4,455

See accompanying notes to the interim carve-out combined financial statements.

Equipment Sales Pillar	2

Interim Carve-out Combined Balance Sheet

(Expressed in thousands of United States dollars)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$5,494	$12,754
Trade and other receivables	501	111
Less: allowance for credit losses	-	-
Trade and other receivables; net	501	111
Amounts owed by related parties	16,502	8,581
Other current assets	205	171
Inventory	3,139	2,446
Total current assets	25,841	24,063

Property, plant and equipment	96	209
Total non-current assets	96	209
Total assets	25,937	24,272

Liabilities and Net Parent Investment
Amounts owed to related parties	13	580
Trade and other payables	993	959
Income taxes payable	1,114	604
Total current liabilities	2,120	2,143

Deferred tax liabilities	-	40
Total liabilities	2,120	2,183

Commitments and Contingencies (Note 15 and 16 respectively)	-	-

Net parent investment	23,409	21,311
Accumulated other comprehensive income	408	778

Total net parent investment	23,817	22,089
Total liabilities and net parent investment	$25,937	$24,272

See accompanying notes to the interim carve-out combined financial statements.

Equipment Sales Pillar	3

Interim Carve-out Combined Statement of Changes in Net Parent Investment

(Expressed in thousands of United States dollars)

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2021	$21,311	$778	$22,089
Net income	2,098	-	2,098
Other comprehensive (loss)	-	(370)	(370)

Changes in net parent investment	-	-	-

Balance, September 30, 2021	$23,409	$408	$23,817

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2020	$15,973	$-	$15,973
Net income	4,832	-	4,832
Other comprehensive (loss)	-	(377)	(377)

Changes in net parent investment	-	-	-

Balance, September 30, 2020	$20,805	$(377)	$20,428

See accompanying notes to the interim carve-out combined financial statements.

Equipment Sales Pillar	4

Interim Carve-out Combined Statement of Cash Flows

(Expressed in thousands of United States dollars)

Nine months ended September 30,	2021	2020
Cash provided by / (used in):
Operating activities:
Net income	$2,098	$4,832
Adjustments for items not affecting cash:
Depreciation and amortization expenses	11	5
Net changes in operating assets and liabilities	(512)	5,165
Net cash (used in) / provided by operating activities	1,597	10,002
Investing activities:
Advances to related parties	(8,694)	-
Receipts from related parties	-	456
Net cash (used in) / from investing activities	(8,694)	456
Financing activities:
Repayment of short-term debt	-	(3,122)
Net cash used in financing activities	-	(3,122)
Effect of changes in foreign currency rates on cash, cash equivalents	(163)	433
(Decrease) / increase	(7,260)	7,769
Beginning of period	12,754	1,160
Cash, cash equivalents, end of period	$5,494	$8,929

See accompanying notes to the interim carve-out combined financial statements.

Equipment Sales Pillar	5

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation

The Equipment Sales Pillar (hereinafter collectively referred to as the “Pillar”, “we”, “our”) operates principally in the sale of plant and machinery and is wholly controlled by individuals, Lynden Keys and Wendy Keys. A discussion of the relationship with the owner, including a description of the costs allocated to the Pillar, is included in (Note 16- “Related Party Transactions”).

The accompanying interim carve-out combined financial statements present the historical interim carve-out combined balance sheet as of September 30 2021 and December 31, 2020, interim carve-out combined income statement, interim carve-out combined statement of comprehensive income, interim carve-out combined statements of changes in net parent investment and interim carve-out combined statement of cash flows of the Pillar for the nine months ended September 30, 2021 and September 30, 2020 respectively which reflect the combined activities of the companies detailed below:

—	Equipment Sales Limited (NI668774)
—	Equipment Sales No.2 Limited (NI666146); and
—	Equipment Sales No.3 Limited (NI042032)

During 2020 a corporate reorganization was undertaken and pillar activities for the nine months ending September 30, 2020 were carried out in these companies.

In the period the Pillar activities were carried out in the entities included above. Non-Pillar activities (property related) in Equipment Sales No. 3 Limited are excluded.

The pillar’s cost base includes all relevant costs pertaining to its operations, as they were historically managed, and therefore in compiling these carve out financial statements, no additional costs have been allocated to the Pillar.

The pillar has not historically prepared stand-alone financial statements. These interim carve-out combined financial statements as of September 30, 2021, December 31, 2020, and September 30, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the companies listed above. The accompanying combined financial statements were prepared in order to comply with a condition in the Share Purchase Agreement (“SPA”), executed on August 9, 2021, to dispose of the Equipment Sales Pillar to Ritchie Bros. Auctioneers Incorporated. As stipulated by the SPA the accompanying combined financial statements were prepared for the purpose of providing Ritchie Bros. Auctioneers Incorporated with historical financial information of the Pillar. They reflect the results of operations, financial position, and cash flows of the Pillar as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, these financial statements have been prepared on a combined basis and Parent’s net investment in these operations is shown in lieu of stockholder’s equity. All intracompany and transactions within the Pillar have been eliminated in the combined financial statements.

These interim carve-out combined financial statements have been prepared based on the U.S. GAAP applied standards effective for 2021. The Pillar has voluntarily early adopted ASC 842 Leases and ASC 326 Measurement of Credit Losses on Financial Instruments in these interim carve-out combined financial statements.

Net parent investment represents the owners’ historical investment in the Pillar and includes accumulated net earnings attributable to the owners (Lynden and Wendy Keys), intercompany transactions and direct capital contributions, as adjusted for direct cash investments in the Pillar.

Equipment Sales Pillar	6

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies

(a)	Revenue recognition

Revenues are comprised of:

●	Inventory sales revenue

The Pillar recognizes revenue when control of the promised goods is transferred to our customers, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. A performance obligation is a promise in a contract to transfer a distinct good, or a series of distinct goods, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

(b)	Cost of inventory sold

Cost of inventory sold includes the purchase price of assets sold including any related transport and repair costs.

(c)	Fair value measurement

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Pillar measures financial instruments or discloses select non-financial assets at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in note 8.

The Pillar uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements at fair value are categorized within a fair value hierarchy, as disclosed in note 8, based on the lowest level input that is significant to the fair value measurement or disclosure. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Pillar determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization at the end of each reporting period.

For the purposes of fair value disclosures, the Pillar has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the assets or liability and the level of the fair value hierarchy as explained above.

(d)	Foreign currency translation

The presentation currency of the combined financial statements is the United States dollar. The functional currency of the pillar is pound sterling.

Accordingly, the financial statements of the components of these combined financial statements that are not denominated in United States dollars have been translated into United States dollars using the exchange rate at the end of each reporting period for asset and liability amounts and the annual average exchange rate for amounts included in the determination of earnings. Any gains or losses from the translation of asset and liability amounts are included in foreign currency translation adjustment in accumulated other comprehensive income. In preparing the financial statements of the individual components, transactions in currencies other than the entity’s functional currency are recognized at the rates of exchange prevailing at the dates of the transaction. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are retranslated at the rates prevailing at that date. Foreign currency differences arising on retranslation of monetary items are recognized in earnings.

Equipment Sales Pillar	7

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(e)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand, deposits with financial institutions, and other short-term, highly liquid investments with original maturity of three months or less when acquired, that are readily convertible to known amounts of cash.

(f)	Trade and other receivables

Trade receivables principally include amounts due from customers. The allowance for credit losses is the Pillar’s best estimate of the amount of probable credit losses in existing accounts receivable. The Pillar determines the allowance based on historical write-off experience, customer economic data and reasonable and supportable forecasts of future economic conditions.

The Pillar reviews the allowance for credit losses regularly and past due balances are reviewed for collectability. Account balances are charged against the allowance when the Pillar believes that the receivable will not be recovered.

(g)	Inventories

Inventory consists of equipment and other assets purchased for resale. Inventory is valued at the lower of cost and net realizable value where net realizable value represents the expected sale price upon disposition less make-ready costs and the costs of disposal and transportation. The significant elements of cost include the acquisition price, in-bound transportation costs of the inventory, and make- ready costs to prepare the inventory for sale that are not selling expenses. Write-downs to the carrying value of inventory are recorded in cost of inventory sold on the combined income statement.

(h)	Property, plant and equipment

All property, plant and equipment are stated at cost less accumulated depreciation. Cost includes all expenditures that are directly attributable to the acquisition or development of the asset, net of any amounts received in relation to those assets, including scientific research and experimental development tax credits.

All repairs and maintenance costs are charged to earnings during the financial period in which they are incurred. Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the item and are recognized net within operating income on the income statement.

Depreciation is provided to charge the cost of the assets to operations over their estimated useful lives based on their usage as follows:

Asset	Basis	Rate / term
Plant and machinery	Declining balance	15%
Motor vehicles	Declining balance	15%
Office equipment	Declining balance	15%

Equipment Sales Pillar	8

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(i)	Impairment of long-lived assets

Long-lived assets, comprised of property, plant and equipment, are assessed for impairment whenever events or circumstances indicate that their carrying value may not be recoverable. For the purpose of impairment testing, long-lived assets are grouped and tested for recoverability at the lowest level that generates independent cash flows. An impairment loss is recognized when the carrying value of the assets or asset groups is greater than the future projected undiscounted cash flows. The impairment loss is calculated as the excess of the carrying value over the fair value of the asset or asset group. Fair value is based on valuation techniques or third party appraisals. Significant estimates and judgments are applied in determining these cash flows and fair values.

(j)	Taxes

Income tax expense represents the sum of current tax expense and deferred tax expense.

Current tax

The current tax expense is based on taxable profit for the period and includes any adjustments to tax payable in respect of previous years. Taxable profit differs from income before income taxes as reported in the combined income statement because it excludes (i) items of income or expense that are taxable or deductible in other years and (ii) items that are never taxable or deductible. The Pillar’s liability for current tax is calculated using tax rates that have been enacted by the balance sheet date.

Deferred tax

Income taxes are accounted for using the asset and liability method. Deferred income tax assets and liabilities are based on temporary differences, which are differences between the accounting basis and the tax basis of the assets and liabilities, and non-capital loss, capital loss, and tax credits carryforwards are measured using the enacted tax rates and laws expected to apply when these differences reverse. Deferred tax benefits, including non-capital loss, capital loss, and tax credits carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that enactment occurs. When realization of deferred income tax assets does not meet the more- likely-than-not criterion for recognition, a valuation allowance is provided.

Interest and penalties related to income taxes, including unrecognized tax benefits, are recorded in income tax expense in the income statement.

Liabilities for uncertain tax positions are recorded based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. The Pillar regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Pillar continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable, and deferred taxes in the period in which the facts that give rise to a revision become known

(k)	Defined contribution plans

The Pillar operates a defined contribution scheme for a specific director and employees. A defined contribution plan is a pension plan under which the Pillar pays fixed contributions to a third party pension provider. Once the contributions have been paid the Pillar has no further payment obligations. The contributions are recognised as an expense when they are due. Amounts not paid are shown in accruals in the balance sheet.

(l)	Advertising costs

Advertising costs are expensed as incurred. Advertising expense is included in costs of services and selling, general and administrative (“SG&A”) expenses on the accompanying income statements.

Equipment Sales Pillar	9

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(m)	Related party transactions

These combined financial statements disclose transactions with related parties which are not wholly captured within the Equipment Sales Pillar. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the director, separate disclosure is necessary to understand the effect of the transactions on the carve-out combined financial statements.

Related party transactions are reflected in the carve-out financial statements at the amounts payable to and received from the counterparty with no adjustments made to fair value, if applicable.

(n)	New and amended accounting standards

Effective January 1, 2020, the Pillar adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Pillar has adopted the loss rate methodology to estimate historical losses on trade receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Pillar’s adoption of ASC 326 did not result in a material change in the carrying values of the Pillar’s financial assets on the transition date.

3.	Significant judgments, estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Future differences arising between actual results and the judgments, estimates and assumptions made by the Pillar at the reporting date, or future changes to estimates and assumptions, could necessitate adjustments to the underlying reported amounts of assets, liabilities, revenues and expenses in future reporting periods.

Judgments, estimates and underlying assumptions are evaluated on an ongoing basis by management and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances and such changes are reflected in the assumptions when they occur. Significant items subject to estimates include the determination of deferred income taxes, and other contingencies.

Equipment Sales Pillar	10

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

4.	Revenues

The Pillar’s revenue is as follows:

	Nine months ended September 30,
	2021	2020
Inventory sales revenue	$27,845	$51,567
	$27,845	$51,567

The Pillar’s geographic information as determined by its combined revenues are set out below:

	United
	Kingdom	United States	Europe	Other	Combined
Total revenue for the period ended:
September 30, 2021	$27,128	$525	$162	$30	$27,845
September 30, 2020	$48,102	$2,662	$716	$87	$51,567

5.	Operating expenses

SG&A expenses

	Nine months ended September 30,
	2021	2020
Employee compensation expenses	$548	894
Buildings, facilities and technology expenses	29	26
Travel, advertising and promotion expenses	2	3
Professional fees	48	70
Other SG&A expenses	48	126
	$675	1,119

Included within employee compensation expenses are defined contribution plan payments of $6k (2020: $5k)

Total advertising costs incurred for the period ended September 30, 2021 was Nil (2020: Nil).

Depreciation and amortization expenses

	Nine months ended September, 30
	2021	2020
Depreciation expense	$11	$5
	$11	$5

Equipment Sales Pillar	11

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

6.	Other income, net

	Nine months ended September, 30
	2021	2020
Interest income	$130	$-
Other income	-	135
	$130	135

7.	Income taxes

At the end of each interim period, the Pillar estimates the effective tax rate expected to be applicable for the full fiscal year. The estimate reflects, among other items, management’s best estimate of operating results. It does not include the estimated impact of foreign exchange rates or unusual and/or infrequent items, which may cause significant variations in the customary relationship between income tax expense and income before income taxes.

For the nine months ended September 30, 2021, income tax expense was $492k, compared to an income tax expense of $1,134k for the same period in 2020. The effective tax rate was 19% for the nine months ended September 30, 2021, which is in line with the prior period.

8.	Supplemental cash flow information

Nine months ended September 30,	2021	2020
Trade and other receivables	$(349)	(4,809)
Inventory	(747)	6,235
Income taxes receivable	532	316
Trade and other payables	52	3,423
Net changes in operating assets and liabilities	$(512)	5,165

Net capital spending, which consists of property, plant and equipment additions excluding those acquired through business combinations, net of proceeds on disposition of property, plant and equipment, was $104k for the period ended September 30, 2021 (2020: Nil).

Nine months ended September 30,	2021	2020
Interest paid	$10	173
Interest received	130	135
Net income taxes paid	651	867

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$5,494	12,754

Equipment Sales Pillar	12

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the carve-out combined financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement or disclosure:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at measurement date;

●	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: Unobservable inputs for the asset or liability.

		September 30, 2021		December 31, 2020
		Carrying		Carrying
	Category	amount	Fair value	amount	Fair value
Fair values disclosed:
Cash and cash equivalents	Level 1	$5,494	$5,494	$12,754	$12,754

The carrying value of the Pillar’s cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair values due to their short terms to maturity.

10.	Trade and other receivables

	September 30, 2021	December 31, 2020
Trade receivables	$501	$111
	$501	$111

Trade receivables are generally secured by the equipment that they relate to as it is Pillar policy that equipment is not released until payment has been collected. Trade receivables are due for settlement within twenty-one days of the date of sale. Consumption taxes receivable are deemed fully recoverable unless disputed by the relevant tax authority. Other receivables are unsecured and non-interest bearing. The allowance for expected credit losses at September 30, 2021 was Nil (2020: Nil). There was no movement in this provision during the year.

11.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value.

	September 30, 2021	December 31, 2020
Machinery for resale	$3,139	$2,446

	$3,139	$2,446

No inventory write downs were recorded during the period ended September 30, 2021 (period ended September 30, 2020: Nil).

Equipment Sales Pillar	13

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

12.	Other current assets

	September 30, 2021	December 31, 2020
Other tax and social security	$-	42
Prepaid expenses	205	129
	$205	171

13.	Property, plant and equipment

		Accumulated
As at September 30, 2021	Cost	depreciation	Net book value
Plant and machinery	$99	$17	$82
Office equipment	8	1	7
Motor vehicles	8	1	7
	$115	$19	$96

		Accumulated
As at December 31, 2021	Cost	depreciation	Net book value
Plant and machinery	$215	$14	$201
Motor vehicles	8	-	8
	$223	$14	$209

During the period ended September 30, 2021 no interest was capitalized (Year ended December 31, 2020 Nil).

Depreciation of $11k was recorded in respect of property, plant and equipment during the period ended September 30, 2021 (2020:

$5k).

14.	Trade and other payables

	September 30, 2021	December 31, 2020
Trade payables	$578	376
Accrued liabilities	264	575
Other payables	151	8
	$993	959

15.	Commitments Commitments for expenditures

As at September 30, 2021, the Pillar had committed to Nil in capital expenditures for property, plant and equipment and intangible assets (December 31, 2020: Nil).

16.	Contingencies Legal and other claims

The Pillar is subject to legal and other claims that arise in the ordinary course of its business. Management does not believe that the results of these claims will have a material effect on the Pillar’s combined balance sheet or combined income statement.

Equipment Sales Pillar	14

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

17.	Related party transactions

The Equipment Sales Pillar’s related parties are summarized and defined as follows:

Significant influence

Companies which are deemed to be related parties owing to them being controlled by brothers of Mr Lynden Keys.

These following are deemed to be entities with significant influence:

●	Euro Auctions Pillar: the business controlled by Mr Derek Keys whose principal activity is in conducting auction sales and valuations throughout the United Kingdom, mainland Europe, Australia, Dubai and the United States of America.

●	Equipment & Plant Services Pillar: the business controlled by Mr Trevor Keys whose principal activity is the sale of equipment and plant to the agricultural and construction industries.

●	Other: Brian Keys and Jonathan Keys are also deemed to be related parties as they are brothers of Mr Lynden Keys.

●	Included in the Pillar are Director emoluments paid to Mr Lynden Keys in the period amounting to $8k.

Common Control

●	Common control: Other companies owned by Lynden Keys outside of the transaction perimeter which do not form part of the Equipment Sales Pillar: Newpark Developments (NI) Limited

The following transactions were conducted with related entities by virtue of significant influence & common control:

	Nine months ended September 30,
	2021	2020
Significant influence
Transactions with entities with significant influence
Euro Auctions Pillar commission service cost*	$799	1,402

	September 30, 2021	December 31, 2020
Significant influence
Balances due from/(to)
Euro Auctions Pillar**	$3,145	$89

Common control
Balances due from/(to)
Newpark Developments (NI) Limited**	$13,357	$8,492
Equipment Sales No.3 Limited***	(12)	(575)
DCA (Director’s Current Account)***	(1)	(5)

*These balances are recorded in “cost of inventory sold” in the combined income statement

**These balances are recorded in “Amounts owed by related parties" in the combined financial statements.

***These balances are recorded in "Amounts owed to related parties” in the combined financial statements.

Equipment Sales Pillar	15

Notes to the Interim Carve-out Combined Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

18.	Subsequent events

There are no events subsequent which require disclosure or adjustment in these financial statements.

Subsequent events have been evaluated from the period ended, September 30, 2021 to November 8, 2021. The financial statements were issued on November 8, 2021.

Equipment Sales Pillar	16

Interim Carve-out Combined Income Statement

(Expressed in thousands of United States dollars)

	Nine months ended September, 30
	2021	2020
Revenue:
Service revenue	$37,263	$38,261
Inventory sales revenue	103,763	108,468
Total revenue	141,026	146,729

Operating expenses:
Costs of services	7,685	8,170
Cost of inventory sold	86,359	96,412
Selling, general and administrative expenses	12,780	11,890
Depreciation and amortization expenses	746	551
Foreign exchange loss/(gain)	173	(991)
Total operating expenses	107,743	116,032
Operating income	33,283	30,697

Interest expense	(376)	(521)
Other income/(expense), net	3,656	(11,105)
Income before income taxes	36,563	19,071

Income tax expense:
Current income tax	7,508	4,688
Net income	$29,055	$14,383

See accompanying notes to the interim carve-out combined financial statements.

Euro Auctions Pillar	1

Interim Carve-out Combined Statement of Comprehensive Income

(Expressed in thousands of United States dollars)

	Nine months ended September, 30
	2021	2020
Net income	$29,055	$14,383
Other comprehensive income (loss), net of income tax:
Foreign currency translation adjustment	(1,680)	(909)
Total comprehensive income	$27,375	$13,474

See accompanying notes to the interim carve-out combined financial statements.

Euro Auctions Pillar	2

Interim Carve-out Combined Balance Sheet

(Expressed in thousands of United States dollars)

	September 30, 2021	December 31, 2020
Assets

Cash and cash equivalents	$102,608	$82,591
Restricted cash	366	246
Trade and other receivables	26,064	14,129
Less: allowance for credit losses	(607)	(613)
Trade and other receivables; net	25,457	13,516
Amounts owed by related parties	-	3,507
Inventory	38,637	31,030
Other current assets	14,609	8,983
Income taxes receivable	-	182
Total current assets	181,677	140,055

Property, plant and equipment	10,276	10,593
Other non-current assets	13,235	14,070
Intangible assets	1,247	1,364

Total non-current assets	24,758	26,027
Total assets	$206,435	$166,082

Liabilities and Net Parent Investment
Auction proceeds payable	$39,735	$8,717
Amounts owed to related parties	14,153	259
Trade and other payables	7,454	12,522
Income taxes payable	7,917	7,276
Short-term debt & overdrafts	30,183	54,969
Total current liabilities	99,442	83,743
Other non-current liabilities	16,102	16,740
Deferred tax liabilities	629	633
Total liabilities	116,173	101,116

Commitments and Contingencies (Note 20 and 21 respectively)

Net parent investment	89,652	62,676
Accumulated other comprehensive income	610	2,290

Total net parent investment	90,262	64,966
Total liabilities and net parent investment	$206,435	$166,082

See accompanying notes to the interim carve-out combined financial statements.

Euro Auctions Pillar	3

Interim Carve-out Combined Statements of Changes in Net Parent Investment

(Expressed in thousands of United States dollars)

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2021	$62,676	$2,290	$64,966
Net income	29,055		29,055
Other comprehensive (loss)	-	(1,680)	(1,680)

Changes in net parent investment	(2,079)	-	(2,079)

Balance, September 30, 2021	$89,652	$610	$90,262

	Net Parent Investment	Accumulated other comprehensive income	Total Net Parent Investment
Balance, January 1, 2020	$35,332	$-	$35,332
Net income	14,383		14,383
Other comprehensive (loss)	-	(712)	(712)

Changes in net parent investment	(197)	-	(197)

Balance, September 30, 2020	$49,518	$(712)	$48,806

See accompanying notes to the interim carve-out combined financial statements.

Euro Auctions Pillar	4

Interim Carve-out Combined Statements of Cash Flows

(Expressed in thousands of United States dollars)

Nine months ended September 30,	2021	2020
Cash provided by / (used in):
Operating activities:
Net income	$29,055	$14,383
Adjustments for items not affecting cash:
Depreciation and amortization expenses	746	551
Net changes in operating assets and liabilities	5,273	48,038
Net cash provided by operating activities	35,074	62,972

Investing activities:
Advances received from related parties	11,158	13,233
Net cash from investing activities	11,158	13,233
Financing activities:
Repayment of short-term debt	(24,633)	(40,114)
Net cash used in financing activities	(24,633)	(40,114)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(1,462)	6
Increase	20,137	36,097
Beginning of period	82,837	30,718
Cash, cash equivalents, and restricted cash, end of period	$102,974	$66,815

See accompanying notes to the interim carve-out combined financial statements.

Euro Auctions Pillar	5

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

1.	Nature of Operations and Basis of Presentation

Euro Auctions Pillar (hereinafter collectively referred to as the “Pillar”, “we”, “our”) is a combination of auction and sourcing businesses controlled by an individual, Derek Keys, which operates principally in conducting plant and machinery auction sales and valuations throughout the United Kingdom, mainland Europe, Australia, Dubai and the United States of America. The Pillar is also involved in the sale of plant and machinery both through group auctions and private sales.

The accompanying interim carve-out combined financial statements present the historical interim carve-out combined balance sheet as of September 30 2021 and December 31, 2020, interim carve-out combined income statement, interim carve-out combined statement of comprehensive income, interim carve-out combined statements of changes in net parent investment and interim carve-out combined statement of cash flows of the Pillar for the nine months ended September 30, 2021 and September 30, 2020 respectively which reflect the combined activities of the companies detailed below:

●	Euro Auctions Limited(NI663696)
●	Euro Auctions (UK) Limited (NI663692)
●	Euro Auctions GmbH(HRB13567)
●	Yoder & Frey Auctioneers LLC (12075006)
●	Euro Auctions Pty Ltd (ABN33154193576)
●	Euro Auctions Plant S.L. (M728536)
●	Willia m Keys & Sons Holdings Limited (NI663694)
●	Willia m Keys & Sons LLC (13004156)
●	Willia m Keys & Sons Limited (NI663693); and
●	Euro Auctions FZE (252526)

In the period up to December 31, 2020 the pillars activities in Australia and Spain were performed within the branches of Euro Auctions UK No.2 Limited in those territories. During the interim period the activities in Australia and Spain were performed in Euro Auctions Pty Ltd and Euro Auctions Plant S.L. respectively.

In preparing these interim carve-out combined financial statements certain assets and liabilities (encompassing property assets and associated bank debt), remaining in rela ted undertakings have been removed from the Pillar. The Pillar’s cost base includes all relevant costs pertaining to its operations, as they were historically managed, and therefore in compiling these interim carve-out combined financial statements, no additional costs have been allocated to the Pillar.

The Pillar has not historically prepared stand-alone financial statements. These interim carve-out combined financial statements as of September 30, 2021, December 31, 2020, and September 30, 2020 have been prepared on a stand-alone basis derived from the financial statements and related accounting records of each of the companies listed above. The accompanying interim carve-out combined financial statements were prepared in order to comply with a condition in the Share Purchase Agreement (“SPA”), executed on August 9, 2021, to dispose of the Euro Auctions Pillar to Ritchie Bros. Auctioneers Incorporated. As stipulated by the SPA the accompanying interim carve-out combined financial statements were prepared for the purpose of providing Ritchie Bros. Auctioneers Incorporated with historical financial information of the Pillar. They reflect the results of operations, financial position, and cash flows of the Pillar as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, these financial statements have been prepared on a combined basis and Parent’s net investment in these operations is shown in lieu of stockholder’s equity. All inter company balances and transactions within the Pillar have been eliminated in the interim carve-out combined financial statements.

These interim carve-out combined financial statements have been prepared based on the U.S. GAAP applied standards effective for 2021. The Pillar has voluntarily early adopted ASC 842 Leases and ASC 326 Measurement of Credit Losses on Financial Instruments in these interim carve-out combined financial statements. Net parent investment represents the beneficial owners’ historical investment in the Pillar and includes accumulated net earnings attributable to the beneficial owner (Derek Keys), intercompany transactions, dividend income arising from internal group restructurings, and direct capital contributions, as adjusted for direct cash investments in the Pillar. A discussion of the relationship with the beneficial owner, including a description of the costs allocated to the Pillar, is included in (Note 22- “Related Party Transactions”).

Euro Auctions Pillar	6

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies

(a)	Revenue recognition

Revenues are comprised of:

●	Service revenue, including the following:

i.	Revenue from auction and marketplace (“A&M”) activities, including commissions earned at our live and online bidding auctions, online marketplaces; and

ii.	Other services revenue, comprises revenue from logistical services; and

●	Inventory sales revenue; and

●	Rental income

The Pillar recognizes revenue when control of the promised goods or services is transferred to our customers, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. A performance obligation is a promise in a contract to transfer a distinct good or service, or a series of distinct goods or services, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For event-based auctions, revenue is recognized when the auction sale is complete and the Pillar has determined that the sale proceeds are collectible. Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

Service revenues

Commissions from sales at the Pillar’s auctions represent the percentage earned by the Pillar on the gross proceeds from equipment and other assets sold at auction. The majority of the Pillar’s commissions are earned as a pre-negotiated fixed rate of the gross selling price. Other commissions from sales at the Pillar’s auctions are earned from underwritten commission contracts, when the Pillar guarantees a certain level of proceeds to a consignor.

The Pillar accepts equipment and other assets on consignment stimulating buyer interest through professional marketing techniques and matches sellers (also known as consignors) to buyers through the auction or private sale process.

Following the sale of the item, the Pillar invoices the buyer for the purchase price of the asset, taxes, and, if applicable, the buyer commission, collects payment from the buyer, and remits the proceeds to the seller, net of the seller commissions, applicable taxes, and applicable fees. Commissions are calculated as a percentage of the hammer price of the asset sold at auction. Fees are also charged to sellers for listing and inspecting equipment.

On the fall of the auctioneer’s hammer, the highest bidder becomes legally obligated to pay the full purchase price, which is the hammer price of the asset purchased and the seller is legally obligated to relinquish the property in exchange for the hammer price less any seller’s commissions. Commission and fee revenue are recognized on the date of the auction sale upon the fall of the auctioneer’s hammer.

Under the standard terms and conditions of its auction sales, the Pillar is not obligated to pay a consignor for property that has not been paid for by the buyer, provided the property has not been released to the buyer. If the buyer defaults on its payment obligation, also referred to as a collapsed sale, the sale is cancelled in the period in which the determination is made, and the property is returned to the consignor or placed in a later event-based or online auction. Historically, service revenues on cancelled sales have not been material.

Euro Auctions Pillar	7

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(a)	Revenue recognition (continued)

Commission revenue is recorded net of commissions owed to third parties, which are principally the result of situations when the commission is shared with a consignor in an auction guarantee risk and reward sharing arrangement.

Underwritten commission contracts can take the form of guarantee contracts. Guarantee contracts typically include a pre-negotiated percentage of the guaranteed gross proceeds plus a percentage of proceeds in excess of the guaranteed amount. If actual auction proceeds are less than the guaranteed amount, commission is reduced; if proceeds are sufficiently lower, the Pillar can incur a loss on the sale. Losses, if any, resulting from guarantee contracts are recorded in the period in which the relevant auction is completed. If a loss relating to a guarantee contract held at the period end to be sold after the period end is known or is probable and estimable at the financial statement reporting date, the loss is accrued in the financial statements for that period. The Pillar’s exposure from these guarantee contracts fluctuates over time.

Other services revenue also includes fees for logistical services. Fees are recognized in the period in which the service is provided or the product is delivered to the customer.

Inventory sales revenue

The Pillar recognizes revenue when control of the promised goods is transferred to our customers, or upon completion of the performance obligation, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. A performance obligation is a promise in a contract to transfer a distinct good, or a series of distinct goods, to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Revenue is measured at the fair value of the consideration received or receivable and is shown net of value-added tax and duties.

Rental income

The Pillar recognizes rental income from operating leases on a straight-line basis over the lease term.

(b)	Costs of services

Costs of services incurred in earning A&M revenues are comprised of expenses incurred in direct relation to conducting auctions (“direct expenses”), earning online marketplace revenue. Direct expenses include direct labor, buildings and facilities charges, travel, advertising and promotion costs and fees paid to unrelated third parties who introduce the Pillar to equipment sellers who sell property at the Pillar's auctions and marketplaces. Costs of services to operate our online marketplace revenue excludes hosting costs where we leverage a shared infrastructure that supports both our internal technology requirements and external sales to our customers.

Costs of services incurred in earning other fee revenue include ancillary and logistical service expenses, direct la bor (including commissions on sales), cloud infrastructure and hosting costs, software maintenance fees, and materials. Costs of services exclude depreciation and amortization expenses.

Euro Auctions Pillar	8

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(c)	Cost of inventory sold

Cost of inventory sold includes the purchase price of assets sold including any related transport and repair costs.

(d)	Leases

The Pillar determines if an arrangement is a lease at inception. The Pillar may have lease agreements with lease and non-lease components, which are generally accounted for separately.

Operating leases

Operating leases are included in other non-current assets, trade and other payables, and other non-current liabilities in our combined balance sheets if the initial leases term is greater than 12 months. For leases with an initial term of 12 months or less the Pillar recognizes those lease payments on a straight-line basis over the lease term.

ROU assets represent the right to use an underlying asset for the leases term and lease liabilities represent the obligation to make leases payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Pillar's leasess do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. The Pillar includes lease payments for renewal or termination options in its determination of lease term, ROU asset, and leases liability when it is reasonably certain that the Pillar will exercise these options. Lease expense for lease payments is recognized on a straight-line basis over the lease term and are included in costs of services and selling, general and administrative ("SG&A") expenses.

(e)	Fair value measurement

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Pillar measures financial instruments or discloses select non-financial assets at fair value at each balance sheet date. Also, fair values of financial instruments measured at amortized cost are disclosed in note 9.

The Pillar uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements at fair value are categorized within a fair value hierarchy, as disclosed in note 9, based on the lowest level input that is significant to the fair value measurement or disclosure. This fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Pillar determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization at the end of each reporting period.

For the purposes of fair value disclosures, the Pillar has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the assets or liability and the level of the fair value hierarchy as explained above.

Euro Auctions Pillar	9

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(f)	Foreign currency translation

The presentation currency of the interim carve-out combined financial statements is the United States dollar. The functional currency for each of the components of these interim carve-out combined financial statements is the currency of the primary economic environment in which the entity operates, which is usually the currency of the country of residency.

Accordingly, the financial statements of the components of these interim carve-out combined financial statements that are not denominated in United States dollars have been translated into United States dollars using the exchange rate at the end of each reporting period for asset and liability amounts and the annual average exchange rate for amounts included in the determination of earnings. Any gains or losses from the translation of asset and liability amounts are included in foreign currency translation adjustment in accumulated other comprehensive income. In preparing the financial statements of the individual components, transactions in currencies other than the entity’s functional currency are recognized at the rates of exchange prevailing at the dates of the transaction. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are retranslated at the rates prevailing at that date. Foreign currency differences arising on retranslation of monetary items are recognized in earnings.

(g)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand, deposits with financial institutions, and other short-term, highly liquid investments with original maturity of three months or less when acquired, that are readily convertible to known amounts of cash.

(h)	Restricted cash

In certain jurisdictions, local laws require the Pillar to hold cash in segregated bank accounts, which are used to settle auction proceeds payable resulting from live on site auctions and online marketplace sales conducted in those regions.

(i)	Trade and other receivables

Trade receivables principally include amounts due from customers as a result of event-based auctions. The recorded amount reflects the purchase price of the item sold, including the Pillar’s commission. The allowance for credit losses is the Pillar’s best estimate of the amount of probable credit losses in existing accounts receivable. The Pillar determines the allowance based on historical write-off experience, customer economic data and reasonable and supportable forecasts of future economic conditions.

The Pillar reviews the allowance for credit losses regularly and past due balances are reviewed for collectability. Account balances are charged against the allowance when the Pillar believes that the receivable will not be recovered.

(j)	Derivative financial instruments

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. Changes in the fair value of derivatives are recognized in profit or loss as other gains and losses as appropriate.

Hedge accounting is not applied.

Euro Auctions Pillar	10

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(k)	Inventories

Inventory consists of equipment and other assets purchased for resale. Inventory is valued at the lower of cost and net realizable value where net realizable value represents the expected sale price upon disposition less make-ready costs and the costs of disposal and transportation. The significant elements of cost include the acquisition price, in-bound transportation costs of the inventory, and make- ready costs to prepare the inventory for sale that are not selling expenses. Write-downs to the carrying value of inventory are recorded in cost of inventory sold on the combined income statement.

(l)	Property, plant and equipment

All property, plant and equipment are stated at cost less accumulated depreciation. Cost includes all expenditures that are directly attributable to the acquisition or development of the asset, net of any amounts received in relation to those assets, including scientific research and experimental development tax credits.

The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the assets to working condition for their intended use, the costs of dismantling and removing items and restoring the site on which they are located (if applicable), and capitalized interest on qualifying assets. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Pillar and the cost of the item can be measured reliably.

All repairs and maintenance costs are charged to earnings during the financial period in which they are incurred. Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the item and are recognized net within operating income on the income statement.

Depreciation is provided to charge the cost of the assets to operations over their estimated useful lives based on their usage as follows:

Asset	Basis	Rate / term
Buildings	Straight-line	2%
Plant and machinery	Declining balance	15%
Motor vehicles	Declining balance	25%
Office equipment	Declining balance	15%
Leasehold improvements	Declining balance	15%/period of lease
Software	Straight-line	5%

No depreciation is provided on freehold land or on assets in the course of construction or development. Depreciation of property, plant and equipment is recorded in depreciation expense.

Legal obligations to retire and to restore property, plant and equipment and assets under operating leases are recorded at management’s best estimate in the period in which they are incurred, if a reasonable estimate can be made, with a corresponding increase in asset carrying value. The liability is accreted to face value over the remaining estimated useful life of the asset. The Pillar does not have any significant asset retirement obligations.

Euro Auctions Pillar	11

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(m)	Intangible assets

Intangible assets are measured at cost less accumulated amortization and accumulated impairment losses. Cost includes all expenditures that are directly attributable to the acquisition or development of the asset, net of any amounts received in relation to those assets, including scientific research and experimental development tax credits. The Pillar has not capitalized any internally developed intangible assets.

Amortization is recognized in net earnings on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use. The estimated useful lives are:

Asset	Basis	Rate / term
Trade names and trademarks	Straight-line	10 periods
Customer relationships	Straight-line	10 periods

Customer relationships includes relationships with buyers and sellers.

(n)	Impairment of long-lived assets

Long-lived assets, comprised of property, plant and equipment, ROU assets, and intangible assets subject to amortization, are assessed for impairment whenever events or circumstances indicate that their carrying value may not be recoverable. For the purpose of impairment testing, long-lived assets are grouped and tested for recoverability at the lowest level that generates independent cash flows. An impairment loss is recognized when the carrying value of the assets or asset groups is greater than the future projected undiscounted cash flows. The impairment loss is calculated as the excess of the carrying value over the fair value of the asset or asset group. Fair value is based on valuation techniques or third party appraisals. Significant estimates and judgments are applied in determining these cash flows and fair values.

(o)	Taxes

Income tax expense represents the sum of current tax expense and deferred tax expense.

Current tax

The current tax expense is based on taxable profit for the period and includes any adjustments to tax payable in respect of previous periods. Taxable profit differs from income before income taxes as reported in the combined income statement because it excludes (i) items of income or expense that are taxable or deductible in other periods and (ii) items that are never taxable or deductible. The Pillar’s liability for current tax is calculated using tax rates that have been enacted by the balance sheet date.

Deferred tax

Income taxes are accounted for using the asset and liability method. Deferred income tax assets and liabilities are based on temporary differences, which are differences between the accounting basis and the tax basis of the assets and liabilities, and non-capital loss, capital loss, and tax credits carryforwards are measured using the enacted tax rates and laws expected to apply when these differences reverse. Deferred tax benefits, including non-capital loss, capital loss, and tax credits carryforwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that enactment occurs. When realization of deferred income tax assets does not meet the more-likely-than-not criterion for recognition, a valuation allowance is provided.

Interest and penalties related to income taxes, including unrecognized tax benefits, are recorded in income tax expense in the income statement.

Euro Auctions Pillar	12

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued) (o) Taxes (continued)

Liabilities for uncertain tax positions are recorded based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Pillar regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Pillar continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable, and deferred taxes in the period in which the facts that give rise to a revision become known.

(p)	Defined contribution plans

The Pillar operates a defined contribution scheme for a specific director and employees. A defined contribution plan is a pension plan under which the Pillar pays fixed contributions to a third party provider. Once the contributions have been paid the Pillar has no further payment obligations. The contributions are recognized as an expense when they are due. Amounts not paid are show in accruals in the balance sheet.

(q)	Advertising costs

Advertising costs are expensed as incurred. Advertising expense is included in costs of services and selling, general and administrative (“SG&A”) expenses on the accompanying combined income statements.

(r)	Related party transactions

The Euro Auctions Pillar is not a statutory group, but rather is a collection of connected entities (operationally connected and with connected family ownership). These interim carve-out combined financial statements disclose transactions with related parties which are not wholly captured within the Euro Auctions Pillar. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the director, separate disclosure is necessary to understand the effect of the transactions on the interim carve-out combined financial statements.

Related party transactions are reflected in the interim carve-out combined financial statements at the amounts payable to and received from the counterparty with no adjustments made to fair value, if applicable.

(s)	New and amended accounting standards

a.	Effective January 1, 2020, the Pillar adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Pillar has adopted the loss rate methodology to estimate historical losses on trade receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Pillar’s adoption of ASC 326 did not result in a material change in the carrying values of the Pillar’s financial assets on the transition date.

b.	In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The update provides “optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued.” The amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Pillar’s use of LIBOR is applicable on short-term drawings on the committed revolving credit facilities in certain jurisdictions. The Pillar’s is transitioning from LIBOR to SONIA. If applicable, the Pillar will use the optional expedients available when reference rate changes occur.

Euro Auctions Pillar	13

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

2.	Significant accounting policies (continued)

(s) New and amended accounting standards (continued)

c.	Effective January 1, 2020, the Pillar adopted ASU 2018-15, Intangibles – Goodwill and Other Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract on a prospective basis. The update aligns the accounting for costs incurred to implement a cloud computing arrangement that is a service agreement with the guidance on capitalizing costs associated with developing or obtaining internal-use software. The adoption of ASU 2018-15 on January 1, 2020 using the prospective transition approach has not resulted in a material impact to the interim carve-out combined financial statements.

3.	Significant judgments, estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Future differences arising between actual results and the judgments, estimates and assumptions made by the Pillar at the reporting date, or future changes to estimates and assumptions, could necessitate adjustments to the underlying reported amounts of assets, liabilities, revenues and expenses in future reporting periods.

Judgments, estimates and underlying assumptions are evaluated on an ongoing basis by management and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances and such changes are reflected in the assumptions when they occur. Significant items subject to estimates include the determination of leases term and leases liabilities, fair value of intangible assets, deferred income taxes, and other contingencies.

4.	Revenues

The Pillar’s revenue is as follows:

	Nine months ended September 30,
	2021	2020
Service revenue:
Auction Commissions	$37,263	$38,261
Inventory sales revenue	103,763	108,468
	$141,026	$146,729

The Pillar’s geographic information as determined by its combined revenues are set out below:

	United
	Kingdom	United States	Europe	Other	Combined
Total revenue for the periodended:
September 30, 2021	$78,944	$28,854	$16,888	$16,340	$141,026
September 30, 2020	$76,657	$32,102	$24,422	$13,548	$146,729

Euro Auctions Pillar	14

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

5.	Operating expenses Costs of services

	Nine months ended September 30,
	2021	2020
Ancillary and logistical service expenses	$802	$790
Employee compensation expenses	2,795	2,838
Travel, advertising and promotion expenses	2,821	3,015
Other costs of services	1,267	1,527
	$7,685	$8,170

SG&A expenses

	Nine months ended September 30,
	2021	2020
Employee compensation expenses	$7,991	$6,817
Buildings, facilities and technology expenses	3,859	4,030
Professional fees	441	589
Travel, advertising and promotion expenses	12	52
Other SG&A expenses	477	402
	$12,780	$11,890

Included within employee compensation expenses are defined contribution plan payments of $79k (2020: $79k).

Total advertising costs incurred for the period ended September 30, 2021 was $1,500k (2020: $1,753k).

Euro Auctions Pillar	15

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

5.	Operating expenses (continued)

Depreciation and amortization expenses

	Nine months ended September 30,
	2021	2020
Depreciation expense	$634	$446
Amortization expense	112	105
	$746	$551

6.	Other income / (expense), net

Other income primarily includes movements on the fair value of derivative financial instruments.

	Nine months ended, September 30,
	2021	2020
Gain/ (Loss) on the movement in fair value of derivative financial instruments	$3,070	$(11,524)
Interest income	5	-
Other income	581	419
	$3,656	$(11,105)

7.	Income taxes

At the end of each interim period, the Pillar estimates the effective tax rate expected to be applicable for the full fiscal period. The estimate reflects, among other items, management’s best estimate of operating results. It does not include the estimated impact of foreign exchange rates or unusual and/or infrequent items, which may cause significant variations in the customary relationship between income tax expense and income before income taxes.

For the nine months ended September 30, 2021, income tax expense was $7,508k, compared to an income tax expense of $4,688k for the same period in 2020. The effective tax rate was 21% for the nine months ended September 30, 2021 (September 30, 2020: 25%).

Euro Auctions Pillar	16

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

8.	Supplemental cash flow information

	Nine months ended September, 30
	2021	2020
Trade and other receivables	$(12,450)	$(15,406)
Inventory	(8,263)	29,789
Auction proceeds payable	38,273	39,168
Trade and other payables	(5,517)	(4,864)
Other current liabilities	(7,718)	(15)
Income taxes receivable / (payable)	948	(634)
Net changes in operating assets and liabilities	$5,273	$48,038

Net capital spending, which consists of property, plant and equipment and intangible asset additions excluding those acquired through business combinations, net of proceeds on disposition of property, plant and equipment, was Nil for the period ended September 30, 2021.

	Nine months ended September, 30
	2021	2020
Interest paid	$5	$-
Interest received	376	521
Net income taxes paid	6,879	5,479

Operating lease payments	2,038	1,795

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$102,608	$82,591
Restricted cash	366	246
Cash, cash equivalents, and restricted cash	$102,974	$82,837

Euro Auctions Pillar	17

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the interim carve-out combined financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement or disclosure:

●	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at measurement date;

●	Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: Unobservable inputs for the asset or liability.

		September 30, 2021	December 31, 2020
	Category	Fair value	Fair value
Measured at fair value: Derivative financial instruments
Foreign exchange contracts assets	Level 3	$5,793	$4,295
Foreign exchange contracts liabilities	Level 3	$1,494	3,393

		September 30, 2021		December 31, 2020
				Carrying
		Carrying	Fair value
	Category	amount		amount	Fair value
Fair values disclosed:
Cash and cash equivalents	Level 1	$102,608	$102,608	$82,591	$82,591
Restricted cash	Level 1	366	366	246	246
Short-term debt	Level 2	30,183	30,183	54,969	54,969

The carrying value of the Pillar’s cash and cash equivalents, restricted cash, trade and other receivables, advances against auction contracts, auction proceeds payable, trade and other payables, and short-term debt approximate their fair values due to their short terms to maturity.

Derivative financial instruments-forward contracts and options

The Pillar enters into derivative financial instruments to manage risks relating to our ongoing business operations. The primary risk managed with derivative instruments is foreign exchange risk. The Pillar uses foreign currency contracts to reduce the risk that our cash flows and earnings will be adversely affected by foreign currency exchange rate fluctuations. The Pillar also enters into derivative instruments to partially offset our exposure to other risks and enhance investment returns.

Euro Auctions Pillar	18

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

9.	Fair value measurement (continued)

Derivative financial instruments-forward contracts and options (continued)

The Pillar recognizes derivative instruments as either assets or liabilities in the combined balance sheet at fair value and classify the derivatives primarily within the Level 3 hierarchy. The Pillar presents derivative financial instruments at gross fair values.

Derivative financial instruments assets are disclosed at fair value within “other current assets (note 12) in the combined statement of financial position. Derivative financial instruments liabilities are disclosed at fair value in either “Trade and other payables” (note 16) or “Other non-current liabilities” (note 18) depending on the settlement date of the contract.

The Pillar does not designate their derivative instruments as hedging instruments. These derivative instruments consist primarily of foreign currency forward contracts that we use to hedge monetary assets or liabilities denominated in currencies other than the functional currency. Gains and losses on these contracts, as well as the related costs, are recognized in other income (expense), net, along with the foreign currency gains and losses on monetary assets and liabilities.

The fair value measurement of these derivatives resulted in a gain of $3,070k being recorded in other income (2020: loss of $11,524k) (see note 6).

The group has entered into a number of foreign currency derivative contracts during the period.

As at 30 September 2021 the group has the following derivative contracts in place:

Buys	GBP	Sells	EUR	£91.4m
Buys	GBP	Sells	USD	£11.8m
Buys	RBL	Sells	EUR	£2.2m
Buys	RBL	Sells	EUR	£3.4m
Buys	TRY	Sells	EUR	£3.6m
Buys	YEN	Sells	ZAR	£0.7m
Buys	ZAR	Sells	YEN	£0.7m

As at 31 December 2020 the group has the following derivative contracts in place:

Buys	BRL	Sells	EUR	£0.8m
Buys	MXN	Sells	EUR	£1.0m
Buys	RUB	Sells	EUR	£2.8m
Buys	TRY	Sells	EUR	£7.8m
Buys	GBP	Sells	EUR	£109.2m
Buys	GBP	Sells	USD	£4.8m
Buys	ZAR	Sells	JPY	£6.4m
Buys	TRY	Sells	JPY	£0.8m
Buys	RUB	Sells	JPY	£0.7m
Buys	ZAR	Sells	USD	£0.8m
Buys	ZAR	Sells	EUR	£0.5m

Euro Auctions Pillar	19

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

10.	Trade and other receivables

	September 30, 2021	December 31, 2020
Trade receivables	$24,380	$12,947
	1,684	1,182
	$26,064	$14,129

Trade receivables are generally secured by the equipment that they relate to as it is Pillar policy that equipment is not released until payment has been collected. Other receivables are unsecured and non-interest bearing. The expected credit loss provision at September 30, 2021 was $607k (December 31, 2020 $613k)

11.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value.

	September 30, 2021	December 31, 2020
Machinery for resale	$38,637	$31,030
	$38,637	$31,030

During the period ended September 30, 2020, the Pillar recorded an inventory write-down of Nil.

12.	Other current assets

	September 30, 2021	December 31, 2020
Deriva tive financial instruments (see note 9)	$5,793	$4,295
Other tax and social security	8,816	4,688
	$14,609	$8,983

Euro Auctions Pillar	20

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

13.	Property, plant and equipment

		Accumulated
As at September 30, 2021	Cost	depreciation	Net book value
Land	$3,000	-	3,000
Motor Vehicles	1,384	646	738
Plant and machinery	4,114	792	3,322
Office equipment	1,494	837	657
Software	696	26	670
Leasehold improvements	2,271	382	1,889
	$12,959	$2,683	$10,276

		Accumulated
As at December 31, 2020	Cost	depreciation	Net book value
Land	$3,000	-	3,000
Motor Vehicles	1,385	676	709
Plant and machinery	4,807	1,119	3,688
Office equipment	1,358	680	678
Software	696	-	696
Leasehold improvements	2,197	375	1,822
	$13,443	$2,850	$10,593

During the period ended September 30, 2021 no interest was capitalized (Period ended December 31, 2020 Nil).

Depreciation of $634k was recorded in respect of property, plant and equipment during the period (2020: $446k).

14.	Other non-current assets

	September 30, 2021	December 31, 2020
Right-of-use assets-operating leases	$13,235	$14,070
	$13,235	$14,070

Euro Auctions Pillar	21

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

15.	Intangible assets

		Accumulated
As at September 30, 2021	Cost	amortization	Net book value
Trade names and trademarks	$1,710	$573	$1,137
Customer relationships	218	108	110
	$1,928	$681	$1,247

		Accumulated
As at December 31, 2020	Cost	amortization	Net book value
Trade names and trademarks	$1,710	$477	$1,233
Customer relationships	218	87	131
	$1,928	$564	$1,364

During the period the Pillar incurred amortization charge of $95k for Trade names and trademarks, and $17k for customer relationships, see note 5.

During the period ended September 31, 2021, the weighted average amortization period for all classes of intangible assets was 10 periods.

16.	Trade and other payables

	September 30, 2021	December 31, 2020
Trade payables	$2,812	$5,097
Accrued liabilities and other payables	2,906	4,033
Social security and sales taxes payable	182	124
Derivative financial instruments (see note 9)	1,022	2,494
Operating leases liabilities	532	774
	$7,454	$12,522

17.	Debt

		December 31,
	September 30, 2021	2020
Short-term debt-overdraft facilities	$30,183	$54,969

Short-term debt

Short-term debt is comprised of drawings in different currencies on the Pillar’s committed revolving credit facilities and has a weighted average interest rate of 2.75%.

Euro Auctions Pillar	22

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

18.	Other non-current liabilities

	September 30, 2021	December 31, 2020
Operating leases liability	$13,859	$14,070
Derivative financial instruments (see note 9)	472	899
Other	1,771	1,771
	$16,102	$16,740

19.	Leases

The Pillar's breakdown of leases expense is as follows:

	Nine months ended September 30,
	2021		2020
Operating lease cost	$		$
Amortization of leased assets		831		794
Interest on leases liabilities		407		427

Short-term lease cost		1,145		1,031
		$2,383		$2,252

The lease expenditure charged to earnings during the periodended September 30, 2021 was $2,383k (2020: $2,252k).

Short-term lease costs

The Pillar uses in its business a number of properties owned by related parties where no formal lease agreement is in place. The Pillar pays for the use of this property. No adjustments have been made in these interim carve-out combined financial statements to reflect the fair value of these expenses. These informal arrangements relate to 6 properties, and the total amount payable for the periodended September 30, 2021 was $1,145k (2020 $1,031k). In these specific arrangements there is no explicit or implied enforceable period.

The arrangements can be terminated by either party (lessor or lessee) at any time, and in terminating the lease arrangement there are no significant penalties incurred by either party to the arrangement, either contractually or economically. In these instances the enforceable term is considered to be less than 12 months, and the costs associated with these arrangements are accounted for as “short- term” lease costs.

Operating leases

The Pillar has three operating commercial leases in force for auction sites and offices located in North America, the Middle East and Australia .

The North American property lease term terminates on 1 December 2023. The annual base rent is $80k which is payable in advance on 30 November each period. The Pillar is required to pay an additional rental cost of $1k for every million dollars of total auction sales in excess of certain agreed thresholds. The additional rent payments are excluded from the measurement of the “Right of Use” (“ROU”)” asset and lease liability, instead these payments are recorded in profit or loss as they occur. In computing the roll asset and leases liability a discount rate of 0.79% was applied.

The Australian property lease term terminates on 1 January 2023. Monthly rental payments on the property are AUD$22,500 with 3.5% annual increases in advance. In computing the ROU asset and lease liability a discount rate of 0.76% was applied.

The Pillar has entered in a lease agreement with JAFZA (Dubai) for the lease of land for a period of 20 periods. The lease term does not contain restrictions on the Pillar’s activities. The interest rate for discounting the lease liability is 4% which is based on the estimate of international borrowing costs.

Euro Auctions Pillar	23

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

19.	Leases (continued)

There are no residual value guarantees provided by the Pillar in any of its leasing arrangements. There are no restrictions or covenants imposed by the Pillar’s leasing arrangements.

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

Remainder of 2021	464
2022	1,308
2023	1,069
2024	991
2025	991
Thereafter	14,178
Total future minimum leases payments	$19,001
less: imputed interest	4,610
Total operating leases liability	$14,391
less: operating leases liability - current	532
Total operating leases liability - non-current	$13,859

At September 30, 2021, the weighted average remaining lease term for operating leases is 6 periods and the weighted average discount rate is 3.97%.

20.	Commitments Commitments for expenditures

The Pillar had no committed expenditure as at September 30, 2021.

21.	Contingencies Legal and other claims

The Pillar is subject to legal and other claims that arise in the ordinary course of its business. Management does not believe that the results of these claims will have a material effect on the Pillar’s Combined balance sheet or Combined income statement.

Guarantee contracts

In the normal course of business, the Pillar will in certain situations guarantee to a consignor a minimum level of proceeds in connection with the sale at auction of that consignor’s equipment.

Euro Auctions Pillar	24

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

22.	Related party transactions

The Euro Auctions Pillar is not a statutory group, but rather is a collection of connected entities (operationally connected and with connected family ownership). The combined balance sheet reflects those assets and liabilities that represent the historical financial position of the Pillar.

The Euro Auctions Pillar’s related parties are summarized and defined as follows:

Significant influence

Companies which are deemed to be related parties owing to them being controlled by brothers of Mr Derek Keys.

These following are deemed to be entities with significant influence:

●	Equipment Sales Pillar: the business controlled by Mr Lynden Keys whose principal activity is the sale of plant and machinery and the development and sale of land and property.

●	Equipment & Plant Services Pillar: the business controlled by Mr Trevor Keys whose principal activity is the sale of equipment and plant to the agricultural and construction industries.

●	Other: Brian Keys and Jonathan Keys are also deemed to be related parties as they are brothers of Mr Derek Keys.

●	Included in the Pillar are Director emoluments paid to Mr Derek Keys in the period amounting to $50k.

The following transactions were conducted with related entities by virtue of significant influence:

	Nine months ended 30 September
	2021	2020
Auction Services Revenue
- Equipment & Pla nt Services Pillar*	$791	658
- Equipment Sa les Pillar*	$799	1,402

	September 30, 2021	December 31, 2020
Amounts (owed to)/from
- Equipment & Plant Services Pillar**	$(3,257)	(170)
- Equipment Sales Pillar**	$(3,145)	(89)

*These balances are recorded in “service revenue” in the combined income statement

**These balances are recorded in "Amounts owed to related parties" in the combined balance sheet

Euro Auctions Pillar	25

Notes to the Interim Carve-out Combined financial Statements

(Tabular amounts expressed in thousands of United States dollars, except where noted)

22.	Related party transactions (continued)

Common control

Balances owed by companies outside of the Euro Auctions Pillar under common control of Derek Keys.

	September 30, 2021	December 31, 2020
Tamar Selby (UK) Limited***	$-	$135
Barford Equipment Ltd***	-	778
Old Coach House Properties Limited***	-	449
Grant Equipment LLC***	-	8
Euro Auctions LLC***	-	991
Turvey Manor Limited***	-	1,003
Gardrum Holdings Ltd** / ***	(5,476)	133
Euroauctions – Immobilien**	-	10
EA UK No2 Ltd** / ***	(2,275)	-

***These balances are recorded in "Amounts owed by related parties" in the interim carve-out combined financial statements.

23.	Subsequent events

There are no events subsequent which require disclosure or adjustment in these financial statements.

Subsequent events have been evaluated from the period ended, September 30, 2021 to November 8, 2021. The financial statements were issued on November 8, 2021.

Euro Auctions Pillar	26

Summary Unaudited Pro Forma Condensed Combined Financial Information and Other Data

The following summary unaudited pro forma condensed combined financial information and other data of the Company are presented to illustrate the pro forma effects of the Pro Forma Adjustments (as defined in “Unaudited Pro Forma Condensed Combined Financial Information”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheet of Ritchie Bros. and the historical carve-out combined balance sheets of the Acquired Businesses as of September 30, 2021, giving effect to the Acquisition and Financing as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2021 and 2020, the twelve months ended September 30, 2021, and the year ended December 31, 2020, combines the historical condensed consolidated income statements of Ritchie Bros. and the historical carve-out combined income statements of the Acquired Businesses for the respective periods giving effect to the Acquisition and Financing as if they had occurred on January 1, 2020, the first day of our 2020 fiscal year. The unaudited pro forma condensed combined income statement for the twelve months ended September 30, 2021 is mathematically derived from the unaudited pro forma condensed combined income statement for the year ended December 31, 2020, plus the unaudited pro forma condensed combined income statement for the nine months ended September 30, 2021, and less the unaudited pro forma condensed combined income statement for the nine months ended September 30, 2020, each of which is included elsewhere in this offering circular. The unaudited pro forma financial information assumed the following as it relates to the notes offered hereby: (i) an interest rate of 5.00% per annum and a principal amount of $600 million for the USD notes and (ii) an interest rate of 5.00% per annum and a principal amount of C$425 million for the Canadian notes. If the pro forma financial information assumed an interest rate on the notes offered hereby of 5.125% per annum for the USD notes and 5.125% per annum for the Canadian notes, then interest expense, on a pro forma basis for the twelve months ended September 30, 2021, the nine months ended September 30, 2021, the year ended December 31, 2020 and the nine months ended September 30, 2020, would have been $53.5 million, $40.3 million, $52.2 million and $39.0 million, respectively, net income would have been $146.4 million, $100.8 million, $106.5 million and $61.0 million, respectively, and tax expense would have been $49.3 million, $35.1 million, $45.2 million and $31.0 million, respectively.

The summary unaudited pro forma condensed combined financial information and other data set forth below give effect to the Pro Forma Adjustments (as defined in “Unaudited Pro Forma Condensed Combined Financial Information”) as well as, in the case of pro forma non-GAAP adjusted EBITDA, certain other adjustments as described below. The Acquisition will be treated as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, “Business Combinations” (“ASC 805”).

The summary unaudited pro forma condensed combined financial information and other data should be read in conjunction with the information included under the headings “—Summary Historical Consolidated Financial and Other Data of Ritchie Bros.,” “The Transactions,” “Unaudited Pro Forma Condensed Combined Financial Information,” the historical consolidated financial statements of Ritchie Bros. and related notes, which are incorporated by reference into this offering circular, and the historical carve-out combined financial statements of the Acquired Businesses and related notes, which are included elsewhere in this offering circular.

The following information, including the pro forma non-GAAP adjusted EBITDA, does not give effect to any estimated synergies, cost savings and other benefits that may be related to the Transactions. These synergies, cost savings and other benefits are inherently uncertain and subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Even if we are able to integrate the operations of Ritchie Bros. and the Target Companies, we may not realize the full benefits that we anticipate. If we achieve the expected benefits, they may not be achieved within the anticipated time frame. Also, the synergies and other benefits from the Transactions may be offset by costs incurred in integrating Ritchie Bros. and the Target Companies, increases in other expenses, operating losses or problems in the business unrelated to the Transactions. As a result, there can be no assurance that such synergies or other benefits will be achieved on a timely basis or at all or in currently expected amounts.

	Pro Forma Year Ended December 31, 2020	Pro Forma Nine Months Ended September 30, 2020	Pro Forma Nine Months Ended September 30, 2021	Pro Forma Twelve Months Ended September 30, 2021
	(in thousands, except ratios)
Unaudited Pro Forma Combined Income Statements Data
Total revenue	$1,658,370	$1,216,038	$1,248,035	$1,690,367
Cost of services	167,156	126,196	115,792	156,752
Cost of inventory sold	661,564	482,950	474,707	653,321

Selling, general and administrative expenses	435,512	323,258	351,190	463,444
Acquisition-related costs	45,751	39,737	16,226	22,240
Depreciation and amortization expenses	109,852	81,394	93,189	121,647
Gain on disposition of property, plant and equipment	(1,573)	(1,536)	(1,346)	(1,383)
Foreign exchange (gain) loss	1,310	(1)	289	1,600
Operating income	238,798	164,040	197,988	272,746

Interest expense	(89,394)	(67,089)	(67,966)	(90,271)
Other income (expense), net	3,443	(4,142)	6,748	14,333
Income before income taxes	152,847	92,809	136,770	196,808

Income tax expense	45,446	31,191	35,323	49,578

Net income	$107,401	$61,618	$101,447	$147,230

Balance Sheet Data
Cash and cash equivalents				$431,321
Total assets				$3,795,100
Secured debt				$361,283
Unsecured debt				$1,414,291
Total debt				$1,775,574
Total liabilities				$2,763,604
Stockholders' equity				$1,031,080

Other Financial and Operating Data
Pro forma non-GAAP adjusted EBITDA (1)	$419,945	$299,206	$329,027	$449,766
Pro forma gross leverage (2)				3.9	x
Pro forma net leverage (2)				3.0	x
Pro forma net secured leverage (2)				(0.2	)x

(1)	Pro forma non-GAAP adjusted EBITDA is derived from financial information contained elsewhere in this offering circular. See “— Summary Historical Consolidated Financial and Other Data of Ritchie Bros.,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the historical carve-out combined financial statements of the Acquired Businesses and related notes. Pro forma non-GAAP adjusted EBITDA represents pro forma EBITDA adjusted to add back share-based payments expense, acquisition-related costs, gain or loss on disposition of property, plant and equipment and excluding the effects of any non-recurring or unusual adjusting items. Pro forma EBITDA is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from pro forma net income. Pro forma EBITDA and pro forma non-GAAP adjusted EBITDA are calculated by giving pro forma effect to the Pro Forma Adjustments as if they had occurred at the beginning of the applicable period. Pro forma EBITDA and pro forma non-GAAP adjusted EBITDA are not the mathematical addition of Ritchie Bros.’ and the Acquired Businesses’ EBITDA and non-GAAP adjusted EBITDA, respectively. See “Non-GAAP Financial Measures” for a discussion of the reasons why management believes pro forma non-GAAP adjusted EBITDA is useful in evaluating our business and also for a discussion of the analytical limitations of these measures.

2

The following table provides a reconciliation of pro forma EBITDA and pro forma non-GAAP adjusted EBITDA to pro forma net income:

	Pro Forma Year Ended December 31, 2020	Pro Forma Nine Months Ended September 30, 2020	Pro Forma Nine Months Ended September 30, 2021	Pro Forma Twelve Months Ended September 30, 2021
	(in thousands)
Pro forma net income	$107,401	$61,618	$101,447	$147,230
Depreciation and amortization	109,852	81,394	93,189	121,647
Interest income	89,394	67,089	67,966	90,271
Interest expense	(2,599)	(1,889)	(1,306)	(2,016)
Income tax expense	45,446	31,191	35,323	49,578
Pro forma EBITDA	349,494	239,403	296,619	406,710
Share-based payments expense	22,354	17,683	17,528	22,199
Acquisition-related costs	45,751	39,737	16,226	22,240
Gain on disposition of property, plant and equipment	(1,573)	(1,536)	(1,346)	(1,383)
Severance	3,919	3,919	-	-
Pro forma non-GAAP adjusted EBITDA	419,945	299,206	329,027	449,766

(2)	Pro forma gross leverage is calculated by dividing total pro forma debt by pro forma non-GAAP adjusted EBTIDA. Pro forma net leverage is calculated by dividing pro forma net debt by pro forma non-GAAP adjusted EBITDA. Pro forma net secured leverage is calculated by dividing pro forma net secured debt by pro forma non-GAAP adjusted EBITDA. We believe that these measures provide useful information about the performance of our operations as an indication of the amount of time it would take us to settle both our short and long-term debt.

The following table provides a reconciliation of pro forma gross leverage, pro forma net leverage and pro forma net secured leverage as of September 30, 2021 and a reconciliation of pro forma non-GAAP adjusted EBITDA to pro forma net income for the twelve months ended September 30, 2021:

(in thousands, except ratios)	Pro Forma as at and for the Twelve Months Ended September 30, 2021
Short-term debt	$18,481
Long-term debt	1,757,093
Pro forma total debt	1,775,574
Less: Cash and cash equivalents	(431,321)
Pro forma net debt	1,344,253
Less: net unsecured debt:	(1,414,291)
Pro forma net secured debt	(70,038)
Pro forma net income	$147,230
Add: depreciation and amortization expenses	121,647
Add: interest expense	90,271
Less: interest income	(2,016)
Add: income tax expense	49,578
Pro forma EBITDA	406,710
Share-based payments expense	22,199
Acquisition-related costs	22,240
Gain on disposition of property, plant and equipment	(1,383)
Severance	—
Pro forma non-GAAP adjusted EBITDA	$449,766
Pro forma gross leverage	3.9	x
Pro forma net leverage	3.0	x
Pro forma net secured leverage	(0.2	)x

3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of Ritchie Bros. is presented to illustrate the pro forma effects of the following transactions: (i) the Acquisition, (ii) this offering of the notes and (iii) borrowings under the Delayed-Draw Term Loans. We refer to the offering of these notes and the borrowings under the Delayed-Draw Term Loans collectively as the “Financing”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheet of Ritchie Bros. and the historical interim carve-out combined balance sheets of the Acquired Businesses as of September 30, 2021, giving effect to the Acquisition and Financing as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2021 and 2020, the twelve months ended September 30, 2021, and the year ended December 31, 2020, combine the historical condensed consolidated income statements of Ritchie Bros. and the historical carve-out combined income statements of the Acquired Businesses for the respective periods giving effect to the Acquisition and Financing as if they had occurred on January 1, 2020, the first day of our 2020 fiscal year. The unaudited pro forma condensed combined income statement for the twelve months ended September 30, 2021 is mathematically derived from the unaudited pro forma condensed combined income statement for the year ended December 31, 2020, plus the unaudited pro forma condensed combined income statement for the nine months ended September 30, 2021, less the unaudited pro forma condensed combined income statement for the nine months ended September 30, 2020.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined balance sheet and income statements.

The unaudited pro forma condensed combined financial information set forth below gives effect to transaction accounting adjustments to: (i) eliminate intragroup balances and transactions; (ii) record consideration paid, assets acquired, and liabilities assumed through the Acquisition at their fair values; (iii) reflect amortization of fair value adjustments for intangible assets; (iv) reflect changes in management compensation as a result of the Acquisition; (v) reflect acquisition-related costs incurred in connection with the Acquisition; and (vi) reflect the Financing and related costs (collectively, the “Pro Forma Adjustments”).

The acquisition of the Acquired Businesses will be treated as a business combination using the acquisition method of accounting under the provisions of ASC 805, which requires the Company to recognize the Acquired Businesses’ identifiable assets acquired and liabilities assumed at fair value, recognize consideration transferred in the acquisition at fair value and recognize goodwill, if any, as the excess of consideration transferred over the net of the acquisition date fair value of identifiable assets acquired and liabilities assumed. The purchase consideration will be allocated to the assets and liabilities acquired based upon their estimated fair values as of the date of completion of the Acquisition. As a result, the pro forma adjustments are preliminary and subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purposes of providing the unaudited pro forma condensed combined financial information. The fair values of identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary valuations and estimates by management as of September 30, 2021. Adjustments to these preliminary estimates are expected to occur and these adjustments could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial condition would have been had the Acquisition and Financing described above actually occurred on the dates indicated, and it does not purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not reflect management adjustments for any cost savings or associated costs to achieve such savings from operating efficiencies or synergies that may result from the Acquisition. In addition, this unaudited pro forma condensed combined financial information does not include the impacts of any future integration or restructuring activities that may occur as a result of the Acquisition, since management has not completed the process of making these assessments. The unaudited pro forma condensed combined financial information includes adjustments that are preliminary and may be revised, and there can be no assurance that such revisions will not result in material changes to the information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the information included under the headings “Summary — Summary Historical Consolidated Financial and Other Data of Ritchie Bros.,” “The Transactions” and the historical carve-out combined financial statements of the Acquired Businesses including related notes, each of which is included elsewhere in this offering circular, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ritchie Bros.” and the historical consolidated financial statements of Ritchie Bros. included in Ritchie Bros.’ SEC filings incorporated by reference into this offering circular.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2021

(in thousands of U.S. dollars)

	Historical				Pro Forma Transaction Accounting Adjustments
	Ritchie Bros. Auctioneers Incorporated (As reported)	Euro Auctions Pillar	Equipment & Plant Services Pillar	Equipment Sales Pillar	Intragroup Elimination Adjustments	Acquisition		Financing & Other		Ritchie Bros. Auctioneers Incorporated Pro Forma
		(Note 1)	(Note 1)	(Note 1)	(Note 4A)	(Note 5)		(Note 5)
Assets
Current assets:
Cash and cash equivalents	$362,612	$102,608	$4,840	$5,494	$—	$(1,168,530	)(A)	$1,124,297	(J)	$431,321
Restricted cash	105,742	366	—	—	—	—		—		106,108
Trade and other receivables	253,715	26,064	58	501	—	—		—		280,338
Less: allowance for credit losses	(4,138)	(607)	—	—	—	—		—		(4,745)
Amounts owed by related parties	—	—	16,043	16,502	(6,402)	(26,143	)(G)	—		—
Inventory	64,201	38,637	3,412	3,139	—	674	(B)	—		110,063
Other current assets	31,796	14,609	—	205	—	—		—		46,610
Income taxes receivable	11,484	—	—	—	—	—		—		11,484
Total current assets	825,412	181,677	24,353	25,841	(6,402)	(1,193,999)		1,124,297		981,179

Property, plant and equipment	466,162	10,276	—	96	—	(1,771	)(C)	—		474,763
Other non-current assets	149,819	13,235	—	—	—	(12,717	)(C)	(896	)(K)	149,441
Intangible assets	285,148	1,247	—	—	—	280,867	(D)	—		567,262
Goodwill	837,708	—	—	—	—	763,771	(E)	—		1,601,479
Deferred tax assets	12,100	—	—	—	—	8,876	(F)	—		20,976
Total assets	$2,576,349	$206,435	$24,353	$25,937	$(6,402)	$(154,973)		$1,123,401		$3,795,100

Liabilities and Equity
Current liabilities:
Auction proceeds payable	$428,555	$39,735	$—	$—	$—	$—		$—		$468,290
Amounts owed to related parties	—	14,153	—	13	(6,402)	(7,764	)(G)	—		—
Trade and other payables	228,939	7,454	226	993	—	—		—		237,612
Income taxes payable	5,033	7,917	541	1,114	—	—		—		14,605
Short term debt	18,481	30,183	184	—	—	(30,367	)(G)	—		18,481
Current portion of long-term debt	1,172	—	—	—	—	—		10,250	(K)	11,422
Total current liabilities	682,180	99,442	951	2,120	(6,402)	(38,131)		10,250		750,410

Long-term debt	632,520	—	—	—	—	—		1,113,151	(K)	1,745,671
Other non-current liabilities	153,560	16,102	—	—	—	(15,630	)(C)	—		154,032
Deferred tax liabilities	45,732	629	—	—	—	67,130	(F)	—		113,491
Total liabilities	$1,513,992	$116,173	$951	$2,120	$(6,402)	$13,369		$1,123,401		$2,763,604

Stockholders’ equity
Share capital:
Common stock	219,609	—	—	—	—	—		—		219,609
Additional paid-in capital	57,595	—	—	—	—	—		—		57,595
Retained earnings	836,759	—	—	—	—	(30,861	)(I)	—		805,898
Net Parent Investment	—	89,652	23,066	23,409	—	(136,127	)(H)	—		—
Accumulated other comprehensive income	(52,022)	610	336	408	—	(1,354	)(H)	—		(52,022)
Stockholders’ equity	1,061,941	90,262	23,402	23,817	—	(168,342)		—		1,031,080
Non-controlling interest	416	—	—	—	—	—		—		416
Total stockholder's equity	1,062,357	90,262	23,402	23,817	—	(168,342)		—		1,031,496
Total liabilities and equity	$2,576,349	$206,435	$24,353	$25,937	$(6,402)	$(154,973)		$1,123,401		$3,795,100

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Income Statement

for the Twelve Months Ended September 30, 2021

(in thousands of U.S. dollars, except for per share amounts)

	Historical				Pro Forma Transaction Accounting Adjustments
	Ritchie Bros. Auctioneers Incorporated	Euro Auctions Pillar	Equipment & Plant Services Pillar	Equipment Sales Pillar	Intragroup Elimination Adjustments	Acquisition		Financing & Other		Ritchie Bros. Auctioneers Incorporated Pro Forma
		(Note 1)	(Note 1)	(Note 1)	(Note 4B)	(Note 6)		(Note 6)
Revenue:
Service revenue	$904,626	$53,931	$—	$—	$(2,259)	$—		$—		$956,298
Inventory sales revenue	536,385	131,335	29,991	36,358	—	—		—		734,069
Total revenue	1,441,011	185,266	29,991	36,358	(2,259)	—		—		1,690,367

Operating expenses:
Cost of services	147,377	9,375	—	—	—	—		—		156,752
Cost of inventory sold	482,084	114,970	25,866	32,660	(2,259)	—		—		653,321
Selling, general and administrative expenses	444,795	16,029	903	945	—	772	(B)	—		463,444
Acquisition-related costs	22,240	—	—	—	—	—		—		22,240
Depreciation and amortization expenses	84,247	1,119	—	19	—	36,262	(D)	—		121,647
Gain on disposition of property, plant and equipment	(1,334)	(14)	—	(35)	—	—		—		(1,383)
Foreign exchange loss (gain)	1,070	1,164	(172)	(462)	—	—		—		1,600
Total operating expenses	1,180,479	142,643	26,597	33,127	(2,259)	37,034		—		1,417,621
Operating income (loss)	260,532	42,623	3,394	3,231	—	(37,034)		—		272,746

Interest expense	(35,387)	(506)	—	(12)	—	—		(54,366	)(F)	(90,271)
Other income (expense), net	4,382	9,732	224	(5)	—	—		—		14,333
Income (loss) before income taxes	229,527	51,849	3,618	3,214	—	(37,034)		(54,366)		196,808

Income tax expense (benefit)	59,330	9,833	688	610	—	(6,903	)(E)	(13,980	)(E)	49,578
Net income (loss)	$170,197	$42,016	$2,930	$2,604	$—	$(30,131)		$(40,386)		$147,230

Net income (loss) attributable to:
Stockholders	$170,129	$42,016	$2,930	$2,604	$—	$(30,131)		$(40,386)		$147,162
Non-controlling interests	68	—	—	—	—	—		—		68
Net income (loss)	$170,197	$42,016	$2,930	$2,604	$—	$(30,131)		$(40,386)		$147,230

Earnings per share attributable to stockholders:
Basic	$1.54									$1.33
Diluted	$1.52									$1.32

Weighted average number of shares outstanding:
Basic	110,401,318									110,401,318
Diluted	111,583,519									111,583,519

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Income Statement

for the Nine Months Ended September 30, 2021

(in thousands of U.S. dollars, except for per share amounts)

	Historical				Pro Forma Transaction Accounting Adjustments
	Ritchie Bros. Auctioneers Incorporated (As reported)	Euro Auctions Pillar	Equipment & Plant Services Pillar	Equipment Sales Pillar	Intragroup Elimination Adjustments	Acquisition		Financing & Other		Ritchie Bros. Auctioneers Incorporated Pro Forma
		(Note 1)	(Note 1)	(Note 1)	(Note 4B)	(Note 6)		(Note 6)
Revenue:
Service revenue	$672,971	$37,263	$—	$—	$(1,590)	$—		$—		$708,644
Inventory sales revenue	384,627	103,763	23,156	27,845	—	—		—		539,391
Total revenue	1,057,598	141,026	23,156	27,845	(1,590)	—		—		1,248,035

Operating expenses:
Cost of services	108,107	7,685	—	—	—	—		—		115,792
Cost of inventory sold	344,763	86,359	19,936	25,239	(1,590)	—		—		474,707
Selling, general and administrative expenses	336,475	12,780	623	675	—	637	(B)	—		351,190
Acquisition-related costs	16,226	—	—	—	—	—		—		16,226
Depreciation and amortization expenses	64,912	746	—	11	—	27,520	(D)	—		93,189
Gain on disposition of property, plant and equipment	(1,311)	—	—	(35)	—	—		—		(1,346)
Foreign exchange loss (gain)	788	173	(157)	(515)	—	—		—		289
Total operating expenses	869,960	107,743	20,402	25,375	(1,590)	28,157		—		1,050,047
Operating income (loss)	187,638	33,283	2,754	2,470	—	(28,157)		—		197,988

Interest expense	(26,620)	(376)	—	(10)	—	—		(40,960	)(F)	(67,966)
Other income (expense), net	2,800	3,656	162	130	—	—		—		6,748
Income (loss) before income taxes	163,818	36,563	2,916	2,590	—	(28,157)		(40,960)		136,770

Income tax expense (benefit)	42,541	7,508	554	492	—	(5,239	)(E)	(10,533	)(E)	35,323
Net income (loss)	$121,277	$29,055	$2,362	$2,098	$—	$(22,918)		$(30,427)		$101,447

Net income (loss) attributable to:
Stockholders	$121,273	$29,055	$2,362	$2,098	$—	$(22,918)		$(30,427)		$101,443
Non-controlling interests	4	—	—	—	—	—		—		4
Net income (loss)	$121,277	$29,055	$2,362	$2,098	$—	$(22,918)		$(30,427)		$101,447

Earnings per share attributable to stockholders:
Basic	$1.10									$0.92
Diluted	$1.09									$0.91

Weighted average number of shares outstanding:
Basic	110,233,851									110,233,851
Diluted	111,333,247									111,333,247

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Income Statement

for the Year Ended December 31, 2020

(in thousands of U.S. dollars, except for per share amounts)

	Historical				Pro Forma Transaction Accounting Adjustments
	Ritchie Bros. Auctioneers Incorporated (As reported)	Euro Auctions Pillar	Equipment & Plant Services Pillar	Equipment Sales Pillar	Intragroup Elimination Adjustments	Acquisition		Financing & Other		Ritchie Bros. Auctioneers Incorporated Pro Forma
		(Note 1)	(Note 1)	(Note 1)	(Note 4B)	(Note 6)		(Note 6)
Revenue:
Service revenue	$871,596	$54,929	$—	$—	$(2,729)	$—		$—		$923,796
Inventory sales revenue	505,664	136,040	32,790	60,080	—	—		—		734,574
Total revenue	1,377,260	190,969	32,790	60,080	(2,729)	—		—		1,658,370

Operating expenses:
Cost of services	157,296	9,860	—	—	—	—		—		167,156
Cost of inventory sold	458,293	125,023	28,249	52,054	(2,729)	674	(A)	—		661,564
Selling, general and administrative expenses	417,523	15,139	927	1,389	—	534	(B)	—		435,512
Acquisition-related costs	6,014	—	—	—	—	39,737	(C)	—		45,751
Depreciation and amortization expenses	74,921	924	—	13	—	33,994	(D)	—		109,852
Gain on disposition of property, plant and equipment	(1,559)	(14)	—	—	—	—		—		(1,573)
Foreign exchange loss (gain)	1,612	—	(161)	(141)	—	—		—		1,310
Total operating expenses	1,114,100	150,932	29,015	53,315	(2,729)	74,939		—		1,419,572
Operating income (loss)	263,160	40,037	3,775	6,765	—	(74,939)		—		238,798

Interest expense	(35,568)	(651)	—	(175)	—	—		(53,000	)(F)	(89,394)
Other income (expense), net	8,296	(5,029)	176	—	—	—		—		3,443
Income (loss) before income taxes	235,888	34,357	3,951	6,590	—	(74,939)		(53,000)		152,847

Income tax expense (benefit)	65,530	7,013	751	1,252	—	(15,475	)(E)	(13,625	)(E)	45,446
Net income (loss)	$170,358	$27,344	$3,200	$5,338	$—	$(59,464)		$(39,375)		$107,401

Net income (loss) attributable to:
Stockholders	$170,095	$27,344	$3,200	$5,338	$—	$(59,464)		$(39,375)		$107,138
Non-controlling interests	263	—	—	—	—	—		—		263
Net income (loss)	$170,358	$27,344	$3,200	$5,338	$—	$(59,464)		$(39,375)		$107,401

Earnings per share attributable to stockholders:
Basic	$1.56									$0.98
Diluted	$1.54									$0.97

Weighted average number of shares outstanding:
Basic	109,054,493									109,054,493
Diluted	110,310,984									110,310,984

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Income Statement

for the Nine Months Ended September 30, 2020

(in thousands of U.S. dollars, except for per share amounts)

	Historical				Pro Forma Transaction Accounting Adjustments
	Ritchie Bros. Auctioneers Incorporated (As reported)	Euro Auctions Pillar	Equipment & Plant Services Pillar	Equipment Sales Pillar	Intragroup Elimination Adjustments	Acquisition		Financing & Other		Ritchie Bros. Auctioneers Incorporated Pro Forma
		(Note 1)	(Note 1)	(Note 1)	(Note 4B)	(Note 6)		(Note 6)
Revenue:
Service revenue	$639,941	$38,261	$—	$—	$(2,060)	$—		$—		$676,142
Inventory sale revenue	353,906	108,468	25,955	51,567	—	—		—		539,896
Total revenue	993,847	146,729	25,955	51,567	(2,060)	—		—		1,216,038

Operating expenses:
Cost of services	118,026	8,170	—	—	—	—		—		126,196
Cost of inventory sold	320,972	96,412	22,319	44,633	(2,060)	674	(A)	—		482,950
Selling, general and administrative expenses	309,203	11,890	647	1,119	—	399	(B)	—		323,258
Acquisition-related costs	—	—	—	—	—	39,737	(C)	—		39,737
Depreciation and amortization expenses	55,586	551	—	5	—	25,252	(D)	—		81,394
Gain on disposition of property, plant and equipment	(1,536)	—	—	—	—	—		—		(1,536)
Foreign exchange loss (gain)	1,330	(991)	(146)	(194)	—	—		—		(1)
Total operating expenses	803,581	116,032	22,820	45,563	(2,060)	66,062		—		1,051,998
Operating income (loss)	190,266	30,697	3,135	6,004	—	(66,062)		—		164,040

Interest expense	(26,801)	(521)	—	(173)	—	—		(39,594	)(F)	(67,089)
Other income (expense), net	6,714	(11,105)	114	135	—	—		—		(4,142)
Income (loss) before income taxes	170,179	19,071	3,249	5,966	—	(66,062)		(39,594)		92,809

Income tax expense (benefit)	48,741	4,688	617	1,134	—	(13,811	)(E)	(10,178	)(E)	31,191
Net income (loss)	$121,438	$14,383	$2,632	$4,832	$—	$(52,251)		$(29,416)		$61,618

Net income (loss) attributable to:
Stockholders	$121,239	$14,383	$2,632	$4,832	$—	$(52,251)		$(29,416)		$61,419
Non-controlling interests	199	—	—	—	—	—		—		199
Net income (loss)	$121,438	$14,383	$2,632	$4,832	$—	$(52,251)		$(29,416)		$61,618

Earnings per share attributable to stockholders:
Basic	$1.11									$0.56
Diluted	$1.10									$0.56

Weighted average number of shares outstanding:
Basic	108,887,026									108,887,026
Diluted	110,060,712									110,060,712

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Preparation

The unaudited pro forma condensed combined financial information has been prepared using information derived from, and should be read in conjunction with, Ritchie Bros.’ audited consolidated income statement for the fiscal year ended December 31, 2020, unaudited consolidated balance sheet as of September 30, 2021 and unaudited consolidated income statements for the nine months ended September 30, 2021 and 2020, which are prepared in accordance with U.S. GAAP and incorporated by reference into this offering circular.

The Acquired Businesses includes businesses owned individually by three related parties, each of whom (individually or through wholly owned entities) is a party to the SPA. Accordingly, there are three separate reporting entities, corresponding to the business owned by each of the related parties, and collectively referred to as the Acquired Businesses:

•	Euro Auctions Pillar, which represents the business controlled by Derek Keys;

•	Equipment & Plant Services Pillar, which represents the business owned by Trevor Keys and Jolene Keys; and

•	Equipment Sales Pillar, which represents the business controlled by Lynden Keys and Wendy Keys.

The Euro Auctions Pillar reflects the carved out combined activities of the companies detailed below:

•	Euro Auctions Limited (NI663696)

•	Euro Auctions (UK) Limited (NI663692)

•	Euro Auctions GmbH (HRB13567)

•	Yoder & Frey Auctioneers LLC (12075006)

•	Euro Auctions Pty Ltd (ABN33154193576)

•	Euro Auctions Plant S.L. (M728536)

•	Euro Auctions UK No.2 Limited (Spanish branch) (NI041778)

•	Euro Auctions UK No.2 Limited (Australian branch) (NI041778)

•	William Keys & Sons Holdings Limited (NI663694)

•	William Keys & Sons LLC (13004156)

•	William Keys & Sons Limited (NI663693); and

•	Euro Auctions FZE (252526)

The Equipment & Plant Service Pillar, reflects the carved out combined activities of the companies detailed below:

•	Equipment & Plant Services No.1 Limited (NI046558);

•	Equipment & Plant Services Holdings Limited (NI666356); and

•	Equipment & Plant Services Limited (NI666354)

The Equipment Sales Pillar, reflects the carved out combined activities of the companies detailed below:

•	Equipment Sales Limited (NI668774)

•	Equipment Sales No.2 Limited (NI666146); and

•	Equipment Sales No.3 Limited (NI042032)

The unaudited pro forma condensed combined financial information has been prepared using information derived from, and should be read in conjunction with, the audited carve-out combined income statements for the fiscal year ended December 31, 2020, unaudited interim carve-out combined balance sheets as of September 30, 2021 and unaudited interim carve-out combined income statements for the nine months ended September 30, 2021 and 2020, of the Euro Auctions Pillar, the Equipment & Plant Services Pillar and the Equipment Sales Pillar, which are each prepared in accordance with U.S. GAAP and included elsewhere in this offering circular.

The historical financial information has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Acquisition and Financing and (b) factually supportable. The pro forma adjustments related to the Acquisition and Financing are preliminary and based on estimates including purchase consideration, acquisition-related costs, debt issuance costs related to the Financing, fair values of the assets acquired and liabilities assumed, useful lives of any acquired intangible assets, and the associated tax impacts. The pro forma financial information has been prepared to illustrate the estimated effects of the Acquisition and Financing. The final determination of the allocation of purchase consideration will be based on the final purchase consideration and the fair values of assets acquired and liabilities assumed as of the date the Acquisition closes and could result in material changes to the unaudited pro forma condensed combined financial information, including goodwill.

The pro forma financial information has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. The final allocation of the purchase consideration to the assets acquired and liabilities assumed is subject to change as additional information becomes available and as additional analysis is performed. The final determination of fair values of the assets acquired and liabilities assumed could result in material changes to the unaudited pro forma condensed combined financial information.

In preparation of the unaudited pro forma condensed combined financial information, Ritchie Bros. performed a preliminary review of the Acquired Businesses’ accounting policies to identify significant differences from the accounting policies used to prepare Ritchie Bros.’ historical financial statements. Based on the procedures performed to date, the accounting policies of the Acquired Businesses are similar in all material respects to those of Ritchie Bros. After the Acquisition is completed, Ritchie Bros. will conduct an additional review of the Acquired Businesses’ accounting policies to determine if differences in accounting policies require adjustment or reclassification of the Acquired Businesses’ results of operations, assets or liabilities to conform to Ritchie Bros.’ accounting policies and classifications. As a result of that review, Ritchie Bros. may identify differences between the accounting policies that, when conformed, could have a material impact on its future consolidated financial statements.

The unaudited pro forma condensed combined financial information is preliminary, provided for illustrative purposes only and does not purport to represent what the actual consolidated income statement or consolidated balance sheet would have been had the Acquisition and Financing occurred on the dates assumed, and are not indicative of the combined future consolidated results of operations or financial position. The actual results reported in periods following the Acquisition and Financing may differ significantly from those reflected in these unaudited pro forma condensed combined financial information presented herein. Differences may arise as a result of, but not limited to, changes in the assumptions used and actual costs incurred, execution of other contractual agreements as required by the SPA, and any cost savings from operating efficiencies, synergies, integration or restructuring activities that may arise in conjunction with the Acquisition and Financing.

Currency amounts are reported in thousands of the respective currency unit, except per share amounts.

Note 2. Calculation of Estimated Purchase Consideration

Purchase consideration for the Acquisition has been estimated based on the British pounds sterling (“GBP”) transaction price in the SPA and translated at a rate of approximately 0.7419 GBP per U.S. dollar as of September 30, 2021.

	Purchase Consideration	Purchase Consideration
	GBP	USD
Base purchase price	£775,000	$1,044,615
Adjustments pursuant to SPA(1)	48,970	66,006
Costs paid on behalf of vendors	4,588	6,184
Total estimated purchase consideration	£828,558	$1,116,805

(1) Adjustments to the base purchase price are based on net cash (debt) and excess working capital adjustments measured as of April 30, 2021 pursuant to the SPA.

The estimated purchase consideration reflected in this unaudited pro forma condensed combined financial information does not purport to represent what the actual purchase consideration will be and the actual purchase consideration may differ materially from the estimated purchase consideration primarily due to differences in the GBP and U.S. dollar exchange rate between September 30, 2021 and the closing date. A 10% increase (decrease) in the exchange rate of GBP to U.S. dollars would decrease (increase) the total estimated purchase consideration by approximately $102,000 ($124,000).

Note 3: Preliminary Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated purchase consideration to the preliminary fair values of the identifiable tangible and intangible assets acquired and liabilities assumed of the Acquired Businesses based on the Acquired Businesses’ September 30, 2021 balance sheets, with the excess recorded as goodwill:

Provisional Purchase Price and Purchase Price Allocation for the Acquired Businesses

Assets acquired:
Cash and cash equivalents	$100,954
Restricted cash	366
Trade and other receivables	26,623
Less: allowance for credit losses	(607)
Inventory	45,862
Other current assets	14,814
Property, plant and equipment	8,601
Other non-current assets	518
Intangible assets	282,114
Total assets acquired	$479,245

Liabilities assumed:
Auction proceeds payable	$39,735
Trade and other payables	8,673
Income taxes payable	9,572
Other non-current liabilities	472
Deferred tax liabilities	67,759
Total liabilities assumed	126,211
Net assets acquired, excluding goodwill (a)	353,034
Total estimated purchase consideration (b)	1,116,805
Estimated goodwill (b-a)	$763,771

The following describes the valuation methods used to determine the estimated fair values of the Acquired Businesses’ significant assets acquired and liabilities assumed:

Intangible Assets: Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information include trade names and trademarks, the technology platform, customer relationships, and noncompete agreements with the vendors, each of which are considered definite-lived intangible assets. Intangible assets are valued on a disaggregated basis using the following methods:

•	Trade names and trademarks. The fair value of the Euro Auctions trade name was assessed using the relief from royalty valuation technique under an income valuation approach. This technique estimates values based on the present value of license costs that are avoided by ownership of the asset. Significant assumptions included in the fair value assessment of trade names and trademarks include the royalty rate, which was determined by comparable transactions and the perceived strength of the brands in the market.

•	Internally developed software. The fair value of the Acquired Businesses’ internally developed software was assessed using the relief from royalty valuation technique under an income valuation approach. This technique estimates values based on the present value of license costs that are avoided by ownership of the asset. A significant assumption included in the fair value assessment of the technology platform includes the royalty rate, which was determined by comparable technology transactions.

•	Customer relationships. The fair value of the customer and seller relationships was valued using the excess earnings valuation technique under an income valuation approach. This technique estimates the cash flows of the asset after applying adjustments to operating expenses and then deducts contributory asset charges.

•	Noncompete agreement. The fair value of the noncompete agreement was valued using the with and without valuation technique under an income valuation approach. This approach estimates the cash flows of the Acquired Businesses inclusive of the noncompete agreement to the hypothetical value of the same business excluding the agreement adjusted for the effective probability that the covenanter would compete, and compete successfully.

Other significant assumptions made in estimating the preliminary valuations include estimated annual net cash flows for each intangible asset (including revenues, operating expenses, market participant synergies, net working capital requirements, and capital expenditures), the expected life of each intangible asset and the appropriate discount rates, tax rates and foreign currency exchange rates for the applicable jurisdictions. The determination of fair values requires significant judgment and the fair values are sensitive to changes to the underlying inputs and assumptions.

Deferred Tax Liabilities: Adjustments to record deferred taxes relate to taxable and deductible temporary differences that arise from a difference between the tax basis and the recognized value of assets acquired and liabilities assumed in the acquisition. The deferred tax liabilities represent the deferred tax impact associated with the incremental differences in the book and the tax basis created from the Acquisition and Financing.

Goodwill: Goodwill is calculated as the difference between the assumed acquisition date fair value of the consideration transferred and the fair values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but is tested for impairment at least annually, or more frequently if indicators of potential impairment exist.

Note 4. Pro forma intragroup adjustments and elimination entries

(A)	Reflects the elimination of intragroup balances reported as amounts owed to related parties in the financial statements of the Euro Auctions Pillar against balances reported as amounts owed by related parties by the other reporting entities in the Acquired Businesses as of September 30, 2021, as follows:

Equipment & Plant Services Pillar	$3,257
Equipment Sales Pillar	3,145
$6,402

(B)	Reflects the elimination of intragroup transactions between the Euro Auction Pillar, the Equipment Sales Pillar and the Equipment & Plant Services Pillar.

Commissions earned by the Euro Auctions Pillar from:	Twelve Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
Equipment & Plant Services Pillar	$1,147	$791	$1,014	$658
Equipment Sales Pillar	1,112	799	1,715	1,402
	$2,259	$1,590	$2,729	$2,060

Note 5. Pro forma transaction accounting adjustments to the unaudited pro forma condensed combined pro forma balance sheet

(A)	Reflects cash paid for the Acquisition of $1,116,805 as described in Note 2; payment of acquisition-related costs subsequent to September 30, 2021 in the amount of $39,737; repayment of the Acquired Businesses’ short-term debt of $30,367 as required by the SPA; and net proceeds from the settlement of the Acquired Businesses’ related party balances of $18,379 as required by the SPA.

(B)	Reflects the fair value adjustment to acquired inventory.

(C)	Reflects the removal of the carrying values of the right-of-use asset, lease liability and leasehold improvements of an auction facility that will not be assumed or utilized by the Company upon acquisition. Pursuant to the SPA, the Acquired Businesses are required to enter into long-term leases on properties currently leased on a short-term basis from related parties. No adjustment has been made for the resulting right of use asset and lease liability expected to arise on acquisition as lease terms have not been agreed upon.

(D)	Reflects the estimated fair value adjustment to the Acquired Businesses’ identified intangible assets, determined in GBP and translated to USD using the September 30, 2021 exchange rate of approximately 0.7419 GBP per USD. The following table shows a preliminary estimate of the fair value of those intangible assets and their related average estimated useful lives:

	Estimated Useful Life (in Years)	Preliminary Estimated Fair Value
Trade name/trademarks	7	$86,265
Technology platforms	4	14,153
Customer and seller relationships	10	173,878
Noncompete agreement	3	7,818
Total Intangible assets		282,114
Less: Acquired Businesses’ historical intangible assets		(1,247)
Net adjustment		$280,867

No adjustment has been made to reflect the surrender of an auction license in Dubai at the time of the acquisition as it had no carrying value in the historical balance sheet of the Acquired Businesses.

(E)	Reflects the preliminary estimate of goodwill recognized as a result of the Acquisition, which represents the amount by which the estimated purchase consideration exceeds the estimated fair values of the Acquired Businesses’ assets acquired and liabilities assumed. (Refer to Note 3 above.)

(F)	Reflects an increase in deferred tax assets and liabilities as a result of pro forma transaction accounting adjustments, tax-effected at the applicable statutory rates.

(G)	Reflects the repayment of the Acquired Businesses’ short term debt and settlement of the Acquired Businesses’ related party balances prior to the completion of the Acquisition as required by the SPA.

(H)	Reflects the elimination of the Acquired Businesses’ historical net parent investment balances.

(I)	Reflects adjustment to retained earnings to record estimated acquisition costs of $39,737 expected to be incurred subsequent to September 30, 2021, net of a deferred tax benefit of $8,876.

(J)	Reflects aggregate proceeds from the Financing of $1,140,174 as described in Note 5(K) and estimate cash payments of $15,877 for debt issuance costs expected to be incurred and paid subsequent to September 30, 2021 in respect of the Financing of the Acquisition.

(K)	Reflects the following adjustments:

•	Reclassification of $896 of deferred financing costs from non-current assets to long-term debt upon completion of the Financing of the Acquisition.

•	Capitalization of $15,877 of incremental debt issuance costs to long-term debt related to the Financing.

•	Borrowings of $1,123,401, net of total debt issuance costs of $16,773, of which $10,250 is classified as a current portion of long-term debt and $1,113,151 is reflected as long-term debt.

	Proceeds Source Currency		Proceeds USD
USD notes (assumed rate of interest of [5.00%], due •, 2031)		$600,000	$600,000
Canadian notes (assumed rate of interest of [5.00%], due •, 2029)	C$	425,000	335,174
Delayed-Draw Term Loan (assumed rate of interest of variable rate of 2.67%, based on an adjusted SONIA at September 30, 2021 plus an applicable margin expected to apply as a result of the Financing)		£152,090	205,000
Total proceeds from Financing			$1,140,174

The Delayed Draw Term Loan is subject to mandatory principal repayments of 5% per year commencing the earlier of when the total available balance has been drawn or the third quarter of 2022.

The interest rate on amounts outstanding on the Company’s existing Revolving Facilities, including the Delayed Draw Term Loan, is based in part on the leverage ratio of Ritchie Bros. As a result of the Financing, the interest rate on the Revolving Facilities is expected to increase by 0.75% due to the impact of the notes offered herein on the calculated leverage ratio, which increase has been included above in respect of the Delayed Draw Term Loan.

Note 6. Pro forma transaction accounting adjustments to the unaudited pro forma condensed combined income statements

(A)	Reflects the incremental cost of sales as a result on the fair value adjustment to inventory, assuming the Acquisition occurred on January 1, 2020.

(B)	Reflects the net increase to management compensation to recognize the minimum annual compensation to be provided to the shareholder, sole director and principal executive of the Euro Auctions Pillar pursuant to the terms of a service agreement signed in conjunction with the SPA, such compensation to be in the form of salary and share-based awards granted under Ritchie Bros.’ long-term incentive plans. These awards are subject to estimation and may differ from amounts reported. No adjustment has been made for employment agreements to be entered into prior to close with respect to other shareholders or principal executives expected to be employed by the Company as the terms of the compensation agreements are not yet agreed upon or finalized.

(C)	Reflects an adjustment to acquisition-related costs expected to be incurred subsequent to September 30, 2021, which have been presented as if they were incurred on the assumed acquisition date of January 1, 2020.

(D)	Reflects the elimination of historical amortization expense related to the Acquired Businesses’ existing intangible assets and additional amortization of acquired intangible assets based on the preliminary estimated fair values and useful lives. For estimated intangible asset fair values and the associated useful lives, see Note 5(D).

	Twelve Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
Amortization expense of acquired intangible assets at fair value	$36,409	$27,632	$34,134	$25,357
Elimination of historical amortization expense	(147)	(112)	(140)	(105)
Net pro forma adjustment	$36,262	$27,520	$33,994	$25,252

(E)	Reflects the estimated tax effects at the estimated applicable statutory rates and assumes no valuation allowance is required as a result of future deductible amounts. No adjustments have been made with respect to any future restructuring that may be undertaken in conjunction with the completion of the Transactions. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities including integration, organizational restructuring, intercompany financing arrangements, repatriation decisions, cash needs, and the geographical mix of income.

(F)	Interest expense reflects the interest associated with the borrowings described in Notes 5(K).

The table below depicts the related adjustment to interest expense for the periods presented as if the above transactions occurred on January 1, 2020:

	Twelve Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
Cash interest expense of the Financing:
The USD notes	$30,000	$22,500	$30,000	$22,500
The Canadian notes	16,814	12,738	15,856	11,780
Delayed-Draw Term loan	5,552	4,214	5,205	3,867
Total Cash interest expense of the Financing	52,366	39,452	51,061	38,147
Amortization of deferred financing fees on the Financing:
Total Amortization of deferred financing fees on the Financing	2,000	1,508	1,939	1,447
Total interest expense on the Financing and pro forma increase to interest expense	$54,366	$40,960	$53,000	$39,594

The pro forma adjustments assume debt issuance costs associated with the Financing are being amortized to interest expense using the straight-line method over the term of the respective facility or notes.

A 0.125% increase or decrease in the interest rate of borrowings under the Delayed Draw Facility, which utilize a floating rate, and the assumed interest rates under the notes, which assume fixed rates of interest as shown above, would impact interest expense in the unaudited pro forma condensed combined income statements for each period as follows:

	Twelve Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
Change in interest expense assuming:
Increase of 0.125%	$1,429	$1,078	$1,390	$1,039
Decrease of 0.125%	(1,429)	(1,078)	(1,390)	(1,039)

Risk Factors

If our ability, or the ability of our third party service partners, cloud computing platform providers or third party data center hosting facilities, to safeguard the reliability, integrity and confidentiality of our and their information technology systems is compromised, and unauthorized access is obtained to our systems or customers’, suppliers’, counterparties’ and employees’ confidential information, or authorized access is blocked or disabled, we may incur significant harm, legal exposure or a negative financial impact. Such risks could be exacerbated after the consummation of the Acquisition.

We rely on information technology (“IT”) resources to manage and operate our business, including maintaining proprietary databases containing sensitive and confidential information about our customers, suppliers, counterparties and employees (which may include personal information and credit information) and utilizing approved third-party technology providers to support the management and operation of IT systems and infrastructure. As the malicious tools and techniques used to breach, obtain unauthorized access to, impair or sabotage IT systems and devices and the data processed or stored thereby, and infrastructure become more sophisticated and change frequently, the risk of a security event increases as we may not be able to anticipate these malicious tools and techniques or to implement adequate preventative and protective measures. Unauthorized parties have in the past, and may also in the future, attempt to gain access to our and our providers’ primary and backup systems or facilities through various means, including hacking into IT systems or facilities, fraud, trickery or other means of deceiving our and their employees or contractors. Employee error, malfeasance, or other errors or negligence in the storage, use, or transmission of our data could also result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal and confidential information we store, there is a risk that these policies may not be effective in all cases. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. A party that is able to circumvent security measures could misappropriate our or our customers’ confidential information, cause interruption to our operations, or damage our computing infrastructure, networks and stored data.

In addition, our limited control over our customers may affect the perception of the security and integrity of our IT systems and create financial or legal exposure. For example, our customers may accidentally disclose their passwords, use insecure passwords, or store them on a device that is lost or stolen, providing bad actors with access to a customer’s account and the possible means to redirect customer payments. Further, users on our platforms could have vulnerabilities on their own devices that are entirely unrelated to our systems and platforms but could mistakenly attribute their own vulnerabilities to us. Under credit card payment rules and our contracts with credit card processors, if there is a breach of payment card information used to process transactions, we could be liable to the payment card issuing banks for their cost of issuing new cards and related expenses. We may also be held liable for certain fraudulent credit card transactions and other payment disputes with customers. If we were unable to accept payment cards, our results of operations would be materially and adversely affected.

As many other companies around the globe experience on a daily basis, we are often targets of cyber attacks which we thwart and learn from. Late in the fourth quarter of 2021, we detected a security event where a third party gained unauthorized access to portions of our IT systems (the “Incident”). Upon detection, we immediately took steps to shut down access to the affected systems. The swift action of our Tech department ensured no disruption to our services and to date we believe there was no apparent customer data breach.

We took steps to reinforce our security practices, enhance our security monitoring and controls, and review and fortify our data storage. We also promptly launched an investigation with the assistance of a leading cybersecurity forensics firm and notified appropriate law enforcement. Although the investigation is ongoing, there is evidence that the unauthorized third party deployed malware to portions of our IT systems and misappropriated a number of unspecified files from our internal network.

Again, the Incident has not caused any interruption in our ability to serve our customers and business partners. We are working to identify the source and scope of the Incident. If we determine personal or confidential information of our customers, suppliers and counterparties was affected, we will notify the applicable parties as appropriate.

Although we implement and maintain information security measures to mitigate our risks with respect to this and other IT-related security incidents, there can be no assurance that these measures, will ensure that our operations are not disrupted, that we will be immune from these security risks, that we will prevent an attack from occurring in the future, or that our internal controls, for instance relating to user access management, will perform as intended to prevent unauthorized access to our systems and data. Any breach of our IT systems may have a material adverse impact on our business, the assessment of the performance of our internal control environment, results of operations, reputation, stock price and our ability to access capital markets, and may also be deemed to contribute to a material weakness in internal controls over financial reporting.

Security events, such as the Incident, hacking or other malicious or surreptitious activity (or the perception that such activities have occurred), could damage our reputation, cause a loss of confidence in the security of our services and thereby a loss of customers, and expose us to a risk of loss, governmental investigations and enforcement actions or litigation and possible liability for damages. We may be required to make significant expenditures and divert management attention to monitor, detect and prevent security events, to remediate known or potential security vulnerabilities, or to alleviate problems caused by any security events. In addition, a breach of our network, may result in the loss of valuable business data, the misappropriation of our valuable intellectual property or trade secret information, misappropriation of our customers’ or employees’ personal information, service delays, key personnel being unable to perform duties or communicate throughout the organization, loss of sales, significant costs for data restoration and other adverse impacts on our business. Further, such a breach may require notification to governmental agencies, individuals or other third parties pursuant to various privacy and security laws.

Ransomware attacks are becoming increasingly prevalent and severe, and can lead to significant interruptions in our operations, loss of data and income, reputational loss, and diversion of funds. The costs of mitigating cybersecurity risks are significant and are likely to increase in the future. Our third-party service providers may be vulnerable to interruption or loss of valuable business data and information of our customers and employees (among others). Data stored by our third party providers might be improperly accessed due to a variety of events beyond our control, including, but not limited to, employee error or negligence, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. Additionally, if any of our third-party technology providers violate applicable laws or our contracts or policies, such violations may also put our customers’ information at risk and could in turn have a material and adverse effect on our business. These issues are likely to become costlier as we expand. Our insurance policies may not be adequate to reimburse us for losses caused by security breaches, and we may not be able to fully collect, if at all, under these insurance policies. Such risks could be exacerbated after the consummation of the Acquisition. There can be no assurance that future cyberattacks will not be material or significant.

We believe that the laws and regulations being proposed and adopted in the United States, Canada, Australia, the European Union and in other jurisdictions will be increasingly restrictive in the field of data privacy and protection which will in turn result in an increase in regulatory burdens for us to address to continue meeting our customers’ expectations, in particular in relation to the sharing of personal information with third parties, commercial electronic messages (such as email, SMS or other mobile chat applications), and the tracking of online activities for advertising. As our capacity to process large volumes of data increases, customer sentiment towards increased transparency and control and further interpretive guidance from regulatory agencies, may require us to change our operations and practices in a manner adverse to our business. In this uncertain and shifting regulatory and trust climate, even the perception that the privacy and security of personal information are not satisfactorily addressed or do not meet regulatory requirements could result in adverse publicity and reputation loss. Such risks could be exacerbated after the consummation of the Acquisition.